Exhibit 2.1

Execution Copy

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of the 1st day of August, 2003, by and among (i) Sheridan Acquisition Corp., a Delaware corporation (the “Buyer”), (ii) The Sheridan Group, Inc., a Maryland corporation (the “Company”), and (iii) the shareholders, optionholders and warrantholders of the Company listed on Schedule 1 hereto (the “Sellers”). Unless otherwise set forth herein, capitalized terms used herein shall have the meanings assigned to such terms in Section 9.

WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of the Company and all of the outstanding Options and Warrants to purchase capital stock of the Company;

WHEREAS, immediately prior to the Closing, all outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock (each as defined in Section 3.3(a)) shall be converted into shares of Class A Common Stock (as defined in Section 3.3(a)), pursuant to and in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation (the “Preferred Stock Conversion”);

WHEREAS, immediately prior to the Closing, each of the Optionholders shall exercise his or her Options and own shares of Class A Common Stock;

WHEREAS, immediately after the Preferred Stock Conversion and before the Closing, each of the Warrantholders shall exercise its Warrants and own shares of Class A Common Stock, pursuant to and in accordance with the provisions of such Warrantholder’s Warrant Agreement;

WHEREAS, each Seller identified as an “Exchanging Seller” on Schedule 9.1 hereto (each such Seller, an “Exchanging Seller”) desires to exchange the number of his, her or its shares of Class A Common Stock (the “Exchange Shares”) having an aggregate Per Share Purchase Price equal to such Exchanging Seller’s Rollover Amount (as set forth opposite such Exchanging Seller’s name on Schedule 9.1 hereto) for shares of the capital stock of TSG Holdings Corp., a Delaware corporation and the sole stockholder of the Buyer (“Holdco”), pursuant to and in accordance with the Securities Purchase and Exchange Agreement between the Exchanging Sellers and Holdco, substantially in the form attached hereto as Exhibit A (the “Exchange Agreement”), and immediately following such exchange Holdco will contribute all of the Exchange Shares to the Buyer;

WHEREAS, the Sellers desire to sell all of the issued and outstanding shares of Class A Common Stock of the Company other than the Exchange Shares (such shares, the “Purchase

Shares”, and together with the Exchange Shares, the “Shares”), to the Buyer, and the Buyer desires to purchase all of the Purchase Shares from the Sellers, upon the terms and subject to the conditions contained in this Agreement;

WHEREAS, as a result of the foregoing Preferred Stock Conversion and exercise of Options and Warrants, all of the outstanding Purchase Shares when acquired by the Buyer hereunder, and all of the outstanding Exchange Shares when contributed to Holdco pursuant to the Exchange Agreement, shall be shares of Class A Common Stock;

WHEREAS, at the time of the Closing, the Shares will be the only issued or outstanding shares of capital stock of the Company and at such time there will not be any outstanding securities convertible into or exchangeable for shares of such capital stock, or any exercisable options, warrants or other rights to purchase or acquire such capital stock or securities; and

WHEREAS, as a result of the purchase of the Purchase Shares and the contribution by Holdco of the Exchange Shares contemplated hereby, the Buyer will own 100% of the issued and outstanding capital stock of the Company;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and the Sellers agree as follows:

1.                                       SALE AND PURCHASE OF SHARES.

1.1.                              Agreement to Sell; Purchase Price.

(a)                                  Subject to the terms and conditions set forth in this Agreement, each of the Sellers agrees to sell to the Buyer free and clear of Liens (as defined in Section 3.3(b)), and the Buyer agrees to purchase from such Seller, at the Closing (as defined in Section 2.1), the Purchase Shares owned by such Seller, or, in the case of the Preferred Stock, Options and Warrants, to be owned by such Seller upon the conversion thereof or the exercise thereof pursuant to Section 10.5, as the case may be, as set forth opposite such Seller’s name on Schedule 1 hereto, for the consideration set forth in paragraph (b) below.  The aggregate purchase price (the “Purchase Price”) for the Shares shall be an amount equal to (i) $142,000,000, plus (ii) the Net Cash Amount as of the Closing, less (iii) the sum of (A) the aggregate amount of all Assumed Indebtedness (as defined in Section 2.2(c)) outstanding as of the Closing plus (B) the aggregate amount required to be paid to satisfy and discharge in full the Refinance Indebtedness (as defined in Section 2.2(c)), less (iv) the Transaction Expenses, less (v) the Non-Compete Liabilities, as adjusted in accordance with Section 1.2.  Subject to Section 1.1(b) below, the Purchase Price shall be paid at Closing by the Buyer’s payment of an amount equal to the Purchase Price plus or minus the adjustments set forth in Sections 1.2(a) and (b) below (the “Initial Payment”).  The Purchase Price shall be subject to further adjustment in accordance with Sections 1.2(c) - 1.2(e).

(b)                                 At the Closing:

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(i)                                     $5,000,000 of the Initial Payment (the “Indemnity Escrowed Funds”) will be placed in escrow with an escrow agent (the “Escrow Agent”) mutually acceptable to the Buyer and the Seller Representatives (as defined in Section 15) pursuant to an escrow agreement in the form of Exhibit B hereto or in a form otherwise mutually acceptable to the Buyer and the Seller Representatives (the “Escrow Agreement”);

(ii)                                  $200,000 of the Initial Payment (the “Adjustment Escrowed Funds”, and together with the Indemnity Escrowed Funds, the “Escrowed Funds”) will be placed in escrow with the Escrow Agent pursuant to the Escrow Agreement;

(iii)                               subject to the proviso below, the Buyer shall distribute to each Non-Escrowing Seller an amount equal to such Non-Escrowing Seller’s Pro Rata Share of the Initial Payment by wire transfer of immediately available funds to the account or accounts designated in writing by each Non-Escrowing Seller to the Seller Representatives, such designation to take place at least five business days prior to the Closing Date; provided, however, that the amount of the Initial Payment to be paid by the Buyer to each Non-Escrowing Seller pursuant to this Section 1.1(b)(iii) shall be reduced by (A) the aggregate exercise price payable by such Non-Escrowing Seller at Closing upon the exercise of such Non-Escrowing Seller’s Options and Warrants (if any) (each such amount, a “Non-Escrowing Seller Exercise Price Amount”), together with all federal and state income and other Taxes required to be withheld in connection with such exercise, (B) the aggregate amount owed by such Non-Escrowing Seller to the Company (each such amount, a “Non-Escrowing Seller Note Amount”) under the promissory note(s) (if any) issued by such Non-Escrowing Seller in favor of the Company or any of its Subsidiaries, as more fully described on Schedule 1.1(b) hereto (each such note, a “Non-Escrowing Stockholder Note”), and (C) in the case of each Non-Escrowing Seller that is also an Exchanging Seller, such Non-Escrowing Seller’s Rollover Amount, and each such Non-Escrowing Seller referred to in the foregoing clauses (A) through (C) hereby authorizes and directs the Buyer to make (and hereby waives and releases all rights to) such deductions from the Pro Rata Share of the Initial Payment otherwise payable to such Non-Escrowing Seller hereunder (it being understood and agreed that the aggregate amount of all such deductions referred to in the foregoing clauses (A) and (B) shall be deemed for purposes hereof to have been paid by the Buyer to the Company);

(iv)                              subject to the proviso below, the Buyer shall distribute to each Escrowing Seller an amount (each such amount, a “Cash Payment Amount”) equal to the difference between (A) such Escrowing Seller’s Pro Rata Share of the Initial Payment and (B) such Escrowing Seller’s Adjusted Pro Rata Share of the Escrowed Funds by wire transfer of immediately available funds to the account or accounts designated in writing by each Escrowing Seller to the Seller Representatives, such designation to take place at least five business days prior to the Closing Date; provided, however, that the amount of each Escrowing Seller’s Cash Payment Amount to be paid by the Buyer to such Escrowing Seller pursuant to this Section 1.1(b)(iv) shall be reduced by (1) the aggregate exercise price payable by such Escrowing Seller at Closing upon the exercise of such Escrowing Seller’s Options and Warrants (if any) (each such amount, an “Escrowing Seller Exercise Price Amount”), together with all federal and state income and other Taxes required to be

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withheld in connection with such exercise, (2) the aggregate amount owed by such Escrowing Seller to the Company (each such amount, an “Escrowing Seller Note Amount”) under the promissory note(s) (if any) issued by such Seller in favor of the Company or any of its Subsidiaries, as more fully described on Schedule 1.1(b) hereto (each such note, an “Escrowing Stockholder Note”), and (3) in the case of each Escrowing Seller that is also an Exchanging Seller, such Escrowing Seller’s Rollover Amount, and each such Escrowing Seller referred to in the foregoing clauses (1) through (3) hereby authorizes and directs the Buyer to make (and hereby waives and releases all rights to) such deductions from the Cash Payment Amount otherwise payable to such Escrowing Seller hereunder (it being understood and agreed that the aggregate amount of all such deductions referred to in the foregoing clauses (1) and (2) shall be deemed for purposes hereof to have been paid by the Buyer to the Company).

1.2.                              Adjustment to Purchase Price.

(a)                                  At the Closing, in order to calculate the Initial Payment, the Purchase Price shall be subject to adjustment based on the estimated Tangible Net Worth of the Company and its Subsidiaries as of 7:00 a.m., Eastern Standard time, on the Closing Date (the “Closing Time”) immediately prior to giving effect to the Closing (the “Estimated Closing Date Tangible Net Worth”). A written statement setting forth the Sellers’ good faith calculation of the Estimated Closing Date Tangible Net Worth shall be provided by the Seller Representatives to the Buyer no later than the close of business of the third business day preceding the Closing Date.

(b)                                 If the Estimated Closing Date Tangible Net Worth is less than the Target Tangible Net Worth, the Purchase Price shall be reduced by an amount equal to such deficiency.  If the Estimated Closing Date Tangible Net Worth is greater than the Target Tangible Net Worth, the Purchase Price shall be increased by such excess.  The adjustment made pursuant to this paragraph (b) is referred to herein as the “Initial Adjustment”, and shall be subject to subsequent adjustment as provided in paragraphs (c), (d) and (e) below.

(c)                                  Within ninety (90) days after the Closing Date, the Buyer shall prepare, at the Buyer’s expense, and deliver to the Seller Representatives, (i) a consolidated balance sheet of the Company and its Subsidiaries as of the close of business on the Closing Date, immediately prior to giving effect to the Closing, prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a basis consistent with the Most Recent Audited Balance Sheet (as defined in Section 3.6) (except (A) for the absence of footnotes, (B) with respect to those leases (if any) referred to therein, as provided in the last sentence of the definition of “Indebtedness”, and (C) that the Company’s accruals for current Income Tax liabilities for the period commencing on January 1, 2003 and ending on the Closing Date (the “Stub Period”) shall be zero, reflecting the Escrowing Sellers’ assumption of and agreement to pay such liabilities in accordance with Sections 10.3 and 12.1(a)(ii) below), and (ii) a consolidated statement of the Tangible Net Worth of the Company and its Subsidiaries as of the Closing Time, immediately prior to giving effect to the Closing, prepared in accordance with GAAP applied on a basis consistent with the past accounting practices of the Company used to prepare the Most Recent Audited Balance Sheet, subject to the exceptions referred to in clause (i) above (together with the balance sheet referred to in clause (i) above, the “Final Closing

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Statement”).  The Buyer’s accountants shall consult with the Seller Representatives’ accountants in connection with the preparation of the Final Closing Statement, and shall permit the Seller Representatives’ accountants at the earliest practicable date to review and make copies of all work papers, schedules and calculations used in the preparation thereof; provided, however, that the Seller Representatives shall execute any waivers, releases and indemnification agreements requested by the Buyer’s or the Company’s accountants in connection therewith.

(d)                                 When the Buyer delivers the Final Closing Statement, the Buyer shall also deliver to the Seller Representatives a certificate (i) certifying that the Final Closing Statement was prepared in accordance with the procedures set forth in Section 1.2(c) above, and (ii) containing the Buyer’s calculations (the “Buyer’s Proposed Calculations”), based on the Final Closing Statement, of the Tangible Net Worth of the Company and its Subsidiaries as of the Closing Date immediately prior to the Closing (the “Closing Date Tangible Net Worth”).  Buyer’s Proposed Calculations shall become final and binding unless, within thirty (30) days after receipt of the Final Closing Statement and the accompanying certificate, the Seller Representatives shall notify the Buyer in writing of their agreement or disagreement with the Final Closing Statement and the accuracy of any of the Buyer’s Proposed Calculations.  If the Seller Representatives dispute any aspect of any of the Buyer’s Proposed Calculations, then the Seller Representatives shall have the right to direct their independent accountants, at the Escrowing Sellers’ expense, to review and verify the accuracy of the Final Closing Statement.  The Seller Representatives’ accountants shall complete their review and verification of such matters within thirty (30) days after the date the Seller Representatives dispute any of the Buyer’s Proposed Calculations and, if the Seller Representatives and their independent accountants, after such review and test, still disagree with any of the Buyer’s Proposed Calculations, the Seller Representatives shall submit the Escrowing Sellers’ proposed alternative calculations (the “Sellers’ Proposed Calculations”) of the Closing Date Tangible Net Worth to the Buyer in writing within forty-five (45) days after the date upon which the Seller Representatives shall have notified the Buyer that they dispute any of the Buyer’s Proposed Calculations.  If the Buyer does not accept the Sellers’ Proposed Calculations within fifteen (15) days of its receipt thereof, then within fifteen (15) days after the Buyer’s rejection of (or failure to timely accept) the Sellers’ Proposed Calculations, the Seller Representatives and the Buyer shall select a mutually acceptable and nationally recognized independent accounting firm, other than the Seller Representatives’ independent accountants and the Buyer’s independent accountants (such firm, the “Independent Accounting Firm”), to resolve the remaining disputed items (the “Remaining Disputed Items”), within thirty (30) days after the date of the Buyer’s rejection of (or failure to timely accept) the Sellers’ Proposed Calculations of the Remaining Disputed Items, by conducting its own review and verification of the Final Closing Statement and thereafter selecting either the Sellers’ Proposed Calculations of the Remaining Disputed Items or the Buyer’s Proposed Calculations of the Remaining Disputed Items or an amount in between the two.  Each of the Escrowing Sellers and the Buyer agrees that they shall be bound by the determination of the Remaining Disputed Items by the Independent Accounting Firm.  The fees and expenses of the Independent Accounting Firm shall be paid jointly, one-half by the Escrowing Sellers and one-half by the Buyer, provided that if the difference between the Final Adjustment (as defined below) and the Final Adjustment that would have resulted from the use of the proposed calculations of one of the parties hereto (the “Erroneous Party”) is more than twice as great as the difference between the Final Adjustment

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and the Final Adjustment that would have resulted from the use of the other party’s proposed calculations, the Erroneous Party shall pay all of the fees and expenses of the Independent Accounting Firm.

(e)                                  Upon the determination, in accordance with Sections 1.2(c) and 1.2(d) above, of the Final Closing Statement and the Closing Date Tangible Net Worth, the Purchase Price shall be recalculated pursuant to Sections 1.1(a) and 1.2(b) above, using the amounts determined pursuant to Sections 1.2(c) and 1.2(d) above in lieu of the estimated amounts used in the Initial Adjustment.  If the Purchase Price as adjusted pursuant to this paragraph (e) (the “Final Adjustment”) is over $100,000 greater than the Purchase Price as adjusted pursuant to the Initial Adjustment, the Buyer shall pay to the Seller Representatives, for further distribution to the Escrowing Sellers, the amount by which the Purchase Price as adjusted pursuant to the Final Adjustment is greater than the Purchase Price as adjusted pursuant to the Initial Adjustment.  If the Purchase Price as adjusted pursuant to the Final Adjustment (i) is between $100,000 and $200,000 less than the Purchase Price as adjusted pursuant to the Initial Adjustment, the Seller Representatives shall deliver to the Escrow Agent a written instruction directing the Escrow Agent to pay to the Buyer from the Adjustment Escrowed Funds the amount by which the Purchase Price as adjusted pursuant to the Final Adjustment is less than the Purchase Price as adjusted pursuant to the Initial Adjustment, and (ii) is more than $200,000 less than the Purchase Price as adjusted pursuant to the Initial Adjustment, (A) the Seller Representatives shall deliver to the Escrow Agent a written instruction directing the Escrow Agent to pay to the Buyer all of the Adjustment Escrowed Funds and (B) the Buyer shall have the right to (1) offset against any amounts payable by the Buyer to the Escrowing Sellers pursuant to Section 10.3 the amount (such amount the “Final Adjustment Deficiency Amount”) equal to the difference between (aa) the amount by which the Purchase Price as adjusted pursuant to the Final Adjustment is less than the Purchase Price as adjusted pursuant to the Initial Adjustment and (bb) $200,000 (such $200,000 representing the Adjustment Escrowed Funds distributed to the Buyer pursuant to clause (ii)(A) above), (2) require the Seller Representatives to deliver to the Escrow Agent a written instruction directing the Escrow Agent to pay to the Buyer the Final Adjustment Deficiency Amount from the Indemnity Escrowed Funds, (3) demand payment from each Escrowing Seller for its, his or her Adjusted Pro Rata Share of the Final Adjustment Deficiency Amount, or (4) pursue payment of the Final Adjustment Deficiency Amount through any combination of the mechanisms described in the foregoing clauses (1) through (3).  Except as set forth in clause (ii)(B) above, any payment under this paragraph (e) shall be made in cash or same day funds within ten (10) days after the determination of the Final Adjustment pursuant to this paragraph (e).

2.  CLOSING.

2.1.  Time and Place. The closing of the sale and purchase of the Purchase Shares hereunder and the exchange of the Exchange Shares pursuant to the Exchange Agreement (the “Closing”) shall be held at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts, at 10:00 a.m. on the later of August 21, 2003 and the third business day following the satisfaction of all of the conditions precedent set forth in Sections 7 and 8, or at such other time, or at such other place as the Buyer and the Seller Representatives may agree.

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The date on which the Closing is actually held hereunder is sometimes referred to herein as the “Closing Date”.

2.2.  Transactions at Closing.  At the Closing:

(a)                                  The Sellers shall deliver to the Buyer, free and clear of any Lien certificates representing the Purchase Shares, each duly endorsed in blank or with duly executed stock powers attached.

(b)                                 (i) The Exchanging Sellers shall deliver to Holdco, free and clear of any Lien, certificates representing the Exchange Shares, each duly endorsed in blank or with duly executed stock powers attached, and (ii) Holdco shall issue to each of the Exchanging Sellers his or her Rollover Shares, all as provided for in the Exchange Agreement.

(c)                                  The Sellers shall have caused the Company to (i) prepare and deliver to the Buyer a certificate (the “Certificate of Closing Amounts”) certifying (A) the Net Cash Amount on the Closing Date, (B) the amount of the Transaction Expenses, specifying the amounts owing to each creditor with respect thereto (together with payment instructions therefor), and (C) the total amount of the Indebtedness of the Company and each of its Subsidiaries as of the Closing Date, specifying the amounts owing to each creditor with respect thereto, and including as separate entries the amount required to satisfy and discharge in full the Company’s and each of its Subsidiaries’ obligations under all of the Refinance Indebtedness, specifying the amounts owing to each creditor with respect thereto, together with payment instructions therefor, and pay-off letters, releases and lien discharges with respect thereto, (all in form reasonably satisfactory to the Buyer), from each creditor to whom such Refinance Indebtedness is owed.  As used herein “Refinance Indebtedness” means all Indebtedness of the Company or any of its Subsidiaries as of the Closing other than Indebtedness between or among the Company and/or any of its Subsidiaries and the Indebtedness described on Schedule 2.2(c) hereto (such scheduled Indebtedness being referred to as the “Assumed Indebtedness”).

(d)                                 The Buyer shall pay and discharge, by wire transfer of immediately available funds, (i) all of the Refinance Indebtedness in the amounts specified on the Certificate of Closing Amounts, and (ii) all of the Transaction Expenses in the amounts specified on the Certificate of Closing Amounts, to the extent the sum of such amounts is less than the amount equal to (A) $142,000,000, plus (B) the Net Cash Amount on the Closing Date, less (C) the aggregate amount of Assumed Indebtedness, less (D) the Non-Compete Liabilities.

(e)                                  The Buyer shall deliver the Escrowed Funds to the Escrow Agent.

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(f)                                    Subject to the proviso set forth in Section 1.1(b)(iii), the Buyer shall deliver to each of the Non-Escrowing Sellers his, her or its Pro Rata Share of the Initial Payment by wire transfer of immediately available funds.

(g)                                 Subject to the proviso set forth in Section 1.1(b)(iv), the Buyer shall deliver to each of the Escrowing Sellers his, her or its Cash Payment Amount by wire transfer of immediately available funds.

(h)                                 The Sellers will deliver to the Buyer the other certificates and documents referred to in Section 7 and the Buyer will deliver to the Seller Representatives, the other certificates and documents referred to in Section 8.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer as follows:

3.1.                              Organization; Authority; Binding Effect.

(a) The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing in the state of its incorporation.  The Company has delivered to the Buyer complete and correct copies of the Company’s and each of its Subsidiaries’ charter and by-laws and all amendments thereto.  The Company has all requisite power and authority and full legal right to enter into this Agreement and to perform all of its agreements and obligations under this Agreement in accordance with its terms.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)                                 The Company and each of its Subsidiaries is qualified to do business as a foreign corporation in the respective jurisdictions listed on Schedule 3.1 hereto, which jurisdictions are the only jurisdictions wherein the character of the properties owned or leased or the nature of activities conducted by them make such qualifications necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

3.2.                              Subsidiaries.  Except as set forth on Schedule 3.2 hereto, the Company does not have any Subsidiaries and does not own, directly or indirectly, or hold, of record and/or beneficially, any shares of any class of the capital stock of any corporation or any legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any unincorporated trade or business enterprises.

3.3.                              Capitalization.

(a)                                  The authorized capital of the Company consists of (i)  20,000 shares of Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), 14,206.70 shares of

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which are issued and outstanding on the date hereof prior to the Preferred Stock Conversion, and none of which shall be outstanding subsequent to the Preferred Stock Conversion; (ii) 20,000 shares of Series A-1 Preferred Stock, par value $1.00 per share (the “Series A-1 Preferred Stock”), 3,985 shares of which are issued and outstanding on the date hereof prior to the Preferred Stock Conversion, and none of which shall be outstanding subsequent to the Preferred Stock Conversion; (iii) 20,000 shares of Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), none of which are issued and outstanding on the date hereof; (iv) 20,000 shares of Series B-1 Preferred Stock, par value $1.00 per share (the “Series B-1 Preferred Stock”), none of which are issued and outstanding on the date hereof; (v) 20,000 shares of Series C Preferred Stock, par value $1.00 per share (the “Series C Preferred Stock”, and together with the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock, the “Preferred Stock”), none of which are issued and outstanding on the date hereof; (vi) 12,250,000 shares of Class A Voting Common Stock, par value $.01 per share (the “Class A Common Stock”), 60,916 shares of which are issued and outstanding on the date hereof prior to the Preferred Stock Conversion and prior to the exercise of the Options and Warrants; (vii) 495,000 shares of Class B Non-Voting Common Stock, $.01 par value per share (the “Class B Common Stock”), none of which are issued and outstanding on the date hereof; (viii) 12,250,000 shares of Class C Voting Common Stock, par value $.01 per share (the “Class C Common Stock”), none of which are issued and outstanding on the date hereof; (i) 5,000 shares of Class D Common Stock, par value $.01 per share (the “Class D Common Stock”) none of which are issued and outstanding on the date hereof and (ix) 12, 250,000 shares of Class E Non-Voting Common Stock, par value $.01 per share (the “Class E Common Stock”), none of which are issued and outstanding on the date hereof.  All of the Shares are (or will be on the Closing Date, immediately following the Preferred Stock Conversion and the exercise of the Options and Warrants) validly issued and outstanding, fully paid and nonassessable.  On the Closing Date, immediately following the Preferred Stock Conversion and the exercise of the Options and Warrants, the total number of Shares issued and outstanding will be 330,416.4191, and there will be no shares of capital stock of the Company issued or outstanding other than the Purchase Shares being sold by the Sellers to the Buyer hereunder and the Exchange Shares being exchanged by the Exchanging Sellers with Holdco pursuant to the Exchange Agreements referenced herein, nor will there be issued or outstanding any securities convertible into or exchangeable for any shares of capital stock of the Company or any options, warrants or other rights to purchase or acquire such shares or securities.  Except for the shares of preferred stock referred to above, there are no securities convertible into or exchangeable for shares of the capital stock of the Company, and, other than the Options and Warrants, there are no outstanding and exercisable options, warrants or other rights to subscribe for, acquire or purchase any securities of the Company.  Except as set forth on Schedule 3.3(a) hereto, there are no contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, transfer or assignment, or dividend or voting rights, or rights to designate directors, or rights to register the sale under the Securities Act, with respect to any shares of capital stock of the Company (or any securities convertible into or exchangeable for such shares, or any options, warrants or other rights to acquire such shares or securities).

(b)                                 The authorized capital and the number of issued and outstanding shares of capital stock of each Subsidiary of the Company is as set forth on Schedule 3.3(b) hereto, and except as

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set forth on Schedule 3.3(b) hereto, is owned by the Company free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (any of the foregoing, a “Lien”).  All of such shares are validly issued and outstanding, fully paid and nonassessable and there are no commitments, for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase any of the securities of such Subsidiaries.

3.4.                              Non-Contravention.  Except as set forth on Schedule 3.4 hereto, neither the execution and delivery of this Agreement by the Company and the Sellers nor the consummation by the Company and the Sellers of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries, or result in the maturation or acceleration of any liability or obligation of the Company or any of its Subsidiaries (or give the right to cause such a maturation or acceleration) or result in the termination of or loss of any right (or give others the right to cause such a termination or loss) pursuant to (a) the charter or by-laws of the Company or any of its Subsidiaries, each as amended to date; (b) any agreement or commitment identified on or required to be identified on Schedule 3.13 hereto to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or any of such properties is subject (other than agreements or commitments evidencing, or entered into by the Company and/or any of its Subsidiaries in connection with, Indebtedness of the Company and/or any of its Subsidiaries to be paid and discharged at Closing pursuant to Section 8.4); or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority which, in the case of clauses (b) or (c) of this Section 3.4, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

3.5.                              Consents, Permits, etc.  Except as set forth on Schedule 3.5 hereto, no notice to, consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other Person is required to be obtained or made by the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement (other than notices, consents or approvals required under agreements or commitments evidencing, or entered into by the Company and/or any of its Subsidiaries in connection with, Indebtedness of the Company and/or any of its Subsidiaries to be paid and discharged at Closing pursuant to Section 8.4), except where the failure to obtain or make any of the foregoing could not reasonably be expected to result in a Material Adverse Effect.  The Company has and maintains, and the permits listed on Schedule 3.5 hereto include, all licenses, permits and other authorizations from all governmental authorities (collectively, the “Permits”) as are necessary for the conduct of the Company’s business.  True and complete copies of such Permits have previously been delivered to the Buyer.

3.6.                              Financial Statements.  The Company has delivered the following financial statements (the “Financial Statements”) to the Buyer, which are attached hereto as Schedule 3.6:  (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2002 (the “Most Recent Audited Balance Sheet”) and December 31, 2001, and the related audited consolidated statements of income, cash flows and retained earnings of the Company

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and its Subsidiaries for each of the fiscal years then ended and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2003 and the related unaudited consolidated statements of income, cash flows and retained earnings of the Company and its Subsidiaries for the six-month period then ended (collectively, the “Interim Financials”).  Each of the Financial Statements has been prepared in accordance with GAAP applied on a basis consistent with prior periods; each of such balance sheets fairly presents in all material respects the consolidated financial condition of the Company and its Subsidiaries as of its respective date; and each of such statements of income and retained earnings fairly presents in all material respects the results of operations of the Company and its Subsidiaries for the period covered thereby; provided, however, that the Interim Financials (i) are subject to normal year-end adjustments and (ii) lack footnotes.

3.7.                              Taxes.

(a)                                  Except as disclosed on Schedule 3.7 hereto, each of the Company and its Subsidiaries has duly filed with the appropriate government agencies all material income, sales, use, employment and other tax returns and reports required to be filed by it.  Except as set forth on Schedule 3.7 hereto, no waiver of any statute of limitations relating to taxes has been executed or given by the Company or any of its Subsidiaries.  All material taxes, assessments, fees and other governmental charges upon the Company or any of its Subsidiaries or upon any of their respective properties, assets, revenues, income and franchises which are currently owed by the Company or any such Subsidiary with respect to any periods ending on or before the Closing Date have been paid, other than those that are currently payable without penalty or interest.  Each of the Company and its Subsidiaries has withheld and paid all taxes required to be withheld or paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party.  Except as set forth on Schedule 3.7 hereto, no federal tax return of the Company or any of its Subsidiaries is currently under audit by the IRS, and no other tax return of the Company or any of its Subsidiaries is currently under audit by any other taxing authority.  Neither the IRS nor any other taxing authority is now asserting or, to the Company’s knowledge, threatening to assert against the Company or any of its Subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

(b)                                 Schedule 3.7 hereto lists all taxing authorities with which the Company and its Subsidiaries presently file Tax Returns, identifying in each case the entity filing Tax Returns, and the type of Tax Returns filed with each taxing authority.  No taxing authority with which the Company or its Subsidiaries does not file Tax Returns has claimed that either the Company or its Subsidiaries (as the case may be) is or may be required to file Tax Returns with that taxing authority.

(c)                                  Neither the Company nor any of its Subsidiaries is a party to any agreement that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(d)                                 Except as set forth on Schedule 3.7 hereto, no Subsidiary of the Company (i) has ever been a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code) other than the affiliated group of which the Company is the parent (the “Company

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Group”); (ii) has filed or been required to file or been included in a combined, consolidated, or unitary federal, state, local or foreign income tax return other than that of the Company Group; or (iii) is a successor to any other entity for Tax purposes by way of merger, liquidation or other transaction.  There is no agreement or arrangement with any person or entity pursuant to which the Company or any of its Subsidiaries would have an obligation with respect to Taxes of another person or entity following the Closing.

(e)                                  Neither the Company nor any of its Subsidiaries has: (i) filed any consent agreement under Section 341(f) of the Code, (ii) been the subject of a Tax ruling that has continuing effect, (iii) been the subject of a “closing agreement” as that term is defined in Section 7121 of the Code (or any comparable agreement under state, local or foreign law) with any taxing authority that has continuing effect, (iv) filed or been the subject of an election under Section 338(g) or Section 338(h)(10) of the Code (or any comparable provisions under state, local, or foreign law) or caused or been the subject of a deemed election under Section 338(e) thereof (or any comparable provisions under state, local, or foreign law) or (v) granted a power of attorney with respect to any Tax matters that continues in effect.

(f)                                    Neither the Company nor any of its Subsidiaries has agreed to make, nor is the Company or any of its Subsidiaries required to make, any adjustment under Section 481 of the Code.

(g)                                 Except as disclosed on Schedule 3.7 hereto, neither the Company nor any of its Subsidiaries owns an interest in any entity treated as a partnership for Tax purposes.

3.8.                              Absence of Certain Changes.  Except as set forth on Schedule 3.8 hereto or as contemplated by this Agreement, since December 31, 2002 there has not been:  (a)(i) any event, fact or circumstance which has had or could reasonably be expected to have a Material Adverse Effect, or (ii) any change in the assets, liabilities, sales, income or business of the Company or any of its Subsidiaries or in any of the Company’s or any of its Subsidiaries’ relationships with suppliers, customers or lessors, other than changes which arose in the ordinary course of business and which, individually or in the aggregate, have not had or could not be reasonably expected to have a Material Adverse Effect; (b) any acquisition or disposition by the Company or any of its Subsidiaries of any material asset or material property other than sales of inventory or obsolete equipment in the ordinary course of business; (c) any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect; (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of the Company’s or any of its Subsidiaries’ capital stock or any redemption or other purchase of the Company’s or any of its Subsidiaries’ capital stock or other equity securities; (e) except for the issuance of shares pursuant to the exercise of the Options and the Warrants, any issuance of any shares of the capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any of the Company’s or any of its Subsidiaries’ capital stock; (f) any increase in the compensation, pension or other benefits payable or to become payable by the Company or any of its Subsidiaries to any of their respective officers or employees, or any bonus payments or arrangements made to or with any of them (other than any annual wage increase (i) which was granted to any employee on the anniversary date of his or her

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employment with the Company or any of its Subsidiaries or at the commencement of the 2003 fiscal year of the Company or any of its Subsidiaries, and (ii) which was less than five percent (5%) of the wages earned by such employee during the twelve month period ended on the date of such wage increase); (g) any entry by the Company or any of its Subsidiaries into any material transaction other than in the ordinary course of business or as contemplated herein and which in each case has not had and could not reasonably be expected to have a Material Adverse Effect; (h) any incurrence by the Company or any of its Subsidiaries of any material obligations or material liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business or as contemplated herein and which in each case have not had and could not reasonably be expected to have a Material Adverse Effect; (i) any discharge or satisfaction by the Company or any of its Subsidiaries of any material Lien or payment by the Company or any of its Subsidiaries of any material obligation or material liability (fixed or contingent) other than in the ordinary course of business or as contemplated herein; (j) any forgiveness or cancellation of any material debt or claim by the Company or any of its Subsidiaries, other than compromises of accounts receivable in the ordinary course of business; (k) any change in the accounting methods or practices of the Company or any of its Subsidiaries; (l) any write-down of assets by the Company or any of its Subsidiaries other than in the ordinary course of business and in amounts that are not, individually or in the aggregate, material; or (m) any material write-off of accounts receivable of the Company or any of its Subsidiaries other than in the ordinary course of business.

3.9.                              Litigation, etc.  Except as set forth on Schedule 3.9 hereto, no material action, suit, proceeding or investigation is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries.  There are no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against the Company or any Subsidiary, or any of their assets or businesses.

3.10.                        Conformity to Law.  The Company and each of its Subsidiaries has complied with, and is in compliance with, all laws, statutes and governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions or decrees applicable to its business except where any or all failures of such compliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.10 hereto, neither the Company nor any of its Subsidiaries has been charged with any violation of any material provision of any federal, state or local law or administrative regulation in respect of its business.

3.11.                        Real Property; Environmental Matters.

(a)                                  Schedule 3.11(a) hereto lists all of the real property owned by the Company or any of the Company’s Subsidiaries (the “Owned Real Property”) and all of the real property leased by the Company or any of the Company’s Subsidiaries (the “Leased Real Property”, and together with the Owned Real Property, the “Real Property”).  Except as set forth on Schedule 3.11(a) hereto, (i) the Company and each of the Company’s Subsidiaries has valid title to its Owned Real Property, free and clear of any Lien, easement, covenant, or other restriction, except

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for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) neither the Company nor any of the Company’s Subsidiaries has leased, licensed or otherwise granted any Person the right to use or occupy any of its Owned Real Property or any portion thereof.  Except as set forth on Schedule 3.11(a) hereto, none of the Company’s Subsidiaries (A) is in material breach or default under any of the real property leases to which it is a party, or (B) has subleased, licensed or otherwise granted any Person the right to use or occupy any of its Leased Real Property or any portion thereof.  Neither the Company nor any of its Subsidiaries has received any notice that either the whole or any material portion of any of the Real Property is to be condemned, requisitioned or otherwise taken by any public authority.  Neither the Company nor any of its Subsidiaries has received notice of or has any knowledge of any public improvements that will be made that may result in special assessments against or otherwise affect any of the Real Property and which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)                                 Except as set forth on Schedule 3.11(b) hereto:

(i)                                     neither the Company nor any of its Subsidiaries is in violation of any judgment, decree, order, law, license, rule, regulation, permit, statute, writ or injunction applicable to its business and pertaining to environmental matters or the protection of human health, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), except for violations which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(ii)                                  neither the Company nor any of its Subsidiaries has received written notice from any third party including, without limitation, any federal, state or local governmental authority: (A) that the Company or any of its Subsidiaries has been identified by the United States Environmental Protection Agency or any other governmental authority as a potentially responsible party under CERCLA or any similar state Environmental Law with respect to any site requiring remedial investigation, removal or other response action, including without limitation, the Real Property, any property formerly owned, leased or operated by the Company or any of its Subsidiaries, or any site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws (“Hazardous Substances”) which the Company or any of its Subsidiaries has generated, transported or disposed of

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or arranged for the transportation or disposal of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that the Company or any of its Subsidiaries is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise) legal or administrative proceeding arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release or presence of Hazardous Substances;

(iii)                               no Hazardous Substances have been or are threatened to be released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached or dumped, or are present in an uncontained state at, on, about or under the Real Property, any off-site location, or any property formerly owned, operated or leased by the Company or any of its Subsidiaries in connection with their respective businesses, in each case in violation in any material respect of applicable Environmental Laws for which the Company or any of its Subsidiaries is or could be liable; and

(iv)                              the Company has provided to the Buyer copies of all environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted with respect to the Real Property and in the possession of or under the control of the Company or any of its Subsidiaries.

3.12.                        Insurance.  Schedule 3.12 hereto lists all policies of fire, liability, workmen’s compensation, life, property and casualty and other insurance owned or held by the Company or any of its Subsidiaries.

3.13.                        Contracts.  Schedule 3.13 sets forth a list of all contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which the Company or any of its Subsidiaries is subject, except (a) any contract that does not require payment by any party thereto of more than $50,000.00 in any period of twelve (12) consecutive months, (b) any contract that is terminable by the Company or any of its Subsidiaries upon ninety (90) days’ notice or less without the payment of any material penalty or material termination fee or any other liability of the Company or any of its Subsidiaries, (c) any contract entered into, after the date hereof and prior to Closing, with the Buyer or any of its Affiliates in connection with any transaction contemplated by this Agreement, (d) any contract entered into after the date hereof and prior to the Closing in accordance with the provisions of Sections 6.4 and 6.10 hereof, and (e) any contract listed in any other Schedule to this Agreement.  Notwithstanding the foregoing, Schedule 3.13 sets forth a complete and accurate list of all (i) contracts and other agreements with any former officer or director or any current officer, director, employee, consultant or shareholder of the Company or any of its Subsidiaries that have not been terminated or expired pursuant to their respective terms, (ii) joint venture or partnership agreements relating to the assets, properties or business of the Company or any of its Subsidiaries or by or to which any of them or any of their assets or properties are bound or subject, (iii) supply or requirements contracts to which the Company or any of its Subsidiaries is a party, and (iv) any agreements to which the Company or any of its Subsidiaries is a party which restricts it from competing in any

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lines of business or geographic areas or which prohibits the Company or any of its Subsidiaries (or their agents or representatives) from soliciting for employment, or from hiring, any person.  As used in this Section 3.13, the word “contract” means and includes every agreement of any kind which is legally enforceable by or against the Company or any of its Subsidiaries.  Except as noted in the reference to a contract on Schedule 3.13, each of the contracts listed on Schedule 3.13 hereto or any of the other Schedules hereto is in full force and effect and neither the Company nor any of its Subsidiaries (nor, to the Company’s knowledge, any other party thereto) has committed any breach or default thereunder which could reasonably be expected to have a Material Adverse Effect.  True and correct copies of each of the Contracts required to be disclosed on Schedule 3.13 have been delivered to the Buyer in CD-ROM format.

3.14.                        Employee Benefit Plans.

(a)                                  Except as set forth on Schedule 3.14 hereto, neither the Company nor any of its Subsidiaries maintains or has any obligation to make contributions to, any employee benefit plan (an “ERISA Plan”) within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any other retirement, profit sharing, stock option, stock bonus or employee benefit plan (a “Non-ERISA Plan”).

(b)                                 All such ERISA Plans and Non-ERISA Plans (collectively “Benefit Plans”) have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans and the terms and conditions of the respective plan documents.

(c)                                  The IRS has issued a favorable determination letter with respect to each ERISA Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and no plan has been amended, or, to the Company’s knowledge, failed to be amended, since the date of the most recent determination letter in any way that could reasonably be expected to adversely affect that plan’s qualified status.

(d)                                 No ERISA Plan is, or has been at any time for which any relevant statute of limitations remains open, subject to Title IV or Section 302 of ERISA or Section 412 of the Code.  No ERISA Plan is, or has been at any time for which any relevant statute of limitations remains open, either a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), nor has the Company or any of its Subsidiaries contributed to, or been obligated to contribute to, any Multiemployer Plan or any Multiple Employer Plan at any time for which any relevant statute of limitations remains open.

(e)                                  Except for continuation coverage as required by Section 4980(B) of the Code or by applicable state insurance laws, no Benefit Plan provides life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

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(f)                                    No other employer that, together with the Company or any of its Subsidiaries would be considered a single employer under Sections 414(b), (c), (m) or (o) of the Code has incurred any liability which could subject the Company or any of its Subsidiaries or the Buyer to material liability under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA.

(g)                                 There are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, nor, to the Company’s knowledge, are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

(h)                                 There are no employee benefit plans or arrangements maintained by, or contributed to by the Company or any of its Subsidiaries for the benefit of any employee of the Company or any of its Subsidiaries, including any such plan required to be maintained or contributed to by the law of the relevant jurisdiction, which would be Benefit Plans as defined above, but for the fact that such plans are maintained outside the jurisdiction of the United States.

3.15.                        Trademarks, Patents, Etc.  Schedule 3.15 hereto sets forth a list of (a) all patents, trademarks, trade names and copyrights registered in the name of the Company or any of its Subsidiaries and all applications therefor, and (b) all material written agreements relating to technology, know-how and processes which the Company or any of its Subsidiaries is licensed or authorized to use by others (other than licenses for off-the-shelf software products) or which the Company or any of its Subsidiaries has licensed or authorized for use by others.  Except to the extent set forth on Schedule 3.15, the Company and each of its Subsidiaries owns or has permission to use all patents, trademarks, trade names, copyrights or any other intellectual property, except where any or all failures to so own or obtain permission to use, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.15 hereto, no claims are pending against the Company or any of its Subsidiaries by any Person regarding the use of any such trademarks, trade names, copyrights, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any such license or agreement, which either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

3.16.                        Indebtedness.  Except as set forth on Schedule 3.16 hereto, neither the Company nor any of its Subsidiaries has any Indebtedness outstanding at the date hereof.  As of the Closing, neither the Company nor any of its Subsidiaries will have any Indebtedness outstanding other than as described on the Certificate of Closing Amounts.

3.17.                        Labor Relations.  The Company and each of its Subsidiaries have been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment except where any or all failures of such compliance, either

17

individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.17 hereto, there is no charge pending against the Company or any of its Subsidiaries alleging unlawful discrimination in employment practices before any court or agency which could reasonably be expected to have a Material Adverse Effect, and there is no charge of or proceeding with regard to any unfair labor practice against the Company or any of its Subsidiaries pending before the National Labor Relations Board.  There is no labor strike, dispute, slow-down or work stoppage actually pending against or involving the Company or any of its Subsidiaries, other than disputes with individual employees.  Except as set forth on Schedule 3.17 hereto, none of the employees of the Company or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries.

3.18.                        Brokers.  Except for Harris Williams & Co., which has been retained by the Company, neither the Sellers nor the Company or any of its Subsidiaries has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.19.                        Title to Assets.  The Company and each of its Subsidiaries has good and, in the case of any Owned Real Property, marketable title to all of their respective properties and assets, including the properties and assets reflected in the Most Recent Audited Balance Sheet (except those disposed of in the ordinary course of business since the date of the Audited Balance Sheet), free and clear of all Liens except (a) such imperfections of title, easements, covenants of record and other similar encumbrances, none of which, individually or in the aggregate, materially detracts from the value of or materially impairs the use of the affected properties or materially impairs the operations of the Company or its Subsidiaries, (b) Liens for current taxes not yet due and payable or which are being contested in good faith by appropriate legal proceeding and for which adequate reserves have been made in the financial statements of the Company, and (c) Liens disclosed on Schedule 3.19.  The assets, properties and rights owned or validly leased or licensed by the Company and its Subsidiaries constitute the assets, properties and rights necessary and sufficient for the lawful and efficient operation of the businesses of the Company and its Subsidiaries as such businesses are currently conducted and have been conducted during the 12 month period preceding the date hereof.

3.20.                        No Undisclosed Liabilities.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has any material liability or obligation of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of foreign, federal, state and local taxes and any interest or penalties relating thereto, except for (a) liabilities reflected as such on the Most Recent Audited Balance Sheet, (b) liabilities incurred in the ordinary course of business since December 31, 2002 and reflected as liabilities on the Interim Financials, (c) liabilities incurred in the ordinary course of business since the date of the Interim Financials which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (d) liabilities relating to obligations to any active, inactive or former employee (the “Employees”)

18

of the Company or any of its Subsidiaries pursuant to Benefit Plans listed on Schedule 3.14 hereto, (e) executory liabilities under contracts set forth on Schedule 3.13 hereto, (f) liabilities relating to the environmental matters referred to in Section 3.11(b), and (g) liabilities disclosed on Schedule 3.20 hereto.

3.21.                        Customers and Suppliers.  Schedule 3.21 contains (a) a list of the top ten customers of the Company and its Subsidiaries (by volume in dollars of sales to such customers) for the twelve-month period ended June 30, 2003 (the “Major Customers”) and (b) a list of the top ten suppliers of the Company and its Subsidiaries (by volume in dollars of purchases from such suppliers) for such period (the “Major Suppliers”).  Except as set forth on Schedule 3.21, since February 1, 2003, none of the Company and its Subsidiaries has received any written notice from any Major Customer to the effect that such Major Customer will stop or materially modify its purchases from the Company and its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise), which cessation or modification could reasonably be expected to result in a material adverse change to the Company’s and its Subsidiaries’ overall business relationship with such Major Customer.  Except as set forth on Schedule 3.21, since February 1, 2003, none of the Company and its Subsidiaries has received any written notice from any Major Supplier to the effect that such Major Supplier will stop or materially modify the aggregate volume of its supply of materials, products or services to the Company and its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise), which cessation or modification could reasonably be expected to result in a material adverse change to the Company’s and its Subsidiaries’ overall business relationship with such Major Supplier.

3.22.                        Transactions with Affiliates.  Except as set forth in Schedule 3.22 hereto, neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates, nor any of the Company’s or any of its Subsidiaries’ officers, directors or employees (or any “associate” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the foregoing), has any interest, directly or indirectly, in any lease, Lien, contract, license, encumbrance, loan or other agreement or commitment to which the Company or any of its Subsidiaries is a party, or any property or asset used or owned by, or any interest in any supplier of, the Company or any of its Subsidiaries in any one case exceeding $5,000.  Except as set forth in Schedule 3.22 hereto, neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to (a) any Affiliate of the Company or (b) any officer, director or employee of the Company or any of its Subsidiaries (or any of their “associates” as defined above) for any liability or obligation, whether arising by reason of stock ownership, oral or written agreement or understanding or otherwise.  Schedule 3.22 is a complete and accurate list of all employees of the Company or any of its Subsidiaries owing more than $50,000 (except in respect of advances for business expenses, none of which exceeds $5,000 individually or $10,000 in the aggregate) in principal to the Company or any of its Subsidiaries, setting forth the amounts owned, the applicable interest rates, a description of the security and the maturity dates of all such debts.

4.                                       REPRESENTATIONS AND WARRANTIES OF THE SELLERS.  Each of the Sellers, severally and not jointly, represents and warrants to the Buyer as follows:

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4.1.                              Right to Sell Shares; Binding Effect.  Such Seller has all requisite power and full legal right to enter into this Agreement, to perform all of his, her or its agreements and obligations under this Agreement in accordance with its terms, and to sell to the Buyer all of the Purchase Shares owned by such Seller, and to exchange with the Buyer all of the Exchange Shares owned by such Seller.  This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2.                              Title to Shares, Liens, etc.  Such Seller has, and immediately prior to the consummation of the Closing will have, record and beneficial ownership of such Seller’s Shares as set forth on Schedule 1 hereto, free and clear of any Lien, and any transferee of a portion of such Seller’s Shares as set forth on Schedule 11 hereto has, and immediately prior to the consummation of the Closing will have, record and beneficial ownership of the Shares transferred to such transferee, free and clear of any Lien.  Other than the agreements which will be terminated immediately prior to the Closing pursuant to Section 7.14 hereof, neither such Seller nor any transferee of a portion of such Seller’s Shares is a party to any agreement, contract or instrument that limits or restricts in any manner such Seller’s or such transferee’s right to sell or transfer the Shares held by them to the Buyer hereunder, and each transferee of such Seller set forth on Schedule 11 hereto shall transfer to the Buyer at the Closing, in accordance with the terms hereof, the Shares held by such transferee free and clear of any Liens.

4.3.                              Governmental Consents.  No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by such Seller or for the consummation by such Seller of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or authorization or to so register, qualify or file would not reasonably be expected to materially and adversely affect such Seller’s ability to consummate the transactions contemplated hereby.

4.4.                              Litigation, etc.  No action, suit, proceeding or investigation is pending or, to such Seller’s knowledge, threatened, against such Seller with respect to his, her or its execution and delivery of this Agreement or the consummation by such Seller of the transactions contemplated hereby.

5.                                       REPRESENTATIONS AND WARRANTIES OF THE BUYER.  The Buyer represents and warrants to each of the Sellers as follows:

5.1.                              Organization and Standing of Buyer.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Buyer has all requisite power and authority under its Certificate of Incorporation and by-laws and applicable laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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5.2.                              Corporate Approval; Binding Effect.  The Buyer has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

5.3.                              Non-Contravention.  Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens upon any property of the Buyer pursuant to, (a) the charter documents or by-laws of the Buyer, each as amended to date; (b) any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject; or (c) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority relating to the Buyer.

5.4.                              Governmental Consents.  No consent, approval or authorization of, or registration, designation, declaration or filing with, any governmental agency or authority is required in connection with the purchase of the Shares pursuant to this Agreement or for the consummation by the Buyer of any other transaction contemplated hereby, except where the failure to obtain any such consent, approval or authorization or to so register, qualify or file would not reasonably be expected to materially and adversely effect the Buyer’s ability to consummate the transactions contemplated hereby.

5.5.                              Brokers.  The Buyer has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

5.6.                              Buyer Financial Resources. Attached as Schedule 5.6 hereto are commitments to provide, subject to the terms and conditions thereof, the financing to the Buyer necessary to (a) pay the Purchase Price and all fees and expenses of the Buyer arising in connection with the transactions contemplated by this Agreement, and (b) finance the working capital needs of the Company and its Subsidiaries immediately following the Closing (the “Financing Commitments” with the Financing Commitment from Fleet National Bank being referred to herein as the “Senior Commitment” and the Financing Commitment from Jefferies & Company, Inc. referred to herein as the “Note Commitment”).  Such Financing Commitments are in full force and effect and have not been amended or terminated as of the date hereof.

5.7.                              Due Diligence Review. The Buyer acknowledges that it has completed to its satisfaction its own due diligence investigation with respect to the Company and its Subsidiaries.  The Buyer acknowledges and agrees that, except for the representations, warranties, covenants and agreements of the Company and the Sellers contained in this Agreement and the certificates required to be delivered hereunder, it is purchasing the Shares on an AS IS/WHERE IS basis.  The Buyer further acknowledges and agrees that upon consummation of the transactions contemplated hereby, it will have no further recourse against any of the Sellers with respect to

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the Shares except for claims for indemnification made pursuant to and in accordance with Section 12.1 (and the equitable and other  remedies referred to in Section 12.5).  Notwithstanding the foregoing and anything to the contrary herein, nothing in this Section 5.7 is intended to or shall be deemed to limit the right of the Buyer to rely on the representations, warranties, covenants and agreements of the Sellers set forth herein and the certificates required to be delivered hereunder, notwithstanding any knowledge or investigation by the Buyer (or any decision by the Buyer to proceed with Closing), all as further set forth in Sections 3.23 and 4.5.

6.                                       CONDUCT OF BUSINESS BY THE COMPANY AND ITS SUBSIDIARIES PENDING CLOSING.  The Company covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the Buyer in writing:

6.1.                              Access.  The Company shall, and shall cause each of its Subsidiaries to, afford to the Buyer and its authorized representatives access during normal business hours to all properties, books, records, contracts and documents (and key management personnel) of the Company or such Subsidiary and an opportunity to make such investigations as they shall reasonably desire to make of the Company or such Subsidiary (provided that such investigations shall be conducted so as to minimize any disruption of the operations of the Company or such Subsidiary), and the Company shall, and shall cause each of its Subsidiaries to, furnish or cause to be furnished to the Buyer and its authorized representatives all such information with respect to the affairs and business of the Company or such Subsidiary as the Buyer may reasonably request.

6.2.                              Carry on in Regular Course.  The Company shall, and shall cause each of its Subsidiaries to, maintain its owned and leased properties in accordance with its historical maintenance practices and carry on its business substantially in the same manner as heretofore.

6.3.                              No General Increases.  The Company shall not, and shall not permit any of its Subsidiaries to, grant any general or uniform increase in the rates of pay of its employees or in their benefits under any bonus or pension plan or other contract or commitment, or increase the compensation payable or to become payable to its officers, employees or agents, or any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, employees or agents, unless such grant or increase is an annual wage increase which is granted to an employee on the anniversary date of his or her employment with the Company or any of its Subsidiaries and such wage increase is less than five percent (5%) of the wages earned by such employee during the twelve month period ended on the date of such wage increase.

6.4.                              Contracts and Commitments.  Except as set forth on Schedule 6.4 hereto, the Company shall not, and shall not permit any of its Subsidiaries to enter into any lease, contract or commitment or engage in any transaction not contemplated by this Agreement or not in the usual and ordinary course of business and consistent with its normal business practices, or amend or modify (a) any contract or agreement required to be disclosed on Schedules 3.13 or 3.17 hereto, other than amendments or modifications in the ordinary course of business which

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could not reasonably be expected to have a Material Adverse Effect, or (b) any employee benefit plan required to be disclosed on Schedule 3.14 hereto.

6.5.                              Sale of Assets.  The Company shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any assets with an aggregate fair market value greater than $100,000, other than the sale or other disposition of inventory and obsolete or worn-out equipment in the ordinary course of business.

6.6.                              Preservation of Organization.  The Company shall, and shall cause each of its Subsidiaries to, use reasonable efforts to preserve its business organization intact and to preserve for the Buyer its present relationships with its suppliers and customers and others with whom it has business relations.

6.7.                              Capital Expenditures.  Except as set forth on Schedule 6.7 hereto, the Company and its Subsidiaries shall make capital expenditures consistent with their projected capital expenditures for the 2003 fiscal year as reflected on Schedule 6.7.

6.8.                              Capital Stock.  Except for the issuance of Shares upon the Preferred Stock Conversion and upon the exercise of the Options and the Warrants, the Company shall not, and shall not permit any of its Subsidiaries to, effect any issuance, grant or sale of any shares of its capital stock (or any securities convertible into or exchangeable for such capital stock, or any options, warrants or other rights to acquire such capital stock or securities), or make any commitment or offer to do the same.

6.9.                              Dividends and Other Distributions.  The Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or redeem, purchase or otherwise acquire, or offer, sell or issue, directly or indirectly, any shares of the capital stock or other securities of the Company or any of its Subsidiaries (including options, warrants or rights to acquire securities), or merge or consolidate (or engage in any other business combination transaction) with any Person or effect any share exchange, reclassification or subdivision of any its capital stock or adopt any plan of liquidation or dissolution or other reorganization or reclassification of its capital stock (other than the Preferred Stock Conversion contemplated by this Agreement), or acquire the stock, assets or business of any other Person.

6.10.                        Other Material Transactions.  The Company will not, and will not permit any of its Subsidiaries to, (a) incur, create, assume or suffer to exist any mortgage, pledge, lien, restriction, encumbrance, tenancy, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of its assets or other property, except for (i) liens of carriers, warehousemen, mechanics, materialmen and other like liens, and encumbrances on the Real Property consisting of easements, covenants of record, rights of way, zoning restrictions and other similar encumbrances which do not, either individually or in the aggregate, materially detract from the value of or materially impair the use of the affected properties, materially impair the operations of the Company or any of its Subsidiaries, or materially impair the Buyer’s ability to consummate the transactions contemplated by the Financing Commitments, and (ii) Liens for current taxes not yet due and

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payable or which are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made in the financial statements of the Company; (b) make, change or revert any tax election or make any agreement or settlement with any taxing authority; (c) waive, cancel or forgive any amounts owed to the Company in respect of the Stockholder Notes or any other amount owed to the Company or any of its Subsidiaries in excess of $50,000; (d) guarantee or become a co-maker or accommodation maker or otherwise become or remain contingently liable in connection with any Indebtedness of any Person other than the Company or any of its Subsidiaries; (e) loan, advance funds or make an investment in or capital contribution to any Person other than the Company or any of its Subsidiaries; (f) make any change in accounting methods or practices; (g) incur any liabilities or obligations other than in the ordinary course of business; (h) amend, modify, restate or alter in any manner the Certificate of Incorporation or Bylaws (or other organizational documents) of the Company or any of its Subsidiaries; (i) enter into any new transaction or arrangement which, if existing on the date hereof, would be required to be disclosed on Schedule 3.22 hereto; or (j) enter into any agreement to do any of the foregoing.

7.                                       CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS.  The obligation of the Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyer):

7.1.                              Representations and Warranties True at Closing. The representations and warranties made by the Company and the Sellers in or pursuant to this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

7.2.                              Compliance With Agreement.  The Company and the Sellers shall have performed and complied with all of their obligations under this Agreement to be performed or complied with by them on or prior to the Closing Date.

7.3.                              Officer’s Certificate.  The Company shall have delivered to the Buyer in writing, at and as of the Closing, a certificate, in form and substance reasonably satisfactory to the Buyer, certifying that the conditions in each of Sections 7.1 and 7.2 have been satisfied.  The Seller Representatives shall have delivered to the Buyer in writing, at and as of the Closing, a certificate, in form and substance reasonably satisfactory to the Buyer, certifying that, to the knowledge of the Seller Representatives, the representations and warranties made by each Seller in or pursuant to this Agreement are true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date and that, to the knowledge of the Seller Representatives, each of the Sellers has performed and complied with all of such Seller’s obligations under this Agreement to be performed or complied with by such Seller on or prior to the Closing Date.

7.4.                              No Material Adverse Change.  Since the date hereof, there shall have been no change or event which either individually or in the aggregate has had or could be reasonably expected to have a Material Adverse Effect.

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7.5.                              Certificate of Closing Amounts.  The Sellers shall have caused the Company to prepare and deliver to the Buyer the Certificate of Closing Amounts.

7.6.                              No Restraining Order.  No restraining order or injunction shall prohibit the transactions contemplated by this Agreement, and no governmental entity shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other governmental entity that seeks to restrain or prohibit the consummation of the transactions contemplated hereby or impose material damages or penalties in connection therewith.

7.7.                              Resignations of Directors and Officers.  The directors of the Company and each of its Subsidiaries set forth on Schedule 7.7 hereto shall have resigned their positions with the Company and/or its Subsidiaries on or prior to the Closing Date.

7.8.                              Opinion of Counsel.  Each of Bingham McCutchen LLP, counsel to the Company and BBV, and J.M.D. Hall, Jr., special Maryland counsel to the Company, shall have delivered to the Buyer a written opinion, addressed to the Buyer and dated the Closing Date, substantially in the form of Exhibits C-1 and C-2, respectively, hereto.

7.9.                              Consents.  The Company and each of its Subsidiaries shall have received (and furnished to the Buyer evidence thereof reasonably satisfactory to the Buyer) any approvals, waivers and consents from the parties set forth on Schedule 7.9 hereto in respect of the contracts disclosed on Schedule 7.9 in order for such contracts to remain in effect for the benefit of the Company or any of its Subsidiaries, as applicable, following the consummation of the transactions contemplated hereby on the same terms as in effect prior to the Closing, and such approvals, waivers and consents shall not have expired or been withdrawn as of the Closing Date.

7.10.                        Exercise of Options.  Each of the Sellers party thereto (each, an “Optionholder”) shall have exercised the Options, as the case may be, set forth opposite such Optionholder’s name on Schedule 1 hereto.

7.11.                        Exercise of Warrants.  Each of the Sellers party thereto (each, a “Warrantholder”) shall have exercised the Warrants set forth opposite such Warrantholder’s name on Schedule 1 hereto.

7.12.                        Escrow Agreement.  Each of the Seller Representatives and the Escrow Agent shall have executed and delivered to the Buyer the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

7.13.                        Preferred Stock Conversion.  All outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock shall have been converted into shares of Class A Common Stock, pursuant to and in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation.

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7.14.                        Termination of Agreements.  Each of the agreements listed on Schedule 7.14 hereto shall have been terminated.

7.15.                        FIRPTA Certificate.  The Company shall have delivered to the Buyer a certificate of the Company prepared in accordance with Treasury Regulations section 1.1445-2, certifying that the Shares are not a “U.S. real property interest.”

7.16.                        Financing Proceeds.  The Buyer shall have received the proceeds of the debt financing for the transactions contemplated hereby (a) as contemplated by the Senior Commitment and as contemplated by Exhibit A to the Note Commitment or (b) on other terms acceptable to the Buyer in its sole discretion.  The Buyer shall have entered into the Senior Secured Credit Facility contemplated by the Senior Commitments on terms acceptable to Buyer in its sole discretion.

7.17.                        Escrow Agreement.  Each of the Seller Representatives and the Escrow Agent shall have executed and delivered to the Buyer the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

7.18.                        Operating Leases.  None of the leases set forth on Schedule 7.18 hereto, each of which has been recorded in the Financial Statements as an operating lease, shall have been re-characterized, or be required to be re-characterized, as a Capital Lease as a result of any change in GAAP after the date hereof.

8.                                       CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS.  The obligations of (a) each of the Sellers to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of the conditions set forth in Sections 8.1 through 8.7 (to the extent noncompliance is not waived in writing by the Seller Representatives), and (b) each of the Exchanging Sellers to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of the conditions set forth in Section 8.8 (to the extent noncompliance is not waived in writing by the applicable Exchanging Seller).

8.1.                              Representations and Warranties True at Closing. The representations and warranties made by the Buyer in this Agreement shall be true at and as of the Closing Date with the same effect as though made or given at and as of the Closing Date.

8.2.                              Compliance with Agreement.  The Buyer shall have performed and complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

8.3.                              Officer’s Certificate.  The Buyer shall have delivered to the Sellers in writing, at and as of the Closing, a certificate, in form and substance reasonably satisfactory to the Sellers, to the effect that the conditions in each of Sections 8.1 and 8.2 have been satisfied.

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8.4.                              Discharge of Indebtedness.  The Buyer shall have paid in full the Refinance Indebtedness evidenced on the Certificate of Closing Amounts, in accordance with the instructions provided thereon or referenced to therein.

8.5.                              Transaction Expenses.  The Buyer shall have paid in full the Transaction Expenses set forth on the Certificate of Closing Amounts in accordance with the instructions provided thereon or referred to therein.

8.6.                              No Restraining Order.  No restraining order or injunction shall prohibit the transactions contemplated by this Agreement, and no governmental entity shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other governmental entity that seeks to restrain or prohibit the consummation of the transactions contemplated hereby or impose material damages or penalties in connection therewith.

8.7.                              Escrow Agreement.  Each of the Buyer and the Escrow Agent shall have executed and delivered to the Seller Representatives the Escrow Agreement, and the Escrow Agreement shall be in full force and effect.

8.8.                              Exchange Agreements.  Holdco shall have (a) executed and delivered to each Exchanging Seller the Exchange Agreement, and (b) following the execution and delivery of the Exchange Agreement by an Exchanging Seller, delivered to such Exchanging Seller its, his or her Rollover Shares.

8.9.                              Operating Leases. None of the leases set forth on Schedule 7.18 hereto, each of which has been recorded in the Financial Statements as an operating lease, shall have been re-characterized, or be required to be re-characterized, as a Capital Lease as a result of any change in GAAP after the date hereof.

9.                                       CERTAIN DEFINITIONS.  As used herein the following terms not otherwise defined have the following respective meanings:

“Adjusted Pro Rata Share”: For each Escrowing Seller, such Escrowing Seller’s Adjusted Pro Rata Share is equal to  a fraction (expressed as a percentage), the numerator of which is the total number of Shares owned by such Escrowing Seller immediately prior to the Closing (including, if applicable to such Escrowing Seller, the Shares owned by such Escrowing Seller as a result of the Preferred Stock Conversion and the exercise of the Options and Warrants of such Escrowing Seller, and including such Escrowing Seller’s Purchase Shares and Exchange Shares), and the denominator of which is the aggregate number of Shares owned by all of the Escrowing Sellers immediately prior to the Closing (including all of the Shares owned by the Escrowing Sellers as a result of the Preferred Stock Conversion and the exercise of all of the Options and Warrants, and including all of the Purchase Shares and Exchange Shares); provided, however, that any Escrowing Seller may increase or decrease its, his or her Adjusted Pro Rata Share if, but only if, another Escrowing Seller agrees in writing prior to the Closing to effect a

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corresponding increase or decrease, as the case may be, in its, his or her Adjusted Pro Rata Share and the Buyer and the Seller Representatives consent to such adjustments.

“Affiliate”:  As applied to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.

“BBV”:  BancBoston Ventures Inc., a Massachusetts corporation.

“Calculation Date”:  The last day of the most recent fiscal month ending prior to the Closing Date for which management unaudited financial statements of the Company and its Subsidiaries are available.

“Capital Lease”:  Any lease of any property (whether real, personal or mixed) which shall have been or must be, in conformity with GAAP, recorded as a capital lease.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Escrowing Sellers”: The Sellers set forth on Part A of Schedule 2 hereto.

“Income Taxes”:  Any federal, state, local or foreign income taxes, alternative minimum taxes, or other taxes which are based upon or measured by the net income of any Person, including any interest, penalties or additions to tax or additional amounts payable in respect of the foregoing.

“Income Tax Returns”:  Any Tax Return relating to and filed or required to be filed with a taxing authority in connection with Income Taxes (including, without limitation, estimated Income Taxes).

“Indebtedness”: As applied to the Company and its Subsidiaries, (a) all indebtedness of the Company or any of its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of any such Person for the deferred purchase price of property or services represented by a note, bond, debenture or similar instrument and any other obligation or liability represented by a note, bond, debenture or similar instrument, (c) all indebtedness of any such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of any such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) subject to the final sentence of this definition, all obligations under the Capital Leases under which any such Person is liable as a lessee, (f) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (g) all obligations of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, (h) all

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interest, fees and other expenses owed with respect to the indebtedness referred to above (and any prepayment penalties or fees or similar breakage costs or other fees and costs required to be paid in respect of any of the Refinance Indebtedness in order for such Refinance Indebtedness to be satisfied and discharged in full at the Closing), and (i) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.  Notwithstanding the Company’s treatment of such items on its books as “debt”, Indebtedness shall not include outstanding and unpaid checks issued by the Company or any of its Subsidiaries. Additionally, any lease under which the Company or any of its Subsidiaries is liable as a lessee and which has been properly recorded in accordance with GAAP in the Financial Statements as an operating lease, and which as a result of any change in GAAP after the date hereof is required to be re-characterized as a Capital Lease, shall be deemed for the purposes of this definition of Indebtedness to be an operating lease and not a Capital Lease.

“IRS”:  The United States Internal Revenue Service.

“Material Adverse Effect”:  Any change or effect that is or could reasonably be expected to be materially adverse to the business, operations, or financial condition of the Company and its Subsidiaries taken as a whole, except for any such change or effect affecting generally the industries in which the Company or any of its Subsidiaries operates or the general economy, including without limitation any such change or effect arising as a result of any act of war or terrorism (so long as the businesses of the Company and its Subsidiaries are not materially and disproportionately affected by such change or effect).

“Net Cash Amount”: As of any date, the aggregate amount of (a) the Company’s and each of its Subsidiaries’ cash and cash equivalents on hand, in lockboxes or in other bank accounts as of such date (but not including any such cash or cash equivalents subject to the rights of third parties, including customer deposits for goods or services to be provided or any trust funds established under any deferred compensation program of the Company or any of its Subsidiaries), minus (b) the aggregate amount of outstanding and unpaid checks issued by the Company and each of its Subsidiaries as of such date, plus (c) to the extent not included in clause (a) above, the aggregate exercise price payable upon exercise of the Options and the Warrants (to the extent such aggregate amount does not exceed the sum of all of the Non-Escrowing Seller Exercise Price Amounts plus the Escrowing Seller Exercise Price Amounts), plus (d) to the extent not included in clause (a) above, the aggregate amount payable to the Company or any of its Subsidiaries under the Non-Escrowing Stockholder Notes and the Escrowing Stockholder Notes (to the extent such aggregate amount does not exceed the sum of all of the Non-Escrowing Seller Note Amounts plus the Escrowing Seller Note Amounts).

“Non-Compete Liabilities”:  $800,000, representing an amount which the Buyer and the Sellers have agreed is equal to the appropriately discounted net present value as of the Closing Date of the payments then owing by the Company under the Employment Agreement, dated as of February 2, 1998, by and between the Company and R. Champlin Sheridan.

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“Non-Escrowing Sellers”: The Sellers set forth on Part B of Schedule 2 hereto.

“Options”:  The aggregate amount of vested, exercisable and unexercised options to purchase shares of the Company’s Class A Common Stock issued pursuant to the Company’s 1998 Stock Option Plan, as more fully set forth on Part B of  Schedule 1 hereto.

“Optionholders”:  The Persons identified on Schedule 1 hereto as holding Options.

“Person”:  A corporation, a limited liability company, an association, a partnership, an organization, a trust, a business or an individual.

“Per Share Purchase Price”:  The amount equal to the quotient of (a) the Initial Payment divided by (b) the aggregate number of Shares owned by all of the Sellers immediately prior to the Closing (including all of the Shares owned by the Sellers as a result of the Preferred Stock Conversion and the exercise of all of the Options and Warrants, and including all of the Purchase Shares and Exchange Shares).

“Pro Rata Share”:  For each Seller, such Seller’s Pro Rata Share is equal to a fraction (expressed as a percentage), the numerator of which is the total number of Shares owned by such Seller immediately prior to the Closing (including, if applicable to such Seller, the Shares owned by such Seller as a result of the Preferred Stock Conversion and the exercise of the Options and Warrants of such Seller, and including such Seller’s Purchase Shares and Exchange Shares), and the denominator of which is the aggregate number of Shares owned by all of the Sellers immediately prior to the Closing (including all of the Shares owned by the Sellers as a result of the Preferred Stock Conversion and the exercise of all of the Options and Warrants, and including all of the Purchase Shares and Exchange Shares).

“Rollover Amount”:  As to each Exchanging Seller, the amount set forth opposite such Exchanging Seller’s name in Schedule 9.1 hereto.

“Rollover Shares”:  As to each Exchanging Seller, shall have the meaning set forth in such Exchanging Seller’s Exchange Agreement.

“Subsidiary”:  As applied to any specified Person, any other Person of which such specified Person shall at the time own, directly or indirectly, through a Subsidiary or otherwise, at least a majority of the outstanding capital stock (or other beneficial interests) entitled to vote generally.

“Tangible Net Worth”:  As of any date of determination, the excess, calculated consistently with the Company’s statements of tangible net worth set forth in Schedule 9.2 hereto, of (a) all plant and equipment and all accounts receivable, inventories and other tangible current assets of the Company and its Subsidiaries as of such date, but not including (i) any cash and cash equivalents of the Company and its Subsidiaries, (ii) any note receivables, (iii) any deferred Income Taxes, Income Tax receivables, or other Tax assets of the Company or any of its Subsidiaries, and (iv) any deferred financing costs, acquisition reserves, non-compete assets

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and recapitalization transaction costs, over (b) all accounts payable and accrued expenses of the Company and its Subsidiaries as of such date, but not including (i) any liabilities relating to Indebtedness of the Company or any of its Subsidiaries or Transaction Expenses (it being understood, however, that any costs and expenses of the Company incurred in connection with the transactions contemplated hereby which are to be paid by the Sellers pursuant to Section 14.1 and which are not paid on or prior to the Closing Date, shall be included in the calculation of Tangible Net Worth as liabilities of the Company), (ii) any Income Tax liabilities of the Company or any of its Subsidiaries, or (iii) any liabilities of the Company or any of its Subsidiaries incurred in connection with the Buyer’s obtaining the financing necessary to (A) pay the Purchase Price and all fees and expenses of the Buyer arising in connection with the transactions contemplated by this Agreement, and (B) finance the working capital needs of the Company and its Subsidiaries following the Closing, all on a consolidated basis in accordance with GAAP applied consistently with the principles applied in the preparation of the Most Recent Audited Balance Sheet.

“Target Tangible Net Worth”:  The sum of the amounts of Tangible Net Worth as of the last day of each of the fiscal months included in the period of twelve consecutive months ending on the Calculation Date, divided by twelve.  As to each fiscal month end up to and including June 30, 2003, the amounts of Tangible Net Worth used in the calculation of Target Tangible Net Worth shall be the amounts set forth in Schedule 9.2 for each such month in the line designated “Adjusted Cash-Free, Debt-Free TNW.”

“Tax”: Any federal, state, local, foreign and other income, profits, franchise, capital, withholding, unemployment insurance, social security, occupational, production, severance, gross receipts, value added, sales, use, excise, real and personal property, ad valorem, occupancy, transfer, employment, disability, worker’s compensation or other similar tax, duty or other governmental charge (including all interest and penalties thereon and additions thereto).

“Tax Return”:  Any return, declaration, report, claim for refund, information return, statement or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any law, regulation or administrative requirements relating to any Tax.

“Taxable Period”:  Any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period, e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

“Transaction Expenses”:  All expenses of the Company (prior to the Closing) and the Sellers incurred or to be incurred in connection with the preparation, execution and consummation of this Agreement and the Closing, to the extent (i) not paid prior to the Closing and (ii) set forth on the Certificate of Closing Amounts, including without limitation (a) fees and disbursements of attorneys, accountants and other advisors and service providers incurred at or prior to the closing, (b) fees and expenses of Harris Williams & Co., (c) deal or transaction

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bonuses payable by the Company or its Subsidiaries in connection with the Closing (including the bonuses referred to on Schedule 9.3 hereto), and (d) other payments, fees and expenses payable by the Company in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that “Transaction Expenses” shall not include any expenses of the Company or any of its Subsidiaries incurred or to be incurred in connection with the Buyer’s obtaining the financing necessary to (A) pay the Purchase Price and all fees and expenses of the Buyer arising in connection with the transactions contemplated by this Agreement, and (B) finance the working capital needs of the Company and its Subsidiaries following the Closing.

“Warrants”:  The aggregate amount of unexercised warrants to purchase shares of the Company’s Class A Common Stock set forth on Part C of Schedule 1 hereto pursuant to the Warrant Agreements between the Company and each of the Warrantholders.

“Warrantholders”:  The Persons identified on Schedule 1 hereto as holding Warrants.

10.                                 CERTAIN COVENANTS.

10.1.                        Confidential Information. Any and all confidential or proprietary information disclosed or made available by the Buyer to the Company or any of its Subsidiaries or any Seller or by the Company or any of its Subsidiaries or any Seller to the Buyer in connection with or as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to the Company or any of its Subsidiaries or any Seller or to the Buyer, respectively, at the times it was disclosed or made available, as the case may be, shall remain confidential and the property of the disclosing party and shall not be disclosed by the other party and their respective employees, advisors, and agents, except to the extent that any party must disclose such information to comply with applicable law. If the transactions contemplated by this Agreement are not consummated, the Buyer agrees not to divulge or disclose or use for its benefit or purposes any information with respect to the Company, its Subsidiaries or any Seller at any time in the future unless it has otherwise become public (without violation of this Agreement). If the transactions contemplated by this Agreement are consummated, each Seller agrees not to divulge or disclose or use for its benefit or purposes any information with respect to the Buyer, the Company or any of its Subsidiaries at any time in the future except as permitted by this Agreement or unless it has otherwise become public (without violation of this Agreement).  The information intended to be protected hereby shall include, but not be limited to, financial information, product development information, strategic plans, lease terms, and anything else having an economic or pecuniary benefit to the Company, any of its Subsidiaries or any Seller.  Notwithstanding the foregoing or anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made (a) until the earlier of (i) the date of the public announcement of discussions relating to such transactions; (ii) the date of the public announcement of such transactions and (iii) the date of the

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execution of an agreement to enter into such transactions and (b) to the extent required to be kept confidential to comply with any applicable federal or state securities laws; and provided further that such disclosure shall be made without disclosing the names or other identifying information of any party, to the extent not inconsistent with the foregoing.

10.2.                        [Reserved].

10.3.                        Tax Covenants.

(a)                                  All transfer, documentary, sales, use, registration and other similar Taxes (including, without limitation, all applicable real estate transfer and stock transfer Taxes, but not including any Income Taxes) and any penalties, interest and additions to such Taxes incurred in connection with the transfer of the Shares pursuant to the terms of this Agreement shall be paid by one-half by the Sellers, in accordance with their respective Pro Rata Shares, and one-half by the Buyer.  Each party to this Agreement shall cooperate in all commercially reasonable respects in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

(b)                                 The parties acknowledge and agree that, as a consequence of the transactions contemplated hereby, the Stub Period shall, to the extent permitted by applicable Law, be the applicable Taxable Period of the Company and the Subsidiaries for the period commencing on January 1, 2003 and ending on the Closing Date, and that all federal, state, local or foreign Income Tax Returns of the Company and its Subsidiaries shall, unless the Buyer and the Seller Representatives agree in writing otherwise, be filed on this basis to the extent permitted by applicable law.  The Escrowing Sellers shall, at their expense, prepare all Income Tax Returns required to be filed by or with respect to the Company and any of its Subsidiaries for the Stub Period, which Income Tax Returns shall take into account all items includable in income and properly deductible in determining taxable income for the Stub Period, including but not limited to deductions resulting from (i) the exercise of the Options, (ii) the payment of bonuses to employees of the Company and its Subsidiaries relating to periods ending on or before the Closing, (iii) all capitalized financing costs and expenses (including, without limitation, any costs related to interest rate cap agreements), which become currently deductible by the Company and its Subsidiaries as a result of the satisfaction of Indebtedness of the Company and its Subsidiaries on the Closing Date, and (iv) the acceleration of any compensation or other benefits payable to employees of the Company or any of its Subsidiaries.  The Escrowing Sellers shall permit the Buyer, together with its agents or advisors, to review and comment on each Income Tax Return for the Stub Period at least forty-five (45) days prior to the last date for the filing of such Tax Return, and the Escrowing Sellers shall make such revisions to such Income Tax Returns as shall have been reasonably requested by the Buyer no later than thirty (30) days prior to such last date for filing; provided that no such revision shall result in any reduction in amount of any item properly deductible in the written opinion of a law firm or accounting firm of national repute, in determining taxable income for the Stub Period (including but not limited to the deductible items referred to in clauses (i) through (iv) above).  Subject to Section 1.2(e)(ii)(B)(1), to the extent that the Company is entitled to and receives any refund for Income Taxes paid for the Stub Period, including but not limited to any refunds from the deductions of

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the items referred to in clauses (i) through (iv) above, the Buyer shall pay or cause to be paid to the Escrowing Sellers, as additional Purchase Price, by wire transfer of immediately available funds to the accounts and in the amounts designated by the Seller Representatives, the amount of any such refunds, which payment shall be made promptly but in no event later than two (2) business days following receipt thereof by the Buyer, the Company or any of its Subsidiaries.  To the extent that the deduction of the items referred to in clauses (i) through (iv) above are not deductible in determining the Company’s taxable income for the Stub Period, but are deductible in a taxable period after the Stub Period, and to the extent that such items were paid in cash at or prior to the Closing (or, in the case of the exercise of the Options, are deemed to have occurred at or prior to the Closing), or are reflected as accrued expenses in the calculation of Tangible Net Worth, the Buyer shall pay or cause to be paid to the Escrowing Sellers, as additional Purchase Price, by wire transfer of immediately available funds to the accounts and in the amounts designated by the Seller Representatives, the amount by which the Income Taxes that the Buyer or any of its Subsidiaries pay in cash with respect to any Taxable Period ending after the Closing Date is less than the amount of Income Taxes that the Buyer or any of its Subsidiaries would have paid in cash with respect to such Taxable Period if such items were not deducted, which payment shall be made within fifteen (15) business days following the date on which the Buyer or any of its Subsidiaries would otherwise have been required to pay such Income Taxes.

(c)                                  The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Buyer shall notify the Seller Representatives in writing within ten (10) days after receipt by the Buyer, the Company or any Subsidiary of the Company of any official inquiry, examination, audit or proceeding by the IRS or any state taxing authorities (“Audit”) with respect to Taxable Periods ending on, before or including the Closing Date.  The Seller Representatives shall have the right to exercise, on behalf of the Escrowing Sellers and at the expense of the Escrowing Sellers, control at any time over the handling, disposition and/or settlement of any issue raised in any Audit regarding any taxable period that ends on or before the Closing Date, provided that the Buyer shall have the right to participate at its own expense in all proceedings relating to such Audit.  The Buyer shall cooperate with the Seller Representatives, as the Seller Representatives may reasonably request, in any such Audit.  In the event that, as a result of any Audit, items agreed by the parties in Sections 10.3(b)(i) and (ii) to be attributable or allocable to the Stub Period are instead required to be attributed or allocated to a Taxable Period commencing on or after the Closing Date, and as a result thereof the refund to which the Escrowing Sellers would otherwise be entitled with respect to the Stub Period is reduced, the Buyer shall pay or cause to be paid to the Escrowing Sellers, as additional Purchase Price, by wire transfer of immediately available funds to the accounts and in the amounts designated by the Seller Representatives, the amount of such reduction in the applicable refunds (but only to the extent (if any), and at such time, that the Company realizes an actual cash benefit (which may include a reduction in Taxes that the Buyer or any of its Subsidiaries otherwise would been required to pay in cash at such time) from the proper deduction of such

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items in a Taxable Period ending after the Closing Date, which payment shall be made within five (5) business days following the realization of any such actual cash benefit; provided, however, that the Escrowing Sellers shall indemnify the Buyer and the Buyer Indemnitees pursuant to and in accordance with Section 12.1(a)(ii) if the Company or any of its Subsidiaries is required for any reason to pay any additional Income Taxes with respect to the Stub Period; provided further, however, that the Buyer shall have the right to offset the amount of increased Income Taxes attributable to the Stub Period as a result of such Audit, and for which it has not been indemnified by the Escrowing Sellers, against any payment that it would otherwise be required to make under this Section 10.3(c).

(d)                                 In consideration of the Escrowing Sellers’ agreements in Section 12.1(c) below to indemnify and hold harmless the Buyer Indemnitees from and with respect to all Income Taxes for the Stub Period, the Buyer agrees that it will not amend or cause to be amended, and that it will ensure that neither the Company nor any of its Subsidiaries amends or causes to be amended, any Income Tax Returns of or with respect to the Company and its Subsidiaries applicable to the Stub Period, or take any position, make any election or adopt any method inconsistent with the positions taken, elections made or methods used in or with respect to any such Tax Returns which would have an adverse effect on the Sellers, unless required to do so as the result of an Audit.  The Escrowing Sellers will not without the Buyer’s prior written consent take any position, make any election or adopt any method in the preparation of the Income Tax Return(s) for the Stub Period inconsistent with positions previously taken, elections previously made, or methods previously used in or with respect to any Tax Returns of the Company for Taxable Periods preceding the Stub Period, or which would have an adverse effect on the Company or any of its Subsidiaries in any Taxable Period following the Closing Date, unless required to do so as the result of an Audit.

(e)                                  Notwithstanding the foregoing, the Buyer may amend Income Tax Returns of the Company and its Subsidiaries for any Pre-Closing Tax Period (as defined in Section 12.1(a)(ii)) to permit the carryback to such Taxable Periods of net operating losses of the Company and the Subsidiaries arising from operations after the Closing, and the benefits of any such carryback shall be retained by the Company and its Subsidiaries. The Buyer and the Escrowing Sellers agree that if the Company has a net operating loss for any Pre-Closing Tax Period, and if the Escrowing Sellers so request, the Buyer shall cause the Company and its Subsidiaries to carry any such loss back to such Pre-Closing Tax Period and claim a refund of Income Taxes paid with respect to such Tax Period, to the extent permitted by law.  The Buyer shall cause the Company to pay the amount of such refund to the accounts and in the amounts designated by the Seller Representatives within five (5) days after receiving such refund; provided that the Escrowing Sellers shall indemnify the Buyer pursuant to and in accordance with Section 12.1(a)(ii) if the Company or any of its Subsidiaries is required for any reason to repay any portion of such refund to the relevant taxing authority.

10.4.                        Employment Agreements, Change-of-Control Plans.  The Buyer acknowledges the Company’s and its Subsidiaries’ obligations, as applicable, under the following: (a) the Employment Agreement, dated as of February 2, 1998 and amended on April 1, 2000, by and between John A. Saxton and the Company, (b) the Employment Agreement, dated as of July 31,

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2001, by and between Joan B. Weisman and the Company, (c) the Employment Agreement, dated as of June 30, 2001 and amended on April 18, 2003, by and between G. Paul Bozuwa and the Company, (d) the Employment Agreement, dated as of February 2, 1998 and amended on July 29, 2003, by and between David C. Hewitt and Dartmouth Printing Company, (e) the Company Change-of-Control Incentive Plan for Key Management Employees, and (f) the Company’s Change-of-Control Incentive Plan for Corporate Staff, copies of which Change-of-Control Plans (the “Change-of-Control Plans”) are attached hereto as Exhibit D.  The Change-of-Control Plans shall be amended prior to the Closing Date so as to expressly permit the subsequent amendment, modification or termination of the Change-of-Control Plans, so long as no such amendment, modification or termination adversely affects the rights of the beneficiaries of the Change-of-Control Plans to receive the severance payments specified in the Change-of-Control Plans as a result of the transactions contemplated hereby without the prior written consent of all such adversely-affected beneficiaries, and the Change-of-Control Plans shall not be otherwise amended.

10.5.                        Preferred Stockholders; Holders of Options and Warrants.  Each Seller that is a holder of Preferred Stock shall duly convert all of such holder’s shares of Preferred Stock into Class A Common Stock prior to the Closing in accordance with the Company’s Amended and Restated Certificate of Incorporation and any agreements, contracts or other instruments binding on such Seller.  Each Seller that is a holder of Options or Warrants shall duly exercise such holder’s Options or Warrants for shares of Class A Common Stock prior to the Closing in accordance with the terms thereof and any other agreements, contracts or other instruments binding on such Seller.  The Company shall cooperate with any such Seller to ensure that any such conversion or exercise, as the case may be, shall be effected prior to Closing.

10.6.                        Consents.  The Company shall, and the Sellers shall cause the Company to, make all commercially reasonable efforts to obtain and deliver to the Buyer at the Closing consents from the relevant parties to the contracts or agreements set forth in Schedule 7.9 hereto.

10.7.                        Escrow Agreement and Other Closing Actions.  The Seller Representatives shall at or prior to the Closing execute and deliver the Escrow Agreement and the Sellers shall cause the directors of the Company and its Subsidiaries listed on Schedule 7.7 to resign as of the Closing.

11.                                 EXCLUSIVE DEALING; TRANSFERS.  The Sellers hereby agree that during the Exclusivity Period (as defined below), neither the Sellers, the Company or any of its Subsidiaries nor any of their Affiliates shall solicit, initiate, furnish information relating to or participate in negotiations or discussions with respect to any offer or proposal from, or enter into any agreement with, a Person other than Buyer or its Affiliates concerning the purchase of all or any substantial portion of the capital stock of the Company or any of its Subsidiaries, or any merger, recapitalization, consolidation, sale of all or substantially all the assets or similar transaction involving the Company or its Subsidiaries.  The “Exclusivity Period” shall be the period commencing on the date hereof and ending on the earlier of the Closing Date or the date on which this Agreement is terminated in accordance with the provisions hereof. Prior to the Closing or earlier termination of this Agreement in accordance with its terms, none of the Sellers

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shall, directly or indirectly, sell, transfer, pledge, hypothecate, encumber, gift or otherwise dispose or surrender possession of, or enter into any contract or agreement for the sale, transfer, pledge, hypothecation, gift or other disposition of any shares of capital stock of the Company owned by such Seller (or any securities convertible into or exchangeable for such shares or any options, warrants or other rights to acquire such shares or securities, including any Options or Warrants) or any interest therein.  Notwithstanding the foregoing, each of the Sellers identified on Schedule 11 hereto shall be permitted to transfer their Shares as described in such Schedule 11 to the transferee(s) set forth on such Schedule 11, provided, that the documents governing each such transfer (a) require, among other things, (i) that the transferring Seller remain liable for all indemnification and other obligations hereunder with respect to such transferred Shares as if such transfer had never occurred, and (ii) that the transferee of such Shares sell the transferred Shares to the Buyer pursuant to the terms and provisions of this Agreement, and (b) are satisfactory to the Buyer and the Seller Representatives; and provided, further, that the Buyer and the Seller Representatives are satisfied that any such transfer does not adversely effect the interests of the Buyer or the other Sellers, as the case may be.

12.                                 INDEMNIFICATION.

12.1.                        Indemnity by the Sellers.

(a)                                  Subject to the overall limitations, the minimum amounts and the time limitations set forth in Section 12.4, each of the Escrowing Sellers agrees severally, and not jointly, to indemnify and hold the Buyer and, after the Closing, the Company and its Subsidiaries, and their respective affiliates, officers and directors (collectively, the “Buyer Indemnitees”) harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel (collectively, “Damages”), related to or arising directly or indirectly out of:

(i)                                     any breach of or inaccuracy in any representation or warranty made by the Company in this Agreement or breach of or any inaccuracy in any certificate delivered by the Company at Closing pursuant hereto, including the officer’s certificate referred to in Section 7.3 and the Certificate of Closing Amounts;

(ii)                                  any Taxes of the Company and its Subsidiaries (to the extent not paid by the Company and its Subsidiaries prior to the Closing) (x) with respect to any Taxable Period ending on or before the Closing Date and (y) with respect to the period to and including the Closing Date for a Taxable Period beginning before and ending after the Closing Date (collectively, “Pre-Closing Tax Periods”); provided, however, that the Sellers shall be liable only to the extent that such Taxes are in excess of the amount, if any, taken into account as a current liability for purposes of determining the Closing Date Tangible Net Worth and included in the calculation of the final Purchase Price.  For purposes of this Section 12.1(a)(ii), in the case of any Taxes that are imposed on a periodic basis and are payable for a Pre-Closing Tax Period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Pre-Closing Tax Period ending on the day immediately prior to the Closing Date and not

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otherwise specifically allocable to either the period prior to or after the Closing Date shall (A) in the case of any Taxes other than Income Taxes, be deemed to be the amount of such Tax for the entire Taxable Period multiplied by a fraction, the numerator of which is the number of days in the Taxable Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Taxable Period and (B) in the case of any Income Tax, be deemed equal to the amount which would be payable if the relevant Taxable Period ended on and included the Closing Date (determined based upon an interim closing of the books as of the Closing);

(iii)                               any breach of any covenant made by the Company in this Agreement with respect to the period between the date hereof and the Closing Date;

(iv)                              any provision of any bylaw or Certificate of Incorporation (or similar document) of the Company or any of its Subsidiaries or any agreement relating to the indemnification of any person who was a director of the Company or any of its Subsidiaries prior to the Closing; and

(v)                                 any liability with respect to the environmental matters set forth on Schedule 12.1 hereto (each, an “Environmental Claim”).

(b)                                 Subject to the overall limitations, the minimum amounts and the time limitations set forth in Section 12.4, each of the Sellers agrees severally, and not jointly, to indemnify and hold the Buyer Indemnitees harmless from and with respect to any and all Damages, related to or arising directly or indirectly out of the following (each, an “Individual Seller Claim”):

(i)                                     any breach of or inaccuracy in any representation or warranty made by such Seller in this Agreement;

(ii)                                  any breach of any covenant made by such Seller in this Agreement; and

(iii)                               any breach of, or inaccuracy in, the certificate of the Seller Representative delivered pursuant to Section 7.3 with respect to such Seller or his, her or its Shares (as if such certificate did not contain any qualification as to knowledge), for which breach or inaccuracy such Seller shall be solely liable.

12.2.                        Indemnity by the Buyer.  Subject to the overall limitations, the minimum amounts and the time limitations set forth in Section 12.4, the Buyer agrees to indemnify and hold each of the Sellers and, prior to the Closing, the Company and its Subsidiaries, and their respective affiliates, officers and directors (collectively, the “Seller Indemnitees”) harmless from and with respect to any and all Damages, related to or arising directly or indirectly out of any breach by the Buyer of any representation or warranty or covenant made by the Buyer in this Agreement.

12.3.  Third Party Claims.  In the event that any Buyer Indemnitee desires to make a claim against any Seller under Section 12.1 above in connection with any action, suit, proceeding or demand at any time instituted against or made upon such Buyer Indemnitee by

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any third party for which such Buyer Indemnitee may seek indemnification hereunder (a “Third Party Claim”), such Buyer Indemnitee shall promptly deliver notice of such Third Party Claim and of such Buyer Indemnitee’s claim for indemnification with respect thereto to the Seller Representatives or, if such Third Party Claim is an Individual Seller Claim, to the individual Seller against whom such Individual Seller Claim is made, provided, that the failure by such Buyer Indemnitee to notify the Seller Representatives of any such Third Party Claim or any individual Seller of any Individual Seller Claim, as the case may be, shall not adversely affect such Buyer Indemnitee’s rights to be indemnified hereunder except to the extent that the indemnifying Seller or Sellers are materially prejudiced thereby.  Within forty-five (45) days (or, where circumstances require, such shorter time as the Buyer Indemnitee may reasonably specify as being required under the circumstances) after receipt of notice of a Third Party Claim from a Buyer Indemnitee, the Seller Representatives or the individual Seller, as the case may be, may notify such Buyer Indemnitee of the indemnifying Sellers’ or Seller’s election to assume the defense of such Third Party Claim, in which case the indemnifying Sellers or Seller shall have the authority to negotiate, compromise and settle such Third Party Claim, if the following conditions are satisfied:

(i)                                     the Seller Representatives or the individual Seller, as the case may be, shall have confirmed in writing that the indemnifying Sellers or Seller are obligated hereunder to indemnify the Buyer Indemnitee with respect to such Third Party Claim;

(ii)                                  the Buyer Indemnitee shall not have given the Seller Representatives or the individual Seller, as the case may be, written notice that it has determined, in the exercise of its reasonable discretion, that a conflict of interest makes separate representation by the Buyer Indemnitee’s own counsel advisable; and

(iii)                               such Third Party Claim involves only money damages and does not seek an injunction or other equitable relief.

If the indemnifying Sellers, in the case of a Third Party Claim, or the indemnifying Seller, in the case of a Third Party Claim which is an Individual Seller Claim, elect to assume the defense of such Third Party Claim, such indemnifying Sellers or Seller shall be entitled at their own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of their own choosing; provided that the Buyer may participate in the defense of such Third Party Claim with its own counsel at its own expense.  If the Seller Representatives or the individual Seller, as the case may be, fail to notify the Buyer within forty-five (45) days after receipt of the Buyer’s notice of a Third Party Claim, the Buyer shall be entitled to assume the defense of such Third Party Claim at the expense of the indemnifying Sellers or Seller, provided that the Buyer may not settle any Third Party Claim without the consent of the Seller Representatives or, if such Third Party Claim is an Individual Seller Claim, the individual Seller, which consent shall not be unreasonably withheld or delayed.

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12.4.                        Limitations of Liability.

(a)                                  Subject to the other provisions of this Section 12.4, the Escrowing Sellers shall not be required to indemnify the Buyer Indemnitees under Section 12.1(a) except (i) if the aggregate amount of Damages with respect to any claim or series of related claims for which the Buyer Indemnitees are (but for this clause (a)(i)) entitled to indemnification from all Escrowing Sellers pursuant to Section 12.1(a) exceeds $50,000 in the aggregate (the “Minimum Claim Amount”) (it being understood and agreed that no Escrowing Seller shall be liable for any Damages with respect to any claim or series of related claims in the event that the aggregate amount of all Damages due from all Escrowing Sellers in the aggregate in respect of such claim or series of related claims is less than the Minimum Claim Amount), and (ii) to the extent that the aggregate amount of Damages for which the Buyer Indemnitees are (but for this clause (a)(ii)) entitled to indemnification from all Escrowing Sellers pursuant to Section 12.1(a) exceeds $500,000 in the aggregate (the “Deductible Amount”) (it being understood and agreed that (A) any claim or series of related claims for Damages of less than the Minimum Claim Amount shall be disregarded for purposes of calculating the Deductible Amount, and (B) the Deductible Amount is intended as a deductible, and no Escrowing Seller shall be liable for any Damages where the aggregate amount of all Damages due from all Escrowing Sellers in the aggregate for which the Buyer Indemnitees would be entitled to indemnification in the absence of the preceding clause (ii) is less than the Deductible Amount).  If the aggregate amount of Damages for which the Buyer Indemnitees are (but for the provisions of clause (a)(ii) above) entitled to indemnification pursuant to Section 12.1(a) exceed $500,000, the Buyer Indemnitees shall be entitled to be paid the excess of the aggregate amount of all such Damages over $500,000, subject to the limitations on the maximum amount of recovery set forth in Section 12.4(c).  Notwithstanding the foregoing, any Damages related to or arising directly or indirectly out of (w) any breach by the Company of, or inaccuracy in, its representations and warranties contained in Sections 3.1(a), 3.2, 3.3, 3.7 or 3.18 (or any breach of, or inaccuracy in, the officer’s certificate delivered under Section 7.3 to the extent that such breach or inaccuracy relates to such representations and warranties), (x) any breach by the Company of the covenants made by it in Sections 6.1, 6.8, 6.9, 10.1, 10.3, 10.5, 10.6, 11 or 14 of this Agreement, (y) any breach of, or inaccuracy in, the Certificate of Closing Amounts, or (z) any claim for indemnification made under Sections 12.1(a)(ii) or 12.1(a)(iv) (all claims referred to in the foregoing clauses (x) – (z) being collectively referred to herein as “Purchase-Price-Limited Claims”) shall be indemnified in their entirety by the Escrowing Sellers and shall not be subject to the limitations set forth in this Section 12.4(a).

(b)                                 Subject to Section 12.4(c) below, the aggregate Damages payable by the Escrowing Sellers, collectively, pursuant to Section 12.1(a) above with respect to all claims other than Purchase-Price-Limited Claims shall not exceed an amount equal to $10,000,000 (the “Maximum Amount”), and with respect to Purchase-Price-Limited Claims shall not exceed the aggregate amount of the Purchase Price received by the Escrowing Sellers collectively (including the Rollover Amounts of each Exchanging Seller included in the Escrowing Sellers).  The aggregate Damages payable by each Escrowing Seller pursuant to Section 12.1(a) above with respect to all claims other than Purchase-Price-Limited Claims shall not exceed an amount equal to such Escrowing Seller’s Adjusted Pro Rata Share of the Maximum Amount, and with respect to Purchase-Price-Limited Claims shall not exceed the amount (when aggregated with all other amounts previously paid or to be paid by such Escrowing Seller pursuant to this Section

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12) of the Purchase Price actually received by such Escrowing Seller (including the Rollover Amount of such Exchanging Seller). The maximum liability of any Escrowing Seller with respect to any Third Party Claim or other claim for Damages for which such Escrowing Seller is responsible under Section 12.1(a) shall be such Escrowing Seller’s Adjusted Pro Rata Share of the amount of such Third Party Claim or other claim for Damages.

(c)                                  The representations and warranties of each Seller contained in Section 4 and the covenants made by each Seller in this Agreement are made severally by each Seller as to himself, herself or itself only, and (i) any Seller who has breached his, her or its representations or warranties in Section 4.4 as to himself, herself or itself (but only such Seller) shall be liable with respect to all Damages arising from the breach thereof, up to an amount equal to such Seller’s Pro Rata Share of the Maximum Amount, and (ii) any Seller who has breached his, her or its representations or warranties in Sections 4.1 through 4.3 as to himself, herself or itself or any of his, her or its covenants made in this Agreement (but only such Seller) shall be liable with respect to all Damages arising from the breach thereof, up to the amount of the Purchase Price actually received by such Seller (including the Rollover Amount of such Seller), less in each case under the foregoing clauses (i) and (ii) any amounts previously paid or to be paid by such Seller pursuant to this Section 12, and no other Seller shall be liable for any such Damages.

(d)                                 Subject to paragraph (e) below, no claim for Damages pursuant to this Section 12 shall be brought or asserted after the first anniversary of the Closing Date.

(e)                                  The limitations set forth in paragraph (d) above shall not apply to (i) any claim relating to a matter with respect to which the Seller Representatives have been notified by the Buyer in writing prior to the first anniversary of the Closing Date, (ii) any claim relating to a breach by the Company or any of the Sellers of its, his or her covenants in this Agreement, as to which no time limitations shall apply, or (iii) any claim (other than the claims referred to in the foregoing clauses (i) and (ii)) for Damages arising from (A) a Purchase-Price-Limited Claim, (B) an Individual Seller Claim (other than an Individual Seller Claim arising from a breach of a Seller’s representations and warranties in Section 4.4 hereof, which shall be subject to the limitations set forth in paragraph (d) above), (C) a breach of, or inaccuracy in, the representations and warranties contained in Section 3.11(b) or Section 3.14, or (D) an Environmental Claim; provided, however, with respect to claims covered by clause (iii) above, no Seller shall be liable for any Damages arising from (x) a Purchase-Price-Limited Claim or an Individual Seller Claim (other than an Individual Seller Claim arising from a breach of such Seller’s representations and warranties in Section 4.4 hereof which shall be subject to the limitations set forth in paragraph (d) above) unless the Buyer has asserted a claim for such Damages on or prior to the date which is thirty (30) days after the expiration of the applicable statute of limitations, and (y) a breach of, or inaccuracy in, the representations and warranties contained in Sections 3.11(b) or 3.14 or an Environmental Claim unless the Buyer has asserted a claim for such Damages on or prior to the third anniversary of the Closing Date.

(f)                                    The amount of any Damages for which indemnification is provided for under this Section 12 shall be offset by (i) any amounts recovered by the Buyer as a result of any indemnification by any third party, (ii) any insurance proceeds or other amounts received by the

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Buyer from third parties with respect to such Damages and (iii) any tax benefits actually realized by the Buyer or its affiliates from the incurrence or payment of such Damages, in each case net of any costs of pursuing such recovery, proceeds or benefits.  In computing the amount of any such tax benefits, the Buyer and its affiliates shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any items arising from the receipt or accrual of any indemnity payment hereunder or the incurrence or payment of any indemnified Damage for which indemnification is provided under this Section 12.  For purposes of this Agreement, the Buyer and any of its affiliates shall be deemed to have “actually realized” a net tax benefit to the extent that, and at such time as, the amount of taxes payable by the Buyer or such affiliate is reduced below the amount of taxes that the Buyer or such affiliate would have been required to pay but for the receipt or accrual of the indemnity payment or the incurrence or payment of such Damages for which indemnification is provided under this Section 12.  The Buyer agrees to use commercially reasonable efforts to make any claims for insurance, tax benefits and/or indemnification available from a third party(ies) with respect to Damages for which it will seek indemnification hereunder and to diligently pursue such claims in good faith.  If any such insurance proceeds and/or other amounts are received by the Buyer after payment by any Seller of any amount otherwise required to be paid to the Buyer pursuant to this Section 12, the Buyer shall repay to such Seller(s), promptly after receipt of such insurance proceeds and/or other amounts, the amount that such Seller(s) would not have had to pay pursuant to this Section 12 had such insurance proceeds and/or other amounts been received by the Buyer prior to such Seller’s payment under this Section 12.

(g)                                 Notwithstanding any provision herein to the contrary, the Buyer Indemnitees shall seek payment for any amounts due with respect to all claims for indemnification under Section 12.1 solely as follows: (i) with respect to all such claims (other than Individual Seller Claims), the Buyer shall seek payment only as follows: (A) first, out of the Indemnity Escrowed Funds in accordance with the provisions of the Escrow Agreement, and (B) second, to the extent that amounts owing by the Escrowing Sellers exceed the amount of the Indemnity Escrowed Funds released in payment thereof, the Buyer shall be entitled to seek payment from each Escrowing Seller directly for such Escrowing Seller’s Adjusted Pro Rata Share of the amount of such excess, subject to the limitations set forth in this Agreement; and (ii) with respect to any Individual Seller Claims, the Buyer shall seek payment only as follows: (A) if such Seller is an Escrowing Seller, (1) first, in accordance with the provisions of the Escrow Agreement, out of the Indemnity Escrowed Funds otherwise distributable under the Escrow Agreement to the Escrowing Seller who is liable for such claim, and (2) second, to the extent that amounts owed by any Escrowing Seller exceed the amount of such Escrowing Seller’s Indemnity Escrowed Funds which may be released in payment of such claim pursuant to the foregoing clause (1), the Buyer shall be entitled to seek payment from such Escrowing Seller directly for the amount of such excess, subject to the limitations set forth in this Agreement, and (B) if such Seller is a Non-Escrowing Seller, (1) first, out of the Indemnity Escrowed Funds in accordance with the provisions of the Escrow Agreement, provided, however, that, the amount of Indemnity Escrowed Funds released in payment of such Individual Seller Claim shall not exceed the aggregate cash purchase price received by such Non-Escrowing Seller in connection with the sale of such Non-Escrowing Seller’s Purchase Shares to the Buyer pursuant to the terms of this Agreement, and (2) second, to the extent that amounts owed by any Non-Escrowing Seller

42

exceed the amount of the Indemnity Escrowed Funds released in payment of such Individual Seller Claim pursuant to the foregoing clause (1), the Buyer shall be entitled to seek payment from such Non- Escrowing Seller directly for the amount of such excess, subject to the limitations set forth in this Agreement, and no other Seller shall have any obligation or liability with respect to the amount of such excess.

(h)                                 Except as provided in Section 14.15, any payments made by the Sellers or any of them to the Buyer under Sections 1.2(e) and 10.3, and any indemnification payments made by the Sellers or any of them pursuant to this Section 12 shall be treated by all parties as a reduction in the Purchase Price received by such Seller(s) hereunder.  Any payments received by the Sellers or any of them under Sections 1.2(e) and 10.3 and any indemnification payments received by the Sellers or any of them pursuant to this Section 12 shall be treated by all parties as an increase in the Purchase Price received by such Seller(s) hereunder.

(i)                                     The Sellers identified on Schedule 11 hereto, each of whom intends to transfer a portion of their Shares prior to Closing to their respective transferees identified on such Schedule 11, hereby acknowledge and agree that all such transferring Sellers shall remain responsible for all indemnification and other obligations hereunder with respect to the Shares transferred by them as if such transfer had never occurred.

(j)                                     Each of the Buyer Indemnitees and the Non-Escrowing Sellers hereby acknowledge and agree that the Escrowing Sellers shall have the right of subrogation against any Non-Escrowing Seller with respect to any amounts paid by the Escrowing Sellers under Section 12.4(g)(ii)(B) in connection with any Non-Escrowing Seller’s liability for an Individual Seller Claim, and each of the Buyer Indemnitees and the Non-Escrowing Sellers hereby waive any rights it, he or she may have to enjoin, restrict or otherwise prohibit the Escrowing Sellers from exercising the right of subrogation set forth in this paragraph (j).  Notwithstanding the foregoing, the Escrowing Sellers acknowledge that they shall not be entitled to take possession of any shares of Holdco received by any such Non-Escrowing Seller pursuant to the Exchange Agreement.

(k)                                  The Sellers and the Buyer agree that, for purposes of this Section 12, when determining whether or not there has been a breach of any representation or warranty by the Company or any Seller and when calculating the amount of Damages resulting from any such breach, qualifications of such representations and warranties by “material” or “Material Adverse Effect” shall be disregarded.

12.5.                        Expiration of Representations and Warranties; Scope of Sellers’ Liability.  Except with respect to any claim relating to a matter with respect to which the Seller Representatives have been notified by the Buyer in writing prior to the expiration of the applicable claim period set forth in Section 12.4(d) or (e),  each of the representations and warranties of the Sellers and of the Company contained in this Agreement shall irrevocably expire on the last day on which any action or claim for breach of such representation or warranty may be brought or asserted pursuant to Sections 12.4(d) or (e) (the “Expiration Date”).  The Buyer acknowledges and agrees that its sole remedy against the Sellers (other than, to the extent available, injunctive or other

43

appropriate equitable remedies against any breach of threatened breach of this Agreement) for breach of this Agreement is set forth in Section 12.1 and that, except (a) with respect to any claim of fraud or (b) to the extent the Buyer has asserted a claim for indemnification pursuant to Section 12 prior to the applicable Expiration Date, the Buyer shall have no remedy against any of the Sellers for any breach of a representation or warranty made by any of them or the Company in this Agreement.  The Sellers and the Buyer agree that the purpose of this Section 12.5 is to make it clear that the Sellers are to have no liability whatsoever to the Buyer for breach of this Agreement, except as set forth in Section 12.1 (or as otherwise set forth in this Section 12.5), and accordingly agree that this Section 12.5 is to be construed broadly.  The Buyer acknowledges that this Section 12.5 has been negotiated fully by the Buyer and the Sellers and that the Sellers would not have entered into this Agreement but for the inclusion of this Section 12.5.

13.                                 RIGHT TO TERMINATE.  In the event that the Closing does not occur on or before September 30, 2003, either party may terminate this Agreement at any time after the close of business on such date by delivering written notice to the other party hereto so long as such failure to close is not a result of a breach by the terminating party of any of its obligations hereunder.  In addition, the Buyer may terminate this Agreement at any time prior to the Closing by written notice to the Seller Representatives if either (a) a breach of the representations and warranties of the Company or any Seller in this Agreement has occurred, or (b) the Company or any Seller is in breach in any material respect of any of its covenants or agreements in this Agreement, and, in each case under clause (a) or (b), such breach could reasonably be expected to result in a Material Adverse Effect or is reasonably likely to materially and adversely affect the ability of the Buyer to consummate the transactions contemplated hereby.

14.                                 GENERAL.

14.1.                        Expenses.  All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby (including any post-closing adjustments to the Purchase Price), including, without limitation, attorneys’, accountants’ and outside advisers’ fees and disbursements, shall be borne by (a) the Buyer, if incurred for the Buyer’s account, (b) the Sellers, if incurred for the account of the Sellers, or (c) the Sellers, if incurred for the account of the Company at or prior to the Closing; provided that the Transaction Expenses shall be deducted from the Purchase Price pursuant to Section 1.1 and paid by the Buyer at Closing pursuant to Section 2.2(d).  Notwithstanding the foregoing, the Buyer shall pay all expenses of the Company and its Subsidiaries incurred in connection with the Buyer’s obtaining the financing necessary (i) to pay the Purchase Price and all fees and expenses of the Buyer arising in connection with the transactions contemplated by this Agreement, and (ii) to finance the working capital needs of the Company and its Subsidiaries following the Closing.

14.2.                        Notices.  All notices, demands and other communications hereunder shall be in writing or by facsimile, and shall be deemed to have been duly given if delivered personally or by overnight courier or if mailed by certified mail, return receipt requested, postage prepaid, or sent by facsimile, as follows:

44

If to the Company at any time prior to the Closing, to:

The Sheridan Group, Inc.

11311 McCormick Road

Suite 260

Hunt Valley, Maryland  21031-1437

Attention: John A. Saxton, President and Chief Executive Officer

Fax: (410) 785-7217

with a copy sent contemporaneously to:

Robert M. Wolf, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts  02110

Fax:  (617) 951-8736

If to the Sellers, to BBV and John A. Saxton as the Seller Representatives:

BancBoston Ventures Inc.

175 Federal Street, 10th Floor

Boston, Massachusetts  02110

Attention: William Parent, Managing Director

Fax:  (617) 434-1153

and

The Sheridan Group, Inc.

11311 McCormick Road

Suite 260

Hunt Valley, Maryland  21031-1437

Attention: John A. Saxton, President

and Chief Executive Officer

with a copy sent contemporaneously to:

Robert M. Wolf, Esq.

Bingham McCutchen LLP

150 Federal Street

45

Boston, Massachusetts  02110

Fax:  (617) 951-8736

If to the Buyer, or to the Company at any time after the Closing, to:

c/o Bruckmann, Rosser, Sherrill & Co.

126 East 56th Street, 31st Floor

New York, New York 10022

Attention:  Tom Baldwin

Fax:  (212) 521-3703

and

c/o Jefferies Capital Partners
520 Madison Avenue, 8th Floor
New York, New York 10022
Attention:  James Luikart
Fax:  (212) 284-1717

with a copy sent contemporaneously to:

Carmen J. Romano, Esq.

Dechert LLP

1717 Arch Street

Philadelphia, Pennsylvania 19103

Fax: (215) 994-2222

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by facsimile, when dispatched.

14.3.                        Entire Agreement.  This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by the Buyer and the Seller Representatives.

14.4.                        Governing Law.  The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the State of New York.

14.5.                        Sections and Section Headings.  All enumerated subdivisions of this Agreement are herein referred to as “Section” or “paragraph.”  The headings of Sections and paragraphs are for reference only and shall not limit or control the meaning thereof.

14.6.                        Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.  Neither this

46

Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided, however, that Buyer may without such consent assign or delegate its rights and obligations hereunder or under any instrument executed in connection herewith to any affiliate or as collateral security to any lender providing financing in connection herewith, and, following the Closing, to any Person who acquires (whether in a single transaction or a series of related transactions) all or substantially all of the assets or capital stock of the Company or any of its Subsidiaries.

14.7.                        Further Assurances.  The Sellers, the Company and the Buyer shall execute and deliver to all appropriate other parties such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

14.8.                        No Implied Rights or Remedies.  Except as set forth in Section 10.2 and as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Sellers, the Company and the Buyer and their respective shareholders, any rights or remedies under or by reason of this Agreement.

14.9.                        Knowledge.  Whenever the phrase “to the knowledge of the Company” or another similar qualification is used herein, the relevant knowledge is limited solely to (a) the actual knowledge of John A. Saxton and Robert M. Jakobe and (b) the knowledge John A. Saxton and Robert M. Jakobe could reasonably be expected to have after such inquiry of the Presidents of each of the Company’s Subsidiaries as is reasonable under the circumstances.

14.10.                  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.11.                  Satisfaction of Conditions Precedent.  The Sellers, the Company and the Buyer will each use their commercially reasonable efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that nothing contained in this Section 14.11 shall obligate any party hereto to waive any right or condition under this Agreement.

14.12.                  Public Statements or Releases.  Except as otherwise required by applicable law, each of the parties hereto agrees that prior to the Closing no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement, the transactions contemplated hereby or any negotiations or discussions related hereto, without first obtaining the prior consent of the other parties hereto.  Each of the parties hereto further agrees to provide written notice to the other parties to this Agreement, immediately upon the knowledge thereof, of any obligation under applicable law to make, issue or release any such public announcement, statement or acknowledgment.

47

14.13.                  Business Records.  The Buyer acknowledges that the business records of the Company and each of its Subsidiaries relating to their respective operations prior to Closing will be acquired by the Buyer in connection with the consummation of the transactions contemplated hereby, and that the Sellers may from time to time require access to or copies of such records.  The Buyer agrees that upon reasonable prior notice from any Seller, it will, during normal business hours, provide such Seller with access to or copies of such records to the extent such access is reasonable under the circumstances.  Each Seller hereby agrees to hold any confidential information so provided in confidence and to use such information only for the purposes described above.  The Buyer agrees that it will not within six (6) years after the Closing Date destroy any business records of the Company or any of its Subsidiaries prepared prior to the Closing without first notifying the Seller Representatives, and affording the Seller Representatives the opportunity to remove or copy such records.  For purposes of the preceding sentence, any notice from the Buyer delivered in accordance with Section 12.4 shall be deemed to be adequate notice if not responded to in writing by the Seller Representatives within ninety (90) days.

14.14.                  Reliance.  The Company and each Seller acknowledges and agrees that no right of indemnification on the part of the Buyer or any other Buyer Indemnitee shall be limited, restricted or waived in any way by reason of any investigation or audit conducted prior to the Closing or the knowledge of the Buyer or its Affiliates or representatives at any time prior to the Closing of any breach of any representation, warranty, covenant or agreement of the Company or any Seller, or the decision of the Buyer to complete the Closing.  Notwithstanding anything to the contrary herein, the Buyer shall have the right, irrespective of any such knowledge or investigation or any decision by the Buyer to complete the Closing, to rely fully on the representations, warranties, covenants and agreements of the Company and the Sellers contained in this Agreement (and any certificate delivered hereunder).

14.15.                  Contribution to Holdco Capital.  Each Escrowing Seller that is an Exchanging Seller hereby acknowledges and agrees that the portion of any amount paid by such Escrowing Seller pursuant to Section 1.2(e) which is attributable to such Escrowing Seller’s Exchange Shares shall be deemed to be a contribution of capital to Holdco.

15.                                 SELLER REPRESENTATIVES.  By the execution and delivery of this Agreement, each of the Sellers hereby irrevocably constitutes and appoints BBV and John A. Saxton as the true and lawful agents and attorneys-in-fact (the “Seller Representatives” and each a “Seller Representative”) of such Sellers with full power of substitution to act jointly in the name, place and stead of such Sellers with respect to the transfer of the Shares owned by such Sellers to the Buyer in accordance with the terms and provisions of this Agreement, and to act jointly on behalf of such Sellers in any litigation or arbitration involving this Agreement, to jointly do or refrain from doing all such further acts and things, and to jointly execute all such documents as the Seller Representatives shall unanimously deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power:

(a)                                  to execute the Escrow Agreement and any amendments thereto as the representative of the Sellers, to execute any instructions or directions to the Escrow

48

Agent with respect to disbursements or other matters thereunder and to take such further actions under the Escrow Agreement as the Seller Representatives deem to be necessary or appropriate;

(b)                                 to act for such Sellers with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of such Sellers and to transact matters of litigation;

(c)                                  to jointly execute and deliver all amendments, waivers, ancillary agreements, stock powers, certificates and documents that the Seller Representatives unanimously deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, agreements terminating the agreements listed on Schedule 7.14 hereto;

(d)                                 to jointly receive funds, make payments of funds, and give receipts for funds;

(e)                                  to jointly receive funds for the payment of expenses of such Sellers and apply such funds in payment for such expenses;

(f)                                    to jointly do or refrain from doing any further act or deed on behalf of such Sellers that the Seller Representatives unanimously deem necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as such Sellers could do if personally present; and

(g)                                 to jointly receive service of process in connection with any claims under this Agreement.

In order to be effective for purposes of this Agreement and binding on each of the Sellers, any action of the Seller Representatives, including but not limited to any decision to refrain from taking any action, must be made by the Seller Representatives acting unanimously.

In acting under or pursuant to this Section 15 and the powers granted hereby, the Seller Representatives shall act equitably and without discriminating among the Sellers, except as and to the extent expressly authorized by this Agreement or any of the Transaction Documents.

The appointment of the Seller Representatives shall be deemed coupled with an interest and shall be irrevocable and shall be binding upon the successors, assigns, heirs and executors of each Seller (and shall not be terminated by the death of any Seller), and the Buyer and any other Person may conclusively and absolutely rely, without inquiry, upon any unanimous action of the Seller Representatives in all matters referred to herein.  All notices required to be made or delivered by the Buyer to the Sellers described above in this Section 15 shall be made to each of the Seller Representatives for the benefit of such Sellers and shall discharge in full all notice requirements of the Buyer to such Sellers with respect thereto.  The Sellers hereby confirm all that the Seller Representatives shall jointly do or cause to be done by virtue of their appointment as the Seller Representatives of such Sellers.  The Seller Representatives shall act for such

49

Sellers on all of the matters set forth in this Agreement in the manner the Seller Representatives unanimously believe to be in the best interest of such Sellers and consistent with the obligations under this Agreement, but the Seller Representatives shall not be responsible to such Sellers for any losses or damages such Sellers may suffer by the performance of their duties under this Agreement, other than losses or damages arising from willful violation of the law or gross negligence in the performance of their duties under this Agreement.  In addition, the Seller Representatives shall not be responsible in their capacity as Seller Representatives to any Buyer Indemnitee or any Seller for any misrepresentations or inaccuracies with respect to any Seller or any Seller’s Shares in the certificate delivered by the Seller Representatives pursuant to Section 7.3, as to all which misrepresentations or inaccuracies such Seller shall be solely liable.

16.                                 SELLER RELEASE.

(a)                                  Each Seller does hereby, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, executors and administrators (collectively, the “Seller Parties”) RELEASE AND FOREVER DISCHARGE the Company, each of the Company’s Subsidiaries, the Buyer and their respective Affiliates, parents, joint ventures, officers, directors, shareholders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, the “Company Parties”) from all causes of action, suits, debts, claims and demands whatsoever at law, in equity or otherwise, which such Seller or any of the Seller Parties ever had, now has, or hereafter may have, by reason of any matter, cause or thing whatsoever, from the beginning of its initial dealings with the Company or any of its Subsidiaries to the Closing, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to such Seller’s status as a stockholder, investor, holder of any equity interests, lender (except as to any such Seller or any of its Affiliates holding Indebtedness of the Company as set forth on Schedule 3.16 hereto) or debtor of the Company or any of its Subsidiaries (including any right to indemnification or contribution from the Company (whether statutory, common law, pursuant to the Company’s charter documents or otherwise)), any agreement between such Seller, the Company or any of its Subsidiaries or any Affiliate of the Company or any of its Subsidiaries, and, if applicable, such Seller’s employment relationship with the Company or any of its Subsidiaries, but not including such claims to payments and other rights provided to such Seller under this Agreement, the employment agreements and Change-of-Control Plans set forth in Section 10.4, compensation due and payable to such Seller as of the date hereof pursuant to such Seller’s employment with the Company or any of its Subsidiaries, including any compensation due and payable pursuant to any bonus plans of the Company or any of its Subsidiaries, or any payments or benefits as may be due to such Seller under any employee benefit plan of the Company in accordance with the terms of such plan.  The release contained in this paragraph (a) is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

(b)                                 Each Seller, on behalf of itself and the Seller Parties, agrees never to bring (or cause or permit to be brought) any action or proceeding against the Company or any Company Party regarding such Seller’s status as a stockholder, investor, holder of any equity interests, lender (except as to any such Seller or any of its Affiliates holding Indebtedness of the Company as set forth on Schedule 3.16 hereto) or debtor of the Company, any agreements of such Seller

50

with the Company or any of its Subsidiaries that relate to such Seller’s status as a stockholder, investor, lender or debtor of the Company (including without limitation the agreements set forth on Schedule 7.14 hereto), or any claim released pursuant to Section 16(a).  Each Seller agrees that in the event that any claim, suit or action released pursuant to Section 16(a) shall be commenced by it or any of the Seller Parties against the Company or any Company Party, the release contained in Section 16(a) shall constitute a complete defense to any such claim, suit or action so instituted.

(c)                                  The parties agree and acknowledge that the release of any asserted or unasserted claims against the Company and the Company Parties pursuant to Section 16(a) are not and shall not be construed to be an admission of any violation of any Federal, state or local statute or regulation, or of any duty owed by the Company or any of the Company Parties to any Seller Party.

(d)                                 The Company and each Seller hereby acknowledges and agrees that each agreement set forth on Schedule 7.14 hereto has been terminated and is of no further force and effect.

(e)                                  Each Seller that is an Escrowing Seller hereby acknowledges and agrees that the Non-Escrowing Sellers shall have no obligation or liability with respect to any payment required to be made by the Escrowing Sellers to the Buyer or the Company pursuant to Sections 1.2 and 10.3 hereof, and each Seller that is a Non-Escrowing Seller hereby acknowledges and agrees that it, he or she shall have no right or claim, and hereby waives any such right or claim, to receive any portion of any payments required to be made by the Buyer or the Company to the Escrowing Sellers pursuant to Sections 1.2 and 10.3 hereof.

(f)                                    Each Seller that is an Optionholder hereby acknowledges and agrees that any portion (if any) of his or her options to purchase shares of capital stock of the Company that are not exercised in connection with the consummation of the transactions contemplated hereby will be cancelled and terminated as of the Closing Date, and such Seller hereby waives all of his or her rights and claims with respect to such unexercised options.

(g)                                 Each Seller that is a holder of shares of Preferred Stock hereby waives its, his or her right to require the Company to redeem its, his or her shares of Preferred Stock in connection with the transactions contemplated hereby, and hereby releases the Company from its obligation to redeem such Seller’s shares of Preferred Stock in connection with the transactions contemplated hereby.

(h)                                 Each Seller hereby waives any rights it, he or she may have to acquire equity securities of the Company other than in connection with the conversion of any of such Seller’s Preferred Stock or the exercise of any of such Seller’s Options or Warrants.

(i)                                     Each Seller certifies and acknowledges that such Seller:

(i)                                     has read the terms of this Agreement and the release provided hereunder, and that such Seller understands its terms and effects, including the fact that such Seller has

51

agreed to RELEASE AND FOREVER DISCHARGE the Company and all Company Parties from any legal action or other liability of  any type related in any way to the matters released pursuant to Section 16(a); and

(ii)                                  has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which such Seller acknowledges is adequate and satisfactory to it.

(j)                                     This Section 16 shall be effective upon the consummation of the Closing.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

THE COMPANY:

THE SHERIDAN GROUP, INC.

By:	/s/ John A. Saxton
	Name:	John A. Saxton
	Title:	President and Chief Executive Officer

SELLERS:

BANCBOSTON VENTURES INC.

By:	/s/ William Parent
	Name:	William Parent
	Title:	Managing Director

/s/ R. Champlin Sheridan
R. Champlin Sheridan

/s/ J. M. Dryden Hall, Jr.
J.M. Dryden Hall, Jr.

KCB SERVICES, f/b/o J.M. Dryden Hall, Jr.
Rollover IRA

By:	/s/ J.M. Dryden Hall, Jr.
	Name:	J.M. Dryden Hall, Jr.
	Title:	Agent

53

GUARANTEE & TRUST CO., t/t/e f/b/o J.M. Dryden Hall, Jr.

By:	/s/ J.M. Dryden Hall, Jr.
Name:	J.M. Dryden Hall, Jr.
Title:	Agent

/s/ Thomas O. Nuttle
Thomas O. Nuttle

/s/ F. Ross Jones
F. Ross Jones

/s/ Gary T. DiCamillo
Gary T. DiCamillo

/s/ Craig H. Deery
Craig H. Deery

/s/ John A. Saxton
John A. Saxton

/s/ G. Paul Bozuwa
G. Paul Bozuwa

/s/ David C. Hewitt
David C. Hewitt

/s/ Stuart V. Smith, Jr.
Stuart V. Smith, Jr.

54

SHERIDAN INVESTMENT GROUP, INC.

By:	/s/ R. Champlin Sheridan
	Name:	R. Champlin Sheridan
	Title:	President

/s/ Robert M. Jakobe
Robert M. Jakobe

BT/ALEX BROWN – CUSTODIAN,
f/b/o John A. Saxton IRA

By:	/s/ John A. Saxton
	Name:	John A. Saxton
	Title:	Beneficiary

/s/ George A. Whaling
George A. Whaling

/s/ Joan B. Weisman
Joan B. Weisman

/s/ J. Kenneth Garner
J. Kenneth Garner

/s/ Douglas R. Ehmann
Douglas R. Ehmann

/s/ Richard C. Hawkins
Richard C. Hawkins

/s/ Patricia A. Striker
Patricia A. Stricker

/s/ John M. Elliott
John M. Elliott

55

/s/ Jennifer A. Bedell
Jennifer A. Bedell

/s/ Michael Sartorelli
Michael Sartorelli

/s/ Christopher Azbill
Christopher Azbill

/s/ Christopher Benyovsky
Christopher Benyovsky

/s/ J. Dennis Smith
J. Dennis Smith

/s/ Wayne M. Peterson
Wayne M. Peterson

/s/ David T. Merchant
David T. Merchant

/s/ Gary J. Kittridge
Gary J. Kittridge

/s/ James W. Stirling
James W. Stirling

/s/ Arthur R. Myers
Arthur R. Myers

/s/ William P. Walters
William P. Walters

56

/s/ Robert M. Moore
Robert M. Moore

/s/ Edward H. Hartman
Edward H. Hartman

RBS CAPITAL CORPORATION(f/k/a NATWEST USA CAPITAL CORPORATION)

By:	/s/ Andrew S. Weinberg
	Name:	Andrew S. Weinberg
	Title:	President

ARCHIMEDES FUNDING, L.L.C.

By:	/s/ Jane Musser Nelson
	Name:	Jane Musser Nelson
	Title:	Managing Director

PB CAPITAL CORPORATION (f/k/a BHF-BANK AKTIENGESELLSCHAFT)

By:	/s/ Christopher J. Ruzzi
	Name:	Christopher J. Ruzzi
	Title:	Vice President

By:	/s/ Jeffrey N. Frost
	Name:	Jeffrey N. Frost
	Title:	Managing Director

57

EXETER VENTURE LENDERS, L.P.
by its General Partner

By:	/s/
Name:
Title:

EXETER CAPITAL PARTNERS IV, L.P.
by its General Partner

By:	/s/
Name:
Title:

BUYER:

SHERIDAN ACQUISITION CORP.

By:	/s/ J. Rice Edmonds
	Name:	J. Rice Edmonds
	Title:	Vice President

SELLER REPRESENTATIVES:

BANCBOSTON VENTURES INC.,
as Seller Representative

By:	/s/ William Parent
	Name:	William Parent
	Title:	Managing Director

/s/ John A. Saxton
John A. Saxton,
as Seller Representative

58

Schedules

1	Closing Capitalization
1.1(b)	Stockholder Notes
2	Escrowing Sellers and Non-Escrowing Sellers
2.2(c)	Assumed Indebtedness
3.1	Foreign Qualifications
3.2	Subsidiaries
3.3(a)	Commitments with respect to Capital Stock
3.3(b)	Authorized Capital or Membership Interests of Subsidiaries
3.4	Non-Contravention
3.5	Consents; Permits, etc.
3.6	Financial Statements
3.7	Taxes
3.8	Absence of Certain Changes
3.9	Litigation, etc.
3.10	Conformity to Law
3.11(a)	Real Property
3.11(b)	Environmental Matters
3.12	Insurance
3.13	Contracts
3.14	Employee Benefit Plans
3.15	Trademarks, Patents, Etc.
3.16	Indebtedness
3.17	Labor Relations
3.19	Title To Assets
3.20	Undisclosed Liabilities
3.21	Customers and Suppliers
3.22	Transactions with Affiliates
5.6	Financing Commitments
6.4	Contracts and Commitments
6.7	Capital Expenditures
7.7	List of Directors Resigning
7.9	Consents
7.14	Termination of Agreements
7.18.	Operating Leases
9.1	Exchanging Sellers; Rollover Amounts
9.2	Tangible Net Worth Calculation
9.3	Bonuses
11	Exclusive Dealing; Transfer
12.1	Environmental Matters

59

Exhibits

Exhibit A	Exchange Agreement

Exhibit B	Escrow Agreement

Exhibit C-1	Opinion of Bingham McCutchen LLP

Exhibit C-2	Opinion of J.M.D. Hall, Jr.

Exhibit D	Change-of-Control Plans

60

Schedules

to

Stock Purchase Agreement

dated

August 1, 2003

among

Sheridan Acquisition Corp.,

The Sheridan Group, Inc.

and the Sellers set forth therein.

Index

Schedules

1	Closing Capitalization
1.1(b)	Stockholder Notes
2	Escrowing Sellers and Non-Escrowing Sellers
2.2(c)	Assumed Indebtedness
3.1	Foreign Qualifications
3.2	Subsidiaries
3.3(a)	Commitments with respect to Capital Stock
3.3(b)	Authorized Capital or Membership Interests of Subsidiaries
3.4	Non-Contravention
3.5	Consents; Permits, etc.
3.6	Financial Statements
3.7	Taxes
3.8	Absence of Certain Changes
3.9	Litigation, etc.
3.10	Conformity to Law
3.11(a)	Real Property
3.11(b)	Environmental Matters
3.12	Insurance
3.13	Contracts
3.14	Employee Benefit Plans
3.15	Trademarks, Patents, Etc.
3.16	Indebtedness
3.17	Labor Relations
3.19	Title to Assets
3.20	Undisclosed Liabilities
3.21	Customers and Suppliers
3.22	Transactions with Affiliates
5.6	Financing Commitments
6.4	Contracts and Commitments
6.7	Capital Expenditures
7.7	List of Directors Resigning
7.9	Consents
7.14	Termination of Agreements
7.18	Operating Leases
9.1	Exchanging Sellers; Rollover Amounts
9.2	Tangible Net Worth Calculation
9.3	Bonuses
11	Exclusive Dealing; Transfer
12.1	Environmental Matters

Any information disclosed in any of the following Schedules shall be deemed disclosed and incorporated into any other Schedule to the Stock Purchase Agreement where such disclosure would be appropriate, provided the relevance of such information disclosed and incorporated to such other schedule is readily apparent.  Following is a list of terms and definitions of such terms as used in these Schedules:

“Capital City Press” — Capital City Press, Inc., a Vermont corporation

“Company” – The Sheridan Group, Inc., a Maryland corporation

“Dartmouth Journal” — Dartmouth Journal Services, Inc., a New Hampshire corporation

“Dartmouth Printing” — Dartmouth Printing Company, a New Hampshire corporation

“Sheridan Books” — Sheridan Books, Inc., a Delaware corporation

“Sheridan Group Holding” — Sheridan Group Holding Company, a Delaware corporation

“Sheridan Press” — The Sheridan Press, Inc., a Maryland corporation

“United Litho” — United Litho Inc., a Maryland corporation

Unless the context otherwise requires, all other capitalized terms used in these Disclosure Schedules shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

Schedule 1

PART A

CLOSING CAPITALIZATION

(CLASS A COMMON STOCK)

STOCKHOLDER	Class A Common Stock Original Issue)	Class A Common Stock Issuable Upon Exercise of Options	Class A Common Stock Issuable Upon Exercise of Warrants	Class A Common Stock Issuable Upon Conversion of Series A Preferred Stock	Class A Common Stock Issuable Upon Conversion of Series A-1 Preferred Stock	Total Shares of Class A Common Stock (Pro Rata Shares)	Percentage Ownership of Class A Common Stock
BancBoston Ventures Inc.				166,667.0795	36,882.4412	203,549.5207	61.6039%
Sheridan Investment Group, Inc. (f/k/a RCS Holdings, Inc.)	30,319				6,341.0761	36,660.0761	11.0951%
RBS Capital Corporation (f/k/a NatWest USA Captial Corporation)			15,791.2375			15,791.2375	4.7792%
David C. Hewitt	9,908	1,000.0			2,072.1481	12,980.1481	3.9284%
BT/Alex Brown-Custodian f/b/o John A. Saxton IRA				8,050.5326	4,128.2510	12,178.7836	3.6859%
John A. Saxton	4,710	2,500.0				7,210.0000	2.1821%
G. Paul Bozuwa	3,778	1,000.0			275.2167	5,053.2167	1.5293%
J.M. Dryden Hall, Jr.	4,306					4,306.0000	1.3032%
Archimedes Funding, L.L.C.			3,509.1628			3,509.1628	1.0620%
PB Capital Corporation (f/k/a BHF-Bank Aktiengesellschaft)			3,509.1628			3,509.1628	1.0620%
F. Ross Jones	3,129				638.7092	3,767.7092	1.1403%
Gary T. DiCamillo	900			1,238.5435	447.2547	2,585.7982	0.7826%
Exeter Venture Lenders, L.P.			1,754.5831		366.9602	2,121.5433	0.6421%
Exeter Capital Partners IV, L.P.			1,754.5831		366.9602	2,121.5433	0.6421%

STOCKHOLDER	Class A Common Stock (Original Issue)	Class A Common Stock Issuable Upon Exercise of Options	Class A Common Stock Issuable Upon Exercise of Warrants	Class A Common Stock Issuable Upon Conversion of Series A Preferred Stock	Class A Common Stock Issuable Upon Conversion of Series A-1 Preferred Stock	Total Shares of Class A Common Stock (Pro Rata Shares)	Percentage Ownership of Class A Common Stock
Thomas O. Nuttle	993	450.0				1,443.0000	0.4367%
Stuart V. Smith, Jr.	1,647				344.4475	1,991.4475	0.6027%
KCB Services & Co. (f/k/a J&B Services Co. of WV) f/b/o J.M. Dryden Hall, Jr. – Rollover IRA	900				1,046.9520	1,946.9520	0.5892%
George A. Whaling					1,376.0837	1,376.0837	0.4165%
J. Kenneth Garner		1,000.0			96.3259	1,096.3259	0.3318%
Joan B. Weisman		1,000.0			68.8042	1,068.8042	0.3235%
Robert M. Jakobe	125	740.0				865.0000	0.2618%
Patricia A. Stricker		638.6			68.8042	707.4042	0.2141%
Doug R. Ehmann		440.0			206.4125	646.4125	0.1956%
John M. Elliot		480.0				480.0000	0.1453%
Richard C. Hawkins		280.0			110.0867	390.0867	0.1181%
Christopher M. Azbill		350.0				350.0000	0.1059%
Wayne M. Peterson		350.0				350.0000	0.1059%
J. Dennis Smith		300.0				300.0000	0.0908%
Christopher P. Benyovszky		300.0				300.0000	0.0908%
Michael J. Sartorelli		300.0				300.0000	0.0908%
David T. Merchant		300.0				300.0000	0.0908%
Gary J. Kittredge		240.0				240.0000	0.0726%
James W. Stirling		180.0				180.0000	0.0545%
Arthur R. Myers		180.0				180.0000	0.0545%

STOCKHOLDER	Class A Common Stock (Original Issue)	Class A Common Stock Issuable Upon Exercise of Options	Class A Common Stock Issuable Upon Exercise of Warrants	Class A Common Stock Issuable Upon Conversion of Series A Preferred Stock	Class A Common Stock Issuable Upon Conversion of Series A-1 Preferred Stock	Total Shares of Class A Common Stock (Pro Rata Shares)	Percentage Ownership of Class A Common Stock
William P. Walters		120.0				120.0000	0.0363%
Robert M. Moore		120.0				120.0000	0.0363%
Guarantee & Trust Co. TTE FBO J.M. Dryden Hall, Jr.	100					100.0000	0.0303%
Craig H. Deery	100					100.0000	0.0303%
Edward H. Hartman		60.0				60.0000	0.0182%
Jennifer A. Bedell		60.0				60.0000	0.0182%
R. Champlin Sheridan	1					1.0000	0.0003%
TOTAL	60,916	12,388.6	26,318.7293	175,956.1556	54,836.9341	330,416.4190	100.0000%

Part B

Optionholders**

Optionholder**	Number of Vested Optioned Shares as of July 31, 2003
John A. Saxton	2,500.0
Robert M. Jakobe	740.0
Douglas R. Ehmann	440.0
Richard C. Hawkins	280.0
William P. Walters	120.0
Joan B. Weisman	1,000.0
J. Dennis Smith	300.0
Edward H. Hartman	60.0
Patricia A. Stricker	638.6
James W. Stirling	180.0
Robert M. Moore	120.0
Christopher P. Benyovszky	300.0
J. Kenneth Garner	1,000.0
Christopher M. Azbill	350.0
Wayne M. Peterson	350.0
Arthur R. Myers	180.0
David C. Hewitt	1,000.0
John (Jack) M. Elliott	480.0
Michael J. Sartorelli	300.0
David T. Merchant	300.0
G. Paul Bozuwa	1,000.0
Gary J. Kittredge	240.0
Jennifer A. Bedell	60.0
Thomas O. Nuttle	450.0
TOTAL	12,388.6

**                                  Each of the Optionholders set forth in this Part B shall, at Closing, exercise all of the Vested Optioned Shares (as defined in the Stock Option Agreements by and between the Company and each Optionholder set forth in this Part B) set forth opposite such Optionholder’s name in this Part B, and thereafter own those shares of Class A Common Stock (in addition to any other shares (if any) of Class A Common Stock) set forth opposite such Optionholder’s name in Part A above.  Any and all such additional shares of Class A Common Stock will be included in the Shares to be sold by such Optionholder to the Buyer at the Closing.

Part C

Warrantholders***

Warrantholder	Number of Stock Units	Number of Shares of Class A Common Stock Issuable Upon Exercise of Warrant
RBS Capital Corporation (f/k/a NatWest USA Captial Corporation)	947.1000	15,791.2375
Archimedes Funding, L.L.C.	210.4666	3,509.1628
PB Capital Corporation (f/k/a BHF-Bank Aktiengesellschaft)	210.4666	3,509.1628
Exeter Venture Lenders, L.P.	105.2334	1,754.5831
Exeter Capital Partners IV, L.P.	105.2334	1,754.5831
TOTAL	1,578.5000	26,318.7293

***                           Each of the Warrantholders set forth in this Part C shall, at Closing, exercise all of the warrants set forth opposite such person’s name in this Part C and thereafter own those shares of Class A Common Stock in addition to any other shares (if any) of Class A Common Stock set forth opposite such person’s name in Part A above.  Any and all such additional shares of Class A Common Stock will be included in the Shares to be sold by such Warrantholders to the Buyer at the Closing.

Schedule 1.1(b)

STOCKHOLDER NOTES

1.               Stockholder Note, dated as of February 2, 1998, in the principal amount of $76,250, issued by G. Paul Bozuwa in favor of the Company.

2.               Stockholder Note, dated as of February 2, 1998, in the principal amount of $200,000, issued by David C. Hewitt in favor of the Company.

3.               Stockholder Note, dated as of February 2, 1998, in the principal amount of $33,250, issued by Stuart V. Smith in favor of the Company.

Schedule 2

ESCROWING AND NON-ESCROWING SELLERS

A.	Escrowing Sellers

1.	BancBoston Ventures Inc.

2.	Sheridan Investment Group, Inc. (f/k/a RCS Holdings, Inc.)

3.	Johns Hopkins University from Sheridan Investment Group, Inc. (f/k/a RCS Holdings, Inc.)

4.	R. Champlin Sheridan

5.	RBS Capital Corporation (f/k/a NatWest USA Captial Corporation)

6.	David C. Hewitt

7.	BT/Alex Brown—Custodian f/b/o John A. Saxton IRA

8.	John A. Saxton

9.	G. Paul Bozuwa

10.	J.M. Dryden Hall

11.	KCB Services (J.M. Dryrden Hall Rollover IRA)

12.	Archimedes Funding L.L.C.

13.	PB Capital Corporation (f/k/a BHF-Bank

14.	Aktiengesellschaft)

15.	F. Ross Jones

16.	Gary T. DiCamillo

17.	Exeter Venture Lenders, L.P.

18.	Exeter Capital Partners IV, L.P.

19.	Thomas O. Nuttle

20.	Stuart V. Smith, Jr.

21.	George A. Whaling

B.	Non-Escrowing Sellers

22.	J. Kenneth Garner

23.	Joan B. Weisman

24.	Robert M. Jakobe

25.	Patricia A. Stricker

26.	Doug R. Ehmann

27.	John M. Elliot

28.	Richard C. Hawkins

29.	Christopher M. Azbill

30.	Wayne M. Peterson

31.	J. Dennis Smith

32.	Christopher P. Benyovszky

33.	Michael J. Sartorelli

34.	David T. Merchant

35.	Gary J. Kittredge

36.	James W. Stirling

37.	Arthur R. Myers

38.	William P. Walters

39.	Robert M. Moore

40.	Craig H. Deery

41.	Edward H. Hartman

42.	Jennifer A. Bedell

Schedule 2.2(c)

ASSUMED INDEBTEDNESS

1.               Stock Redemption Agreement, dated as of January 27, 1998, by and between Lloyd E. Sample (“Sample”) and the Company, pursuant to which the Company agreed to purchase Sample’s 3,938 shares of the Company’s Class D Common Stock for an aggregate purchase price of $1,760,283.00.  As of June 18, 2003, the Company owed Sample $1,254,673.00.  The next installment payment in the amount of $22,753.00 is to be made by the Company to Sample on June 30, 2003.

Schedule 3.1

FOREIGN QUALIFICATIONS

Entity		Jurisdiction of Foreign Qualification

1.	Company	None

2.	Sheridan Press	Pennsylvania

3.	Capital City Press	None

4.	Sheridan Books	Michigan Virginia

5.	Dartmouth Printing	None

6.	Dartmouth Journal	None

7.	United Litho	Virginia

8.	Sheridan Group Holding	None

Schedule 3.2

SUBSIDIARIES

Subsidiaries

1.               Sheridan Press

2.               Capital City Press

3.               Sheridan Books

4.               Dartmouth Printing

5.               Dartmouth Journal

6.               United Litho

7.               Sheridan Group Holding

Other Equity Interests

1.               The Company holds a Warrant, dated as of March 1, 2000, to purchase 100,000 shares of common stock of printCafe, Inc.  (The number of shares purchasable under the Warrant is subject to adjustment).  The Company believes the Warrant is worthless.

Schedule 3.3(a)

COMMITMENTS WITH RESPECT TO CAPITAL STOCK

See Schedule 11.

Schedule 3.3(b)

AUTHORIZED CAPITAL OF SUBSIDIARIES

	Authorized Shares	Shares Issued and Outstanding
Sheridan Press*
Shares of Common Stock, $0.1 par value	25,000,000	500,000	**

Capital City Press*
Shares of Common Stock, $0.01 par value	40,000	13,000	**

Sheridan Books*
Shares of Common Stock, $0.01 par value	3,000	100	**

Dartmouth Printing*
Shares of Preferred Stock, $100.00 par value	50	None
Shares of Common Stock, $100.00 par value	200	200	**

Dartmouth Journal*
Shares of Common Stock, $0.01 par value	10,000	5,000	**

United Litho*
Shares of Common Stock, without par value	5,000	1,000	**

Sheridan Group Holding*	5,000	100	**

* Each of the Subsidiaries listed above is a wholly owned Subsidiary of the Company.

** In connection with the Credit Agreement listed on Schedule 3.16 hereto, these shares were pledged by the Company pursuant to the Pledge Agreement, dated as of February 2, 1998 (the “Pledge Agreement”), by and between the Company, National Westminster Bank PLC (as collateral agent) and the other Pledgors listed therein.  The Pledge Agreement will be terminated and released simultaneously with the consummation of the transactions contemplated by the Stock Purchase Agreement.

Schedule 3.4

NON-CONTRAVENTION

See Part A (Consents) on Schedule 3.5.

Schedule 3.5

CONSENTS, PERMITS, ETC.

PART A—CONSENTS

1.               Master Lease Agreement, dated as of June 4, 2002, by and between General Electric Capital Corporation and Sheridan Press, with respect to Kolbus binder.

2.               Service Contract, dated as of February 17, 2003, by and between Esko-Graphics and Sheridan Books.

3.               Master Lease Agreement, dated as of May 10, 2001, by and between General Electric Capital Corporation and Dartmouth Printing, with respect to Gammerler robot.

4.               Master Lease Agreement, dated as of March 28, 2001, by and between General Electric Capital Corporation and United Litho, with respect to Kolbus binder/gatherer.

5.               Lease, dated as of January 18, 1999, as amended March 1, 2003, by and between Hunt Valley 75 Limited Partnership, as landlord, and the Company, as tenant, for 11311 McCormick Road, Suite 260, Hunt Valley, Maryland (Headquarters).

PART B-—PERMITS

1.               Sheridan Press, Commonwealth of Pennsylvania Air Quality Permit No. 67-03033, effective June 1, 2002.

2.               Sheridan Press, Penn Township Wastewater Discharge Permit No. 2000-8, dated February 1, 2000.

3.               Sheridan Books, State of Michigan, Department of Environmental Quality, Permit No. 418-97 to install heatset, webfed, perfecting offset lithographic printing press and catalytic thermal oxidizer, dated February 4, 2003.

4.               Capital City Press, State of Vermont Air Pollution Control Permit to operate, OP-95-131; issued June 21, 2002.

5.               Capital City Press, State of Vermont Air Contaminant Source Registration Certificate valid through June 30, 2004.

6.               Capital City Press, State of Vermont Air Contaminant Source Registration Certificate valid through June 30, 2003.

7.               Sheridan Books, State of Michigan, Department of Environmental Quality, Air Quality Division Permit No. 297-01, approved June 3, 2002.

8.               Sheridan Books, Letter dated February 25, 2003 from Township of Scio, Ann Arbor, Michigan, confirming that Sheridan Books’ Industrial Pretreatment Program Permit No. ST-0002 was extended.

9.               Sheridan Books, State of Michigan, Department of Environmental Quality, National Pollutant Discharge Elimination System (NPDES) Permit No. MIS410027 for the Ann Arbor, Michigan site, dated September 5, 2000, confirming the name change from Braun-Brumfield to Sheridan Books.

10.         Sheridan Books, State of Michigan, Department of Environmental Quality, NPDES Permit No. MIS410391 for the Chelsea, Michigan site, dated January 20, 2000.

11.         Sheridan Books, Commonwealth of Virginia, Department of Environmental Quality, Stationary Source Permit to Modify and Operate No. 40759, dated March 29, 2001.

12.         Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Site Specific Permit No. WPS-5970, dated August 20, 2001.

13.         Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Underground Storage Facility Permit to Operate, Facility Identification No. 0110310, dated May 1, 1999.

14.         Dartmouth Printing, United States Environmental Protection Agency, NPDES Storm Water Notice of Intent Center, Permit No. NHR05A578, dated  March 14, 2001.

15.         Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Stack Test Approval for Volatile Organic Compound Destruction Removal of MEGTEC CleanSwitch No. 150-95 RTO, dated December 10, 2002.

16.         Dartmouth Printing, State of New Hampshire, Department of Environmental Services, Temporary Permit for Regenerative Thermal Oxidizer No. FP-T-0092, dated August 21, 2002.

17.         United Litho, Commonwealth of Virginia, Department of Environmental Quality, Stationary Source Permit to Modify and Operate, AIRS ID No. VA-107-00132, Registration No. 72326, dated October 23, 2001.

Schedule 3.6

FINANCIAL STATEMENTS

1.               See Attachment 3.6-A for the audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 2002 and December 31, 2001.

2.               See Attachment 3.6-B for the unaudited consolidated financial statements of the Company and its Subsidiaries as of June 30, 2003.

Schedule 3.7

TAXES

1.               The Department of Taxation of the Commonwealth of Virginia (the “VDOT”) is currently conducting a Sales and Use Tax Audit of Sheridan Books for the period March 2000 through February 2003.  Sheridan Books signed a waiver for the VDOT in connection with such audit.

2.               Braun-Brumfield, Inc. (now known as Sheridan Books) was a member of an affiliated group of corporations prior to its acquisition by the Company.

TAXES
	Taxing Authority	Return Type
Company	IL	Corporate Income Tax
	NH	Corporate Business Tax
	MD	Corporate Income Tax
	PA	Corporate Tax Report
	MD	Personal Property Tax
	MD	Sales and Use Tax

Sheridan Press	MD	Corporate Income Tax
	PA	Corporate Tax Report
	MD	Personal Property Tax Return
	PA	Sales and Use Tax
	MD	Sales and Use Tax

Capital City Press	NJ	Corporate Business Tax
	VT	Corporate Income Tax
	VT	Sales and Use Tax
	Berlin, VT	Real Property Tax
	Berlin, VT	Personal Property Tax
	So. Barre, VT	Personal Property Tax
	Williamstown, VT	Personal Property Tax

United Litho	MD	Corporate Income Tax
	VA	Corporate Income Tax
	MD	Sales and Use Tax
	VA	Sales and Use Tax
	Dist. Of Columbia	Sales and Use Tax
	Loudoun County, VA	Personal Property Tax

Sheridan Books	AR	Corporate Income Tax
	ID	Corporate Income Tax
	IA	Corporate Income Tax

KY	Corporate Income & License Tax
LA	Corporate Income & Franchise Tax
MD	Corporate Income Tax
MI	Single Business Tax
MO	Corporate Income Tax
NJ	Corporate Business Tax
NC	Corporation Tax
OK	Annual Franchise Tax
PA	Corporate Tax Return
TX	Corporation Franchise Tax Report
UT	Corporation Franchise or Income Tax
VA	Corporation Income Tax
Scio Township, MI	Real Property Tax
Sylvan Township, MI	Real Property Tax
Village of Chelsea, MI	Real Property Tax
Spotsylvania County, VA	Real Property Tax
Fredericksburg, VA	Real Property Tax
Framingham, MA	Real Property Tax
Fairfax County, VA	Real Property Tax
Alabama	Sales and Use Tax
Arizona	Sales and Use Tax
Arkansas	Sales and Use Tax
California	Sales and Use Tax
Colorado	Sales and Use Tax
Connecticut	Sales and Use Tax
Dist. Of Columbia	Sales and Use Tax
Florida	Sales and Use Tax
Georgia	Sales and Use Tax
Idaho	Sales and Use Tax
Illinois	Sales and Use Tax
Indiana	Sales and Use Tax
Iowa	Sales and Use Tax
Kansas	Sales and Use Tax
Kentucky	Sales and Use Tax
Louisiana	Sales and Use Tax
Maine	Sales and Use Tax
Maryland	Sales and Use Tax
Massachusetts	Sales and Use Tax
Michigan	Sales and Use Tax
Minnesota	Sales and Use Tax
Missouri	Sales and Use Tax
Nebraska	Sales and Use Tax

	Nevada	Sales and Use Tax
	New Jersey	Sales and Use Tax
	New Mexico	Sales and Use Tax
	New York	Sales and Use Tax
	North Carolina	Sales and Use Tax
	Ohio	Sales and Use Tax
	Oklahoma	Sales and Use Tax
	Pennsylvania	Sales and Use Tax
	Rhode Island	Sales and Use Tax
	South Carolina	Sales and Use Tax
	Tennessee	Sales and Use Tax
	Texas	Sales and Use Tax
	Utah	Sales and Use Tax
	Vermont	Sales and Use Tax
	Virginia	Sales and Use Tax
	Washington	Sales and Use Tax
	West Virginia	Sales and Use Tax
	Wisconsin	Sales and Use Tax

Dartmouth Printing		Neither DPC/DJS pay sales and use tax or property taxes
Taxes filed with the Company’s consolidated taxes in New Hampshire.
Dartmouth Journal		Neither DPC/DJS pay sales and use tax or property taxes
Taxes filed with the Company’s consolidated taxes in New Hampshire.
Sheridan Group Holding		No tax in Delaware.

Schedule 3.8

ABSENCE OF CERTAIN CHANGES

Consulting Agreements

1.               Statement of Work, dated as of February 6, 2003, by and between Buchanan Associates and Sheridan Books, with respect to Customer Complaint Database.

2.               Consulting Services Statement of Work, dated as of March 6, 2001, as amended May 12, 2003, by and between Sheridan Books and Taurus Tech, with respect to DBC work session (a legacy application used by Sheridan Books).

Employment/Non-Competition Agreements

3.               Sales Compensation Plan, dated as of January 1, 2003, by and between Dartmouth Printing and the Sales Representatives of Dartmouth Printing.

4.               Independent Sales Representative Agreement, dated as of January 1, 2003, by and between Sheridan Books and Eric B. Quist.

5.               Employment Agreement, dated as of June 30, 2001, as amended April 18, 2003, by and between the Company and G. Paul Bozuwa.

6.               Employment Agreement, dated as of February 2, 1998, as amended August 1, 2003, by and between Dartmouth Printing and David C. Hewitt.

Equipment Leases

7.               Product Schedule, Maintenance Services, Professional Services Agreement, dated as of March 19, 2003, by and between IOS Capital and Sheridan Books, with respect to Canon-3IR 550, IR8500 and 400S printers.

8.               Agreement and Service Agreement, dated as of July 18, 2003, by and between Heidelberg USA, Inc. and The Sheridan Press, with respect to the Digimaster 9100 CP Book Factory (digital printing press).

Customer Agreements

9.               Customer Agreement, dated as of June 27, 2003, by and between Elsevier Science and the Company.

10.         Volume Incentive Agreement, dated as of May 21, 2003, by and between Blackwell Publishing Group and the Company.

11.         Services Agreement, dated as of June 30, 2003, by and between American Society of Plant Biologists and Capital City Press.

12.         Relationship Agreement, dated as of March 10, 2003, by and among Humana Press, Sheridan Press and Capital City Press.

13.         Volume Incentive Agreement, dated as of February 4, 2003, by and between American Psychological Association and Sheridan Books.

14.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Greenwood-Heinemann and Sheridan Books.

15.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Human Kinetics, Inc. and Sheridan Books.

16.         Volume Incentive Agreement, dated as of January 1, 2003, by and between InterVarsity Press and Sheridan Books.

17.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Marcel Dekker, Inc. and Sheridan Books.

18.         Production Sales Discount Agreement, dated as of March 20, 2003, by and between University of Minnesota Press and Sheridan Books.

19.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Practicing Law Institute and Sheridan Books.

20.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Printing, Inc. and Sheridan Books.

21.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Springer-Verlag Publishing and Sheridan Books.

22.         Letter Payment Agreement, dated as of June 27, 2003, by and between Incentive Publications and Sheridan Books.

Building/Maintenance Contracts

23.         Preventive Maintenance Agreement, dated as of May 1, 2003, by and between Cii Engineered Systems, Inc. and United Litho, with respect to air conditioning and heating systems.

24.         Letter, dated as of January 24, 2003, from Montgomery Irrigation to United Litho, with respect to 2003 irrigation maintenance.

Communications Contracts

25.         Telephone Maintenance Contract, dated as of February 5, 2003, by and between NextiraOne and United Litho.

Office Contracts

26.         Image Management Agreement, dated as of January 22, 2003 and September 10, 2002, by and between IKON Office Solutions and Dartmouth Printing.

Prepress Agreements

27.         Service Contract, dated as of April 20, 2003,  by and between American Prepress Services, LLC and Sheridan Books.

28.         Service Contract, dated as of February 17, 2003, by and between Esko-Graphics and Sheridan Books.

29.         Service Contract, dated as of March 1, 2003, by and between Escher-Grad Technologies, Inc. and Sheridan Books.

30.         Service Contract, dated as of February 11, 2003, by and between Epson Accessories, Inc. and Sheridan Books.

31.         Service Contract, dated as of January 3, 2003, by and between Epson Accessories, Inc. and Sheridan Books.

Reprint Dept. Maintenance Contracts

32.         Service Contract, dated as of March 18, 2003, by and between Heidelberg USA, Inc. and Sheridan Press.

Reprint Marketing Services Agreement

33.               Reprint Marketing Services Agreement, dated as of March 17, 2003, by and between MBL Communications and Sheridan Press.

General Agreements

34.               Customer Agreement-USA, dated as of March 1, 2003, by and between CREO Americas, Inc. and the Company.

Leased Real Property

35.               Lease, dated as of January 18, 1999, as amended March 1, 2003, by and between Hunt Valley 75 Limited Partnership, as landlord, and the Company, as tenant, for 11311 McCormick Road, Suite 260, Hunt Valley, Maryland (Headquarters).

36.               Lease, dated as of March 1, 2003, by and between Angela Matera, as landlord, and Sheridan Books, as tenant, with respect to office space located at 510 Sylvan Avenue, Englewood Cliffs, New Jersey.

Purchase and License Agreements

37.               Guaranteed Two Year Price Program, dated as of April 2, 2003, by and between ADP and Sheridan Books, with respect to payroll processing.

38.               Computer Software Order/Agreement, dated as of June 11, 2003, by and between Streamline Development LLC and Sheridan Books, Inc., with respect to PrintStream software.

License Agreements

39.               SupportPlus Renewal Invoice, dated as of April 23, 2003, provided by Best Software, Inc. to Dartmouth Printing, with respect to Abra Suite.

Software Maintenance Agreements

40.               Annual Maintenance Agreement, dated as of January 25, 2003, by and between CK Systems and the Company, with respect to Maintimizer 2000.

41.               Master Service Agreement, as amended by the Special Provisions Addendum, dated as of February 25, 2003, by and between CREO Americas, Inc. and Sheridan Books, with respect to Prinergy Front-End Processing system for electronic imaging.

Wage Increases

See Attachment 3.8-A for the Wage Increases.

Bonuses

Participant	Transaction Bonus
($)
John A. Saxton	198,396
Robert M. Jakobe	79,358
Joan B. Weisman	79,358
J. Kenneth Garner	79,358
David C. Hewitt	79,358
G. Paul Bozuwa	79,358
Patricia A. Stricker	79,081
Doug R. Ehmann	39,679
Gary J. Kittredge	39,679
Christopher M. Azbill	27,775
Wayne M. Peterson	27,775
William P. Walters	23,808
J. Dennis Smith	23,808
Edward H. Hartman	23,808
James W. Stirling	23,808
Robert M. Moore	23,808
Christopher P. Benyovszky	23,808
Arthur R. Myers	23,808
Michael J. Sartorelli	23,808
David T. Merchant	23,808
Jennifer A. Bedell	23,808

TOTAL	1,047,253

Insurance Broker Changes

1.               Effective June 1, 2003, the Broker of Record for Dartmouth Printing changed from New England Employee Benefit Company, Inc. to Marsh USA Inc.

2.               Effective August 1, 2003, the Broker of Record for Sheridan Press and United Litho for ancillary coverages (i.e., Life, AD&D, LTD) will be changed from Camden Benefits Group, Inc. to Marsh USA Inc.

3.               Effective August 1, 2003, the Broker of Record for all UNUM individual LTD policies was changed from Thomas & Associates to Marsh USA Inc.

Insurance Coverage Changes

1.               Effective July 1, 2003, Capital City Press ancillary coverage (Life, AD&D and LTD) changed from Hartford and Fortis (administered by CBA) to Reliance Standard Insurance Co.

2.               Effective as of July 15, 2003, UNUM individual LTD policies that were originally established to provide full LTD coverage for salaries that exceeded our group plan coverage have been eliminated where the group plan coverage was modified to accommodate the higher salaries over the contract period.

3.               Effective September 1, 2003, Dartmouth Printing’s ancillary coverage will change from Boston Mutual, Medical Life and Standard to Reliance Standard Insurance Co.

4.               Effective September 1, 2003, United Litho and The Sheridan Press’ ancillary coverage will change from Guardian to Reliance Standard Insurance Co.

401k Plan Amendment

Amendment dated July 31, 2003, to exclude payments related to acquisitions, recapitalizations, or other business combination transactions from deferrals, company match or profit sharing.

Schedule 3.9

LITIGATION, ETC.

Wrongful Discharge

1.               On June 13, 2003 Sheridan Books was served with a Summons and Complaint filed in the State of Michigan, 22nd Judicial District Circuit, County Probate Court by attorney Mr. Rick LaFlamme, on behalf of Mr. Filip Fiero alleging that Sheridan Books terminated Mr. Fiero because he had taken family medical leave.

2.               Mr. Albert Stacey was terminated by Capital City Press on February 6, 2002 due to excessive absenteeism.  The Local Union No. 745 Graphic Communications International Union AFL-CIO (the “GCIU”) filed a grievance on his behalf and argued that since his final absence was because of asthma that lasted for over three days (considered a “serious illness”), his leave should have been covered by the Family Medical Leave Act.  The GCIU requested that Mr. Stacey be allowed to return to work with back pay.  Based upon legal advice, Capital City Press offered to reinstate Mr. Stacey effective May 12, 2002, without back pay.  The GCIU signed a written grievance settlement with Capital City Press; however, Mr. Stacey was not satisfied.  Mr. Stacey hired a lawyer and refused to return to work.  Capital City Press stated that Mr. Stacey was properly represented by the GCIU and if he failed to return to work he would be considered to have quit.  Mr. Stacey filed a complaint in the Washington Superior Court of the State of Vermont, which was received by Capital City Press on August 6, 2002, requesting compensation for damages as a result of wrongful discharge from employment.  Mr. Stacey was deposed on January 23, 2003. On April 9, 2003, a settlement demand of $89,000 was communicated to Capital City Press from Mr. Stacey’s attorney; the settlement demand did not require the reinstatement of Mr. Stacey.  This claim is not covered by insurance because Capital City Press failed to timely notify its insurer.

3.               Ms. Kathryn Heckaman filed a Notice of Charge of Discrimination against Sheridan Books on December 27, 2001 with the United States Equal Employment Opportunity Commission (the “EEOC”), alleging that Sheridan Books denied her reasonable accommodations for medical related work restrictions and that she was unfairly discharged on November 1, 2001.  Sheridan Books responded to Ms. Heckaman’s allegations on February 12, 2002.  On June 3, 2002, the EEOC entered a Dismissal and Notice of Rights (which included a finding that Sheridan Books did not deny Ms. Heckaman accommodations), but did issue Ms. Heckaman a “right to sue” letter for being unfairly discharged.  On June 18, 2002 Ms. Heckaman’s attorney, Mr. Rick LaFlamme requested a copy of her personnel file, which was provided.  Sheridan Books has received no further correspondence from Ms. Heckaman.

Worker Compensation Matters

1.               Mr. Ian Smith filed a workers’ compensation claim on March 15, 2000 due to an injury to his lower back while employed at Sheridan Books.  Mr. Smith underwent surgery but has been unable to return to work due to continued pain and drowsiness caused by pain medications.  He is currently undergoing therapy for pain management.  Mr. Smith retained an attorney and on July 25, 2002 requested a hearing with the Michigan Bureau of Workers’ Disability Compensation.  The hearing has been postponed several times and is currently scheduled for July 24, 2003.  His attorney has suggested a settlement of $350,000 plus outstanding medical bills.  Royal & Sun Alliance (“RSA”), Sheridan Books’ workers’ compensation insurer company, will attempt to settle this case for $88,000.  Sheridan Books has no further liability in this case because they previously reached the aggregate maximum liability for the policy period in which Mr. Smith’s injury occurred.  RSA will be responsible for any settlement with Mr. Smith.

2.               Mr. David Chase (former employee of Sheridan Books) filed a claim for workers’ compensation benefits for physical injuries on January 25, 2002.  The insurance company denied Mr. Chase’s claim based on an independent medical examination done on March 7, 2002.  Mr. Chase terminated his employment on July 9, 2002.  Mr. Chase hired an attorney and on August 30, 2002 requested a hearing with the Michigan Bureau of Workers’ & Unemployment Compensation.  He is seeking workers’ compensation benefits due to physical injuries and psychological and emotional issues brought on by his employment.  The hearing is scheduled for July 22, 2003.

3.               Ms. Linda Scott filed a workers’ compensation claim on November 21, 2001 for a shoulder injury brought on by repetitive motion while employed at Sheridan Books.  After surgery and physical therapy, Ms. Scott was released to return to work.  Ms. Scott indicated that she was continuing to experience pain.  An independent medical examination concluded that her pain was not due to her work-related injury.  RSA closed the claim on January 17, 2003.  On May 28, 2003, a letter was received from Ms. Scott’s attorney requesting a hearing with the Michigan Bureau of Workers’ & Unemployment Compensation.  Sheridan Books is awaiting notification of the hearing date.

4.               Ms. Darlene Stewart filed a workers’ compensation claim on February 8, 2002 claiming that she developed a chronic respiratory condition while working at Sheridan Books.  RSA denied the claim.  Ms. Stewart hired an attorney who requested a hearing with the Michigan Bureau of Workers’ Disability Compensation.  The hearing is scheduled for July 22, 2003.  An independent medical examination concluded that there is no connection between her job and her respiratory problems. Currently, Sheridan Books is approximately $20,000 below its aggregate maximum liability for the policy period in which Ms. Stewart’s injury occurred.  If any combination of Ms. Stewart’s claim and/or other claims against Sheridan Books from this policy period exceed $20,000, RSA will be responsible for the excess.

5.               Ms. Shirley Washington was terminated from Sheridan Books due to a reduction in the work force on February 28, 2002.  On October 14, 2002, she filed a claim for workers’ compensation benefits alleging that she contracted the systemic form of scleroderma due to her employment at Sheridan Books.  The systemic form of scleroderma can affect the connective tissue of many parts of the body, including internal organs, and is life-threatening.  The exact causes of scleroderma are unknown and so RSA denied her claim.  Ms. Washington hired an attorney and requested a hearing with the Virginia Workers’ Compensation Commission.  Sheridan Books offered to settle the case for $10,000; the offer was rejected.  The hearing is expected to take place in August/September, 2003.  Currently, Sheridan Books is approximately $20,000 below its aggregate maximum liability for the policy period in which Ms. Washington’s injury occurred.  If any combination of Ms. Washington’s claim and/or other claims against Sheridan Books from this policy period exceed $20,000, RSA will be responsible for the excess.

Environmental Matters

The Environmental Liabilities identified on Schedule 3.11 (b) are incorporated herein by reference.

Schedule 3.10

CONFORMITY TO LAW

See Schedules 3.9. and 3.11(b).

Schedule 3.11(a)

REAL PROPERTY

Owned Real Property

1.               450 Fame Avenue, Hanover, Pennsylvania (Manufacturing, sales and administrative offices).  Owned by Sheridan Press.

2.               400 Fame Avenue, Hanover, Pennsylvania (Warehouse space).  Owned by Sheridan Press.

3.               2178 Airport Road, Barre, Vermont (Manufacturing, sales and administrative offices).  Owned by Capital City Press.

4.               613 East Industrial Drive, Chelsea, Michigan (Manufacturing and administrative offices).  Owned by Sheridan Books.

5.               100 N. Staebler Road, Ann Arbor, Michigan (Manufacturing and sales offices).  Owned by Sheridan Books.

6.               3591 Lee Hill Drive, Fredericksburg, Virginia (Manufacturing).  Owned by Sheridan Books.

7.               69 Lyme Road, Hanover, New Hampshire (Manufacturing, sales and administrative offices).  Owned by Dartmouth Printing.

8.               21800 Beaumeade Circle, Ashburn, Virginia (Manufacturing, sales and administrative offices).  Owned by United Litho.

Leased Real Property

1.               Lease, dated as of January 18, 1999, as amended March 1, 2003, by and between Hunt Valley 75 Limited Partnership, as landlord, and the Company, as tenant, for 11311 McCormick Road, Suite 260, Hunt Valley, Maryland (Headquarters).

2.               Lease, dated as of June 18, 2002, as amended June 19, 2003, by and between Wall Street Investments, as landlord, and Capital City Press, as tenant, with respect to manufacturing space located at 131 South Main Street, Barre, Vermont.

3.               Lease, dated as of November 26, 1997, by and between Ronald L. Saldi, Sr. and Marylou Saldi, as landlord, and Capital City Press, as tenant, with respect to warehouse space located at 109 Industry Street-Williamstown Industrial Park-Route 14, Williamstown, Vermont.

4.               Lease, dated as of March 1, 2003, by and between Angela Matera, as landlord, and Sheridan Books, as tenant, with respect to office space located at 510 Sylvan Avenue, Englewood Cliffs, New Jersey.

5.               Lease, dated as of June 1, 2001, by and between S.D. & B. Enterprises, Inc., as landlord, and Sheridan Books, as tenant, with respect to sales offices located at 201 Houston Street, Suite 302, Batavia, Illinois.

6.               Lease, dated as of May 1, 1999, by and between Hilldrup Properties, as landlord, and Sheridan Books, as tenant, with respect to 18,700 square feet of storage space located at 216 Central Road, Fredericksburg, Virginia.

7.               Verbal Agreement by Dartmouth Printing to lease on a month to month basis, at $1,650 per month, from Daniels Transport, 12,000 square feet of storage space located at 250 Bank Street Extension, Lebanon, New Hampshire.

8.               Lease, dated as of May 30, 2002, by and between APAC Realty Corp., as landlord, and Dartmouth Journal, as tenant, with respect to office space located at 3 Archertown Road, Orford, New Hampshire.

Schedule 3.11(b)

ENVIRONMENTAL MATTERS

Environmental Liabilities

1.               Keystone Landfill The Environmental Protection Agency (the “EPA”), on behalf of the United States government, brought an action in the United States District Court for the Middle District of Pennsylvania to recover response costs pursuant to CERCLA associated with the Keystone Sanitation Company Landfill Superfund Site (the “Site”) in Adams County, Pennsylvania.  Sheridan Press was named as a Third Party Defendant by certain first tier defendants named in a complaint filed by the EPA against Keystone Sanitation Landfill.  The EPA estimates that the total costs associated with the Site are between $10 million and $20 million.  Pursuant to a Consent Decree with the EPA, Sheridan Press paid $47,821.25 into an escrow account established by the settling parties in August, 1997.  The Court granted the EPA’s motion for entry of the Consent Decree.  Sheridan Press also entered into a Consent Decree with the Commonwealth of Pennsylvania and paid $1 to resolve its liability to Pennsylvania in connection with the Site.  Sheridan Press’ counsel believes that there is no further liability related to this case; however, the EPA retains the right to reopen the lawsuit if they discover new facts regarding the case.  Counsel for Sheridan Press (Dillworth Paxson LLP) believes reopening of the case is unlikely.

Environmental Reports

All matters disclosed in the following reports are deemed to be disclosed in this Schedule 3.11(b):

1.               ENSR Corporation, Environmental Due Diligence Evaluation (Phase I Reports), dated November 1997, of Sheridan Press facility located in Hanover, Pennsylvania; United Litho facility located in Ashburn, Virginia; and Braun-Brumfield (now Sheridan Books) facility located in Scio Township, Ann Arbor, Michigan.

2.               Board of Commissioners-Penn Township, York County, Hanover, Pennsylvania, 2002 Inspection Reports, with respect to the Sheridan Press facility.

3.               EA Engineering, Science and Technology, Inc., Phase I Environmental Conditions Survey, dated October 1992, with respect to Sheridan Press facility located in Hanover, Pennsylvania.

4.               ENSR Corporation, Final Phase I Diligence Environmental Assessment, dated December 1997, with respect to Capital City Press facility located in Berlin, Vermont.

5.               Letter, dated October 27, 1998, from The State of Vermont, Department of Environmental Conservation, Waste Management Division, to Capital City Press, with respect to Capital City Press facility located in Berlin, Vermont.

6.               Letter, dated April 12, 2003, from The Commonwealth of Virginia, Department of Environmental Quality, to Sheridan Books, with respect to review of Sheridan Books’ Annual Update (Registration No. 40759).

7.               Letter, dated January 15, 2003, from County of Spotsylvania, Virginia, to Sheridan Books, with respect to waste generation and waste management survey.

8.               ENSR Corporation, Results of Phase II Investigation, dated December 12, 1997, of Braun-Brumfield (now Sheridan Books) facility located in Scio Township, Ann Arbor, Michigan.

9.               Letter, dated July 25, 2002, from the Department of Environment and Infrastructure Services of Washtenaw County, Michigan, providing a summary of the pollution prevention inspection of the Sheridan Books’ facilities located at 613 E. Industrial Dr., Chelsea, and 100 N. Staebler Rd., Scio Township.

10.         GeoEnvironmental, Inc., Phase I Environmental Site Assessment Update and Limited Environmental Review of Dartmouth Printing facility located in Hanover, New Hampshire, dated November 20, 1997.

11.         Versar, Inc., Phase I Environmental Site Assessment of United Litho facility located in Ashburn, Virginia, dated March 28, 1996.

12.         Commonwealth of Virginia, Department of Environmental Quality, Annual Emissions Report with respect to United Litho facility located in Ashburn, Virginia, for the calendar year 2002.

13.         Letter, dated March 2, 2001, from the Commonwealth of Virginia, Department of Environmental Quality, to Sheridan Books, with respect to contamination levels.

14.         Penniman & Browne, Inc., ASTM Phase I Environmental Site Assessment, dated March 11, 1998, with respect to the Sheridan Press Hanover Tennis-Racquetball club facility located at 400 Fame Avenue.

15.         Penniman & Browne, Inc., ASTM Transaction Screen Process Report, dated June 1, 2000, with respect to the Sheridan Press Hanover Tennis-Racquetball club facility located at 400 Fame Avenue.

16.         EA Engineering, Science and Technology, Inc., Phase I Environmental Conditions Survey of Braun Brumfield facility (now Sheridan Books) located in Ann Arbor, Michigan, dated September, 1992.

17.         ASTI, Staebler Road Groundwater Contamination 307 Liability Investigation of Braun Brumfield, Inc. (now Sheridan Books) at 100 N. Staebler Road, dated March 2, 1993.

18.         ASTI, Subsurface Investigation Report of Braun Brumfield, Inc. (now Sheridan Books) at 100 N. Staebler Road, dated September 16, 1991.

19.         GATF Environmental Site Assessment “Draft” of previously leased United Litho facility located in Falls Church, Virginia, dated November, 1994 (based on fax dates on the pages).

20.         See also, each of the Environmental Reports prepared on behalf of the Buyer by ENVIRON.

Schedule 3.12

INSURANCE

Name of Insurance Company		Policy No.

1.	Royal Insurance Company of America (Commercial Property)	P2TN467487

2.	Royal Insurance Company of America (Automobile)	P2TS462771

3.	Royal Insurance Company of America (General Liability)	P2TS462773

4.	Chubb Group of Insurance Companies (Commercial Umbrella)	9363-11-49 DTO

5.	Royal Insurance Company of America (Workers Comp.)	03R2A0000122

6.	Gulf Insurance Group (Directors and Officers Liability)	GA3028911

7.	Gulf Insurance Group (Fiduciary Liability)	GA3028912

8.	Gulf Insurance Group (Crime Policy)	GA03028914

Each of the insurance policies listed in Schedule 3.14 is incorporated into this Schedule 3.12 by reference.

Schedule 3.13

CONTRACTS

Settlement Agreements

1.               Settlement Agreement, dated as of July, 1997, by and between Braun-Brumfield, Inc. and C. Richard Crawford.  Braun-Brumfield, Inc. (predecessor of Sheridan Books) reached a settlement with C. Richard Crawford, in connection with the termination of his employment from Braun-Brumfield, Inc.  Braun Brumfield, Inc. agreed to pay Mr. Crawford $690 per month for 192 months.  A liability of $54,433 was included in Accrued Expenses on the April 30, 2003 balance sheet of Sheridan Books with respect to this Settlement Agreement.

Split Dollar Agreements

2.               Split Dollar Agreement and Collateral Assignment, dated as of October 26, 1995, by and between the Company and Robert L. Rohrbach, as Trustee U/D/T of John A. Saxton, pursuant to which the Company agreed to pay the premiums on a life insurance policy for John A. Saxton as an additional employee benefit.

3.               Split Dollar Agreement and Collateral Assignment, dated as of October 23, 1995, by and between the Company and J.M. Dryden Hall, Jr., as Trustee for R. Champlin Sheridan, pursuant to which the Company agreed to pay the premiums on a life insurance policy for R. Champlin Sheridan as an additional employee benefit.

4.               Split Dollar Agreement and Collateral Assignment, dated as of March 1, 1988, by and between United Litho and Joseph A. Becker, as Trustee for Lloyd E. Sample, III, pursuant to which United Litho agreed to pay the premiums on a life insurance policy for Lloyd E. Sample as an additional employee benefit.

Hedge Agreements

5.               Interest Rate Hedge Agreement, dated as of April 30, 2001, by and between the Company and First Union (Wachovia). This agreement will be terminated simultaneously with the consummation of the transactions contemplated by the Stock Purchase Agreement.

Fund Sweep Agreements

6.               Fund Sweep Agreement, dated as of January 18, 1999, by and between the Company and First Union National Bank. This agreement will be terminated simultaneously with the consummation of the transactions contemplated by the Stock Purchase Agreement.

Consulting Agreements

7.               Consulting Agreement, dated as of October 22, 2002, by and between Kaufman-Wills Group LLC and Sheridan Press, pursuant to which Kaufman-Wills researches, writes and formats White Papers (topics which will be discussed and assigned by Sheridan Press).

8.               Statement of Work, dated as of February 6, 2003, by and between Buchanan Associates and Sheridan Books, with respect to Customer Complaint Database.

9.               Consulting Services Statement of Work, dated as of March 6, 2001, as amended May 12, 2003, by and between Sheridan Books and Taurus Tech, with respect to DBC work session (a legacy application used by Sheridan Books).

Employment/Non-Competition Agreements

10.         Sales Compensation Plan, dated as of January 1, 2003, by and between Dartmouth Printing and the Sales Representatives of Dartmouth Printing.

11.         Independent Sales Representative Agreement, dated as of January 1, 2003, by and between Sheridan Books and Eric B. Quist.

12.         Independent Sales Representative Agreement, dated as of December 30, 2002, by and between Sheridan Books and William J. Puccio.

13.         Employment Agreement, dated as of February 2, 1998, by and between the Company and John A. Saxton, as amended by Amendment Agreement No. 1, dated as of April 1, 2000.

14.         Employment Agreement, dated as of June 30, 2001, as amended April 18, 2003, by and between the Company and G. Paul Bozuwa.

15.         Employment Agreement, dated as of October 31, 2001, by and between the Company and Joan B. Weisman.

16.         Employment Agreement, dated as of February 2, 1998, by and between the Company and R. Champlin Sheridan.

17.         Employment Agreement, dated as of May 1, 2001, by and between Sheridan Press and Marsha Fogler, trading as Medical Reprint Services.

18.         Employment Agreement, dated as of February 2, 1998, as amended August 1, 2003, by and between Dartmouth Printing and David C. Hewitt.

Equipment Leases

19.         Capital Lease Agreement, dated as of December 22, 2000, by and between MAN Capital Corp. and Sheridan Press, with respect to 6-Color Press. This agreement will be terminated simultaneously with the consummation of the transactions contemplated by the Stock Purchase Agreement.

20.         Capital Lease Agreement, dated as of February 2, 1999, by and between Agfa Finance Group and Dartmouth Printing, with respect to Computer-to-Plate equipment. This agreement will be terminated simultaneously with the consummation of the transactions contemplated by the Stock Purchase Agreement.

21.         Master Lease Agreement, dated as of September 21, 2001, by and between Fifth Third Leasing Company and Sheridan Press, with respect to MAN Roland 2-color printing press.

22.         Lease Agreement, dated as of January 8, 2001, by and between Agfa Finance Group and Sheridan Press, with respect to Galileo platesetter.

23.         Master Lease Agreement, dated as of June 4, 2002, by and between General Electric Capital Corporation and Sheridan Press, with respect to Kolbus binder.

24.         Lease Agreement, dated as of January 2, 2001, by and between Agfa Finance Group and Capital City Press, with respect to Avantra 44 platesetter.

25.         Master Lease Agreement, dated as of June 28, 2001, by and between CreoScitex Financial Services and the Company, with respect to Computer to Plate Device used by Capital City Press.

26.         Lease Agreement, dated as of June 6, 2002, by and between Fifth Third Leasing Company and Sheridan Books, with respect to Timson press.

27.         Lease Agreement, dated as of December 18, 1995, by and between Lease Plan U.S.A., Inc. and Bookcrafters U.S.A, Inc. (Sheridan Books), with respect to Variquik press. This lease was assigned to Sheridan Books pursuant to an Assignment of Lease, dated May 25, 1999.

28.         Product Schedule, Maintenance Services, Professional Services Agreement, dated as of March 19, 2003, by and between IOS Capital and Sheridan Books, with respect to Canon-3IR 550, IR8500 and 400S printers.

29.         Lease Agreement, dated as of March 30, 1999, by and between Agfa Finance Group and Dartmouth Printing, with respect to Galileo platesetter.

30.         Lease, dated as of January 19, 2001, by and between US Bancorp Equipment Finance, Inc.(Heidelberg Print Finance Americas, Inc., Notice of Assignment, dated January 7, 2002) and Dartmouth Printing, with respect to Heidelberg Press.

31.         Master Lease Agreement, dated as of May 10, 2001, by and between General Electric Capital Corporation and Dartmouth Printing, with respect to Gammerler robot.

32.         Lease Agreement, dated as of November 9, 1998, by and between Transamerica Business Credit Corporation and United Litho, with respect to Press and Bailer.

33.         Master Lease Agreement, dated as of March 28, 2001, by and between General Electric Capital Corporation and United Litho, with respect to Kolbus binder/gatherer.

34.         Lease Agreement, dated as of May 8, 2000, by and between Agfa Finance Group and United Litho, with respect to Galileo platesetter.

35.         Lease Agreement, dated as of September 27, 2001, by and between Agfa Finance Group and United Litho, with respect to Galileo Violet platesetter.

36.         Agreement and Service Agreement, dated as of July 18, 2003, by and between Heidelberg USA, Inc. and The Sheridan Press, with respect to the Digimaster 9100 CP Book Factory (digital printing press).

Storage Agreement

37.         Lease, dated as of January 18, 2002, by and between L&H Trucking Company, Inc., as landlord, and Sheridan Press, as tenant, with respect to 50,000 square feet of storage space located at Building #3, 860 Gitts Run Road, Hanover, Pennsylvania.

Customer Agreements

38.         Customer Agreement, dated as of June 27, 2003, by and between Elsevier Science and the Company.

39.         Volume Incentive Agreement, dated as of May 21 1, 2003, by and between Blackwell Publishing Group and the Company.

40.         Relationship Agreement, dated as of April 17, 2001, by and among Lippincott Williams & Wilkins, Sheridan Press, Capital City Press and Dartmouth Printing.

41.         Letter, dated October 24, 2001, to the American Society of Agronomy from Capital City Press, with respect to extending the Combined Contract for Typesetting and Printing through December 31, 2004.

42.         Letter of Agreement, dated  as of July 11, 2002, by and between the American Philosophical Association and Capital City Press.

43.         Services Agreement, dated as of June 30, 2003, by and between American Society of Plant Biologists and Capital City Press.

44.         Contract, dated as of September 12, 2002, by and between Emerson College and Capital City Press, with respect to Ploughshares Journal.

45.         Relationship Agreement, dated as of August 6, 2002, by and among Gallaudet University, Sheridan Press and Capital City Press.

46.         Agreement, dated as of December 31, 2001, by and between The Genetics Society of America and Capital City Press.

47.         Relationship Agreement, dated as of May 21, 2002, by and between Guilford Publications and Capital City Press.

48.         Relationship Agreement, dated as of March 10, 2003, by and among Humana Press, Sheridan Press and Capital City Press.

49.         New Business Rebate Agreement, dated as of July 12, 2002, by and between John Wiley & Sons and Capital City Press.

50.         Relationship Agreement, dated as of November 15, 2002, by and among Johns Hopkins University Press, Sheridan Press and Capital City Press.

51.         Business Agreement, dated as of July 19, 2001, by and between the Organization of American Historians and Capital City Press.

52.         Full Service, Redactory, Composition and Printing Agreement, dated as of January 10, 2002, by and between Journal of Lipid Research and Capital City Press.

53.         Agreement, dated as of February 12, 2001, by and between the Medieval Academy of America and Capital City Press.

54.         Business Agreement, dated as of September 23, 2002, by and between Rockefeller University Press and Capital City Press.

55.         Customer Agreement, dated as of September 26, 2002, by and between ABC-CLIO and Sheridan Books.

56.         Volume Incentive Agreement, dated as of February 4, 2003, by and between American Psychological Association and Sheridan Books.

57.         Customer Agreement, dated as of August 13, 2002, by and between Quality Press and Sheridan Books.

58.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Creative Communications, Inc. and Sheridan Books.

59.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Greenwood-Heinemann and Sheridan Books.

60.         Rebate Agreement, dated as of October 1, 2002, by and between Hermetic Press and Sheridan Books.

61.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Human Kinetics, Inc. and Sheridan Books.

62.         Volume Incentive Agreement, dated as of January 1, 2003, by and between InterVarsity Press and Sheridan Books.

63.         Volume Incentive Agreement, dated as of January 1, 2002, by and between Lawrence Erlbaum Associates, Inc. and Sheridan Books.

64.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Marcel Dekker, Inc. and Sheridan Books.

65.         Production Sales Discount Agreement, dated as of March 20, 2003, by and between University of Minnesota Press and Sheridan Books.

66.         Rebate Agreement, dated as of August 3, 2002, by and between Moody Press and Sheridan Books.

67.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Practicing Law Institute and Sheridan Books.

68.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Printing, Inc. and Sheridan Books.

69.         Volume Incentive Agreement, dated as of January 1, 2003, by and between Springer-Verlag Publishing and Sheridan Books.

Building/Maintenance Contracts

70.         Landscape Management Specifications, dated as of June 1, 2000, by and between TruGreen LandCare and United Litho.

71.         Snow Removal Agreement, dated as of  November 1, 2002, by and between United Litho and TruGreen LandCare.

72.         Janitorial Service Estimate and Proposal, dated as of June 13, 2002, by and between Kim’s Janitorial Service Company and United Litho.

73.         Preventive Maintenance Agreement, dated as of May 1, 2003, by and between Cii Engineered Systems, Inc. and United Litho, with respect to air conditioning and heating systems.

74.         Letter, dated as of January 24, 2003, from Montgomery Irrigation to United Litho, with respect to 2003 irrigation maintenance.

75.         Letter, dated as of November 28, 2001, from United Litho to World Recycling, with respect to collection of loose and baled paper.

Communications Contracts

76.         Communications Contract, dated as of July 25, 2001, by and between Sprint and the Company.

77.         AT&T Master Agreement, dated as of February 28, 2000, by and between AT&T and Capital City Press, with respect to internet service.

78.         Mbps Service Agreement, dated as of January 10, 2002, by and between CTC Communications and Capital City Press, with respect to T1 Service and Internet Service.

79.         Basic Internet Access Services Sales Agreement, dated as of May 17, 2002, by and between SBC Communications, Inc. and Sheridan Books.

80.         Voice Local Service Agreement, dated as of October 28, 2000, by and between Ameritech and Sheridan Books.

81.         Centrex Service Agreement, dated as of February 14, 2002, by and between Ameritech and Sheridan Books.

82.         Cellular Service Agreements, dated as of October 10, 2002, by and between Verizon Wireless and Sheridan Books (4 phones).

83.         Voice Access VA-MI Agreement, dated as of June 11, 2001, by and between Qwest and Sheridan Books.

84.         Dedicated Access WAN VA-MI Agreement, dated as of June 12, 2002, by and between Qwest and Sheridan Books.

85.         Dedicated Access WAN MI Agreement, dated as of February 12, 2001, by and between Ameritech and Sheridan Books.

86.         Cellular Service Agreements, dated as of August 7, 2002, by and between Cingular Wireless and Sheridan Books (5 phones).

87.         Telephone Maintenance Contract, dated as of February 5, 2003, by and between NextiraOne and United Litho.

88.         Payphone Service Contract, dated as of April 15, 2002, by and between Verizon and United Litho.

89.         Long distance Service Contract, dated as of August 1, 2002, by and between Sprint and United Litho.

90.         Internet Access Agreement, dated as of June 1, 2002, by and between Verio and United Litho.

91.         Pagers Contract, dated as of February 1, 2001, by and between Metrocall and United Litho.

Office Contracts

92.         Image Management Agreement, dated as of January 22, 2003 and September 10, 2002, by and between IKON Office Solutions and Dartmouth Printing.

93.         Service Agreement, dated as of January 1, 2001, by and between Organization Services, Inc. and Sheridan Group Holding, with respect to basic corporate services in the State of Delaware.

94.         Office Service Contract, dated as of August 1, 2002, by and between Aegis Palatine, LLC, as landlord, and Sheridan Books, as tenant, with respect to office space located at 800 East Northway Hwy., Suite 700, Palatine, Illinois.

Prepress Agreements

95.         Service Contract, dated as of April 20, 2003,  by and between American Prepress Services, LLC and Sheridan Books.

96.         Service Contract, dated as of August 17, 2002, by and between Imation and Sheridan Books.

97.         Service Contract, dated as of February 17, 2003, by and between Esko-Graphics and Sheridan Books.

98.         Service Contract, dated as of March 1, 2003, by and between Escher-Grad Technologies, Inc. and Sheridan Books.

99.         Service Contract, dated as of February 11, 2003, by and between Epson Accessories, Inc. and Sheridan Books.

100.   Service Contract, dated as of January 3, 2003, by and between Epson Accessories, Inc. and Sheridan Books.

101.   Agreement, dated as of June 1, 1998, by and between Fuji and Dartmouth Printing.

Reprint Dept. Maintenance Contracts

102.   Service Contract, dated as of March 18, 2003, by and between Heidelberg USA, Inc. and Sheridan Press.

Reprint Marketing Services Agreement

103.         Reprint Marketing Services Agreement, dated as of March 17, 2003, by and between MBL Communications and Sheridan Press.

Shipping Contracts

104.         Federal Express Custom Pricing Agreement, dated as of April 22, 2002, by and between Federal Express and the Company.

105.         UPS Ground, Air, Hundredweight, International and Sonicair Incentive Program Carrier Agreement, dated as of April 25, 2002, by and between United Parcel Service and the Company.

106.         Shipping Contract, dated as of September 24, 2002, by and between NewPenn and Sheridan Press.

107.         Shipping Contract, dated as of  May 1, 2002, by and between Pitt Ohio Express and Sheridan Press.

108.         Shipping Contract, dated as of May 8, 2002, by and between Watkins Motor Lines and Sheridan Press.

General Agreements

109.         Consumable Purchase Agreement, dated as of February 1, 2002, by and between Agfa Corporation and the Company.

110.         Letter of Understanding, dated as of December 17, 2001, by and between Grainger Industrial Supply and the Company.

111.         Customer Agreement-USA, dated as of March 1, 2003, by and between CREO Americas, Inc. and the Company.

112.         Service Agreement, dated as of January 1, 2001, by and between Organization Services, Inc. and the Company.

113.         Letter, dated May 20, 2002, from Dartmouth Journal to TnQ Books and Journals Private Limited, regarding SGML, pagination and copyediting services.

Inventory Consignment Arrangements

Certain of the Company’s Subsidiaries currently have in place agreements to purchase paper, materials and other supplies on a consignment basis.  The paper, materials and other supplies are paid for on a post-consumption basis.  The Subsidiaries’ material consignment agreements are set forth in the chart below.

	SHERIDAN PRESS	CAPITAL CITY PRESS	SHERIDAN BOOKS	DARTMOUTH PRINTING	UNITED LITHO
MATERIAL CATEGORY	SUPPLIER	SUPPLIER	SUPPLIER	SUPPLIER	SUPPLIER
Paper	Lindenmeyr Frank Parsons	Unisource	Xpedx Ambrose Internat’l Pratt Simon Miller	NA	NA

Plates & Plate Chemistry	G.E. Richards	Pitman	G.E. Richards Xpedx	Enovation Northeast	Pitman

Film & Film Chemistry	G.E. Richards	Pitman	G.E. Richards Xpedx	Enovation	Pitman

Ink	K&E Pertech Sun Chemical	NA	Braden Sutphin Ink	Sun Chemical	Kohl-Madden

Proofing	G.E. Richards	Pitman	Xpedx G.E. Richards	Northeast Enovation	Pitman

Cartons/ Packaging	Packaging Control Corp. Colony Papers	NA	Tecumseh Corrugated PCA Xpedx	NA	NA

Other Supplies (cloth, blankets, cleaners, etc.)	G.E. Richards	Pitman	Dales & Graphics Xpedx ICG/Holliston FiberMark General Roll Leaf HB Fuller National Starch	Pitman Enovation Northeast	Accurate Printing Supply (various)

See also each of the agreements listed in Schedules 3.11(a)(Leased Real Property), 3.14 and 3.15.

Schedule 3.14

EMPLOYEE BENEFIT PLANS

Management Life Insurance Policies

1.     Split Dollar Agreement and Collateral Assignment, dated as of October 26, 1995, by and between the Company and Robert L. Rohrbach, as Trustee U/D/T of John A. Saxton, pursuant to which the Company agreed to pay the premiums on a life insurance policy for John A. Saxton as an additional employee benefit.

2.     Split Dollar Agreement and Collateral Assignment, dated as of October 23, 1995, by and between the Company and J.M. Dryden Hall, Jr., as Trustee for R. Champlin Sheridan, pursuant to which the Company agreed to pay the premiums on a life insurance policy for R. Champlin Sheridan as an additional employee benefit.

3.     Split Dollar Agreement and Collateral Assignment, dated as of March 1, 1988, by and between United Litho and Joseph A. Becker, as Trustee for Lloyd E. Sample, III, pursuant to which United Litho agreed to pay the premiums on a life insurance policy for Lloyd E. Sample as an additional employee benefit.

Management Bonus Plans, etc.

1.               Management Incentive Bonus Plan of the Company, dated as of January 15, 2003.

2.               Retention Awards—Contribution to Deferred Compensation Accounts of the Company.

3.               1998 Stock Option Plan of the Company.

4.               Executive and Director Deferred Compensation Plan of the Company, effective as of January 15, 2000.

5.               Supplemental Long Term Disability for the Company.

6.               Change-of-Control Incentive Plan—Key Executive Employees, providing for payment of the Severance Benefits (as defined in the Plan) in the event of certain terminations of employment following a change of control.

7.               Change-of-Control Incentive Plan—Corporate Staff, providing for payment of the Severance Benefits (as defined in the Plan) in the event of certain terminations of employment following a change of control.

401(k) Agreements

1.               Nonstandardized 401(k) Profit Sharing Plan, dated as of November 7, 2002, by and between the Company and Wells Fargo Bank Wisconsin, N.A.

2.               Wells Fargo Bank Wisconsin, N.A. Defined Contribution Prototype Plan and Trust Agreement, dated as of November 26, 2001.

3.               Service Agreement Full Service 401(k) Plan-Daily Accounting, dated as of September 25, 1998, by and between Emjay Corporation and the Company.

4.               The Sheridan Group 401(k) Retirement Plan Summary Plan Description for the Employees of the Company, Sheridan Press, Sheridan Books, Dartmouth Printing, Dartmouth Journal and United Litho.

5.               Nonstandardized 401(k) Profit Sharing Plan, dated as of May 23, 2002, by and between Capital City Press and Wells Fargo Bank Wisconsin, N.A.

6.               Service Agreement Full Service 401(k) Plan-Daily Accounting, dated as of September 25, 1998, by and between Emjay Corporation and Capital City Press.

7.               Capital City Press 401(k) Retirement Plan Summary Plan Description for the Employees of Capital City Press.

Employee Benefit Plans of the Company

1.               The Sheridan Group Section 125 Flexible Benefit Plan is administered by Hirsch Financial Services, Inc. pursuant to a Service Agreement, dated January 1, 2003-December 31, 2003.

2.               The Sheridan Group Supplemental Long Term Disability Plan is administered by UNUMProvident and is for eligible executives whose full salary is not covered by the Company Long Term Disability Plan.

3.               The Sheridan Group Profit Sharing Plan is administered by the Company and is provided to all eligible employees at each location, excluding Capital City Press.  The Company’s Board of Directors determines the annual profit sharing contribution to be made by the Company and each of its Subsidiaries.

4.               The Union Gainsharing Plan at Capital City Press is administered by Capital City Press per the criteria listed in the Union Contract Agreement, dated May 1, 2000 - April 30, 2004.

Healthcare

1.               Sheridan Press/Company Healthcare and Dental Plans are administered by Coresource pursuant to a Service Agreement, dated January 1, 2003-December 31, 2003, and uses Devon Health Services and Alliance PPO networks.  The Vision and Prescription Plans are administered by Coresource and Express Scripts pursuant to Service Agreements, each dated January 1, 2003-December 31, 2003.

2.               Capital City Press Healthcare, Dental, Vision, and Prescription Plans are administered by Comprehensive Benefits Administration pursuant to a Service Agreement, dated September 1, 2002-August 31, 2003.

3.               Sheridan Books Healthcare and Dental Plans are administered by Coresource pursuant to a Service Agreement, dated January 1, 2003-December 31, 2003, and uses Preferred Choices, Physicians Choice, Alliance, NPPN, and American Dental networks.  The Vision and Prescription Plans are administered by Coresource and Express Scripts pursuant to Service Agreements, each dated January 1, 2003-December 31, 2003.

4.               Dartmouth Printing/Dartmouth Journal Healthcare, Prescription, and Vision Plans are administered by Anthem Blue Cross and Blue Shield pursuant to a Service Agreement, dated June 1, 2002-December 31, 2003, and uses Matthew Blue HMO and Anthem BCBS PPO networks.  The Dental Plan is administered by Delta Dental pursuant to a Service Agreement, dated June 1, 2003-May 31, 2004, using the Delta Dental Network.

5.               United Litho Healthcare and Dental Plans are administered by Coresource pursuant to a Service Agreement, dated January 1, 2003-December 31, 2003, and uses NCPPO/PPO network.  The Vision Discount Program and Prescription Plan are administered by Coresource and Express Scripts pursuant to Service Agreements, each dated January 1, 2003-December 31, 2003.

Long Term Disability (LTD)

1.               Sheridan Press /Company LTD Plans are administered by Guardian pursuant to a Service Agreement, dated June 1, 2003-July 31, 2003.

2.               Capital City Press LTD Plan is administered by Comprehensive Benefits Administration pursuant to a Service Agreement, dated December 1, 2002-November 30, 2003.

3.               Sheridan Books LTD Plan is administered by Reliance pursuant to a Service Agreement, dated January 1, 2002-December 31, 2003.

4.               Dartmouth Printing/Dartmouth Journal Voluntary LTD Plan is administered by Medical Life pursuant to a Service Agreement, dated July 1, 2002-June 31, 2003.  The LTD Plan for Managers is administered by Standard pursuant to a Service Agreement, dated June 1, 2003-July 31, 2003.

5.               United Litho’s LTD Plan is administered by Guardian pursuant to a Service Agreement, dated June 1, 2003-July 31, 2003.

Life Insurance

1.               Sheridan Press /Company – Company and Voluntary Life Insurance Plans are provided by Guardian pursuant to Service Agreements, dated June 1, 2003-July 31, 2003.

2.               Capital City Press - Company and Voluntary Life Insurance Plans are provided by Hartford pursuant to Service Agreements, dated September 1, 2002-August 31, 2003.

3.               Sheridan Books - Company and Voluntary Life Insurance Plans are provided by Reliance pursuant to Service Agreements dated, January 1, 2002-December 31, 2003.

4.               Dartmouth Printing/Dartmouth - Journal Company Life Insurance Plan is provided by Boston Mutual pursuant to a Service Agreement, dated June 1, 2003-July 31, 2003.  The Voluntary Life Insurance Plan is provided by Concord.

5.               United Litho - Company and Voluntary Life Insurance Plans are covered by Guardian pursuant to Service Agreements, dated June 1, 2003-July 31, 2003.

Insurance Coverage Changes

1.               Effective July 1, 2003, Capital City Press ancillary coverage (Life, AD&D and LTD) changed from Hartford and Fortis (administered by CBA) to Reliance Standard Insurance Co.

2.               Effective with next renewal (estimated July 15, 2003), UNUM individual LTD policies that were originally established to provide full LTD coverage for salaries that exceeded our group plan coverage have been eliminated where the group plan coverage was modified to accommodate the higher salaries over the contract period.

3.               Effective September 1, 2003, Dartmouth Printing’s ancillary coverage will change from Boston Mutual, Medical Life and Standard to Reliance Standard Insurance Co.

4.               Effective September 1, 2003, United Litho and The Sheridan Press’ ancillary coverage will change from Guardian to Reliance Standard Insurance Co.

Schedule 3.15

TRADEMARKS, PATENTS, ETC.

List of Intellectual Property

1.               See Attachment 3.15-A for registered trademarks and trademark applications.

Intellectual Property Agreements

Purchase and License Agreements

1.               Purchase and License Agreement, dated as of March 25, 1998, by and between Logic Associates, Inc. and United Litho, with respect to Auto-Count 3000 and Data Collection Server.

2.               Sale Term and Conditions, dated as of November 23, 1998, by and between Priority Systems and Sheridan Press, with respect to Clippership software.

3.               Purchase Invoice, dated as of April 19, 2002, by and between Captaris and Sheridan Books, with respect to Main Fax Server for electronic transmission.

4.               Guaranteed Two Year Price Program, dated as of April 2, 2003, by and between ADP and Sheridan Books, with respect to payroll processing.

5.               Purchase Invoice, dated as of August 31, 2002, by and between CDW Computer Centers, Inc. and Sheridan Books, with respect to Norton anti-virus protection software.

6.               Purchase Invoice, dated as of October 30, 2002, by and between CDW Computer Centers, Inc. and Sheridan Books, with respect to Veritas backup software.

7.               Software Subscription Purchase Order, dated as of October 15, 2001, by and between printCafé, Inc. and United Litho, with respect to Prograph Pre Press tracking software.

8.               Computer Software Order/Agreement, dated as of June 11, 2003, by and between Streamline Development LLC and Sheridan Books, Inc., with respect to PrintStream software.

License Agreements

9.               License Agreement, dated as of December 20, 1999, by and between INERA Incorporated and the Company, with respect to Copy Edit Tool software.

10.         Application Software License Agreement, dated as of June 15, 1998, by and between Vercom Software, Inc. (d.b.a. Primac Systems Inc.) and the Company, with respect to Primac accounting software.

11.         Microsoft Business Agreement, dated as of September 27, 2001, by and between Microsoft and the Company, with respect to all Microsoft applications.

12.         Software License Agreement, dated as of June 24, 1999, by and between the Company and AHP Systems, with respect to KEREN 2000 Production Management System.

13.         Software License Agreement, dated as of June 29, 2001, by and between AHP Systems and the Company, with respect to printCafé/ Print Flow software.

14.         License Agreement, by and between Ipswitch, Inc. and Sheridan Press, with respect to the WhatsUp Gold software. (undated)

15.         End-User License Agreement, by and between eEye Digital Security and Sheridan Press, with respect to the Secure IIS software. (undated)

16.         License Agreement, by and between Trend Micro Incorporated and Sheridan Press, with respect to Trend Micro spam filtering software. (undated)

17.         License Agreement, by and between Somix Technologies, Inc., and Sheridan Press, with respect to Network Monitoring software. (undated)

18.         VIP Volume License Program, dated as of September 19, 2001, by and between Veritas and Sheridan Press, with respect to Veritas Server, SQL and Exchange software.

19.         End-User Software License Agreement, by and between BakBone Software and Capital City Press, with respect to Netvault software. (undated)

20.         Software License Agreement, by and between NetIQ Corporation and Capital City Press, with respect to Webtrends software. (undated)

21.         End User License Agreement, dated January 2000, by and between Check Point Software Technologies, Ltd. and Capital City Press, with respect to firewall software.

22.         Software License, dated as of June 7, 1999, by and between Northern Telecom and Capital City Press, with respect to Norstar phone system software.

23.         End User License Agreement, by and between Procom Technology, Inc. and Capital City Press, with respect to Procom software. (undated)

24.         Sub-license, dated April 12, 1997, by and among NASTech, Inc., Vercom Software, Inc. and Capital City Press, with respect to NASTech software.

25.         Application Software License Agreement, dated April 12, 1997, by and between Vercom Software, Inc. and Capital City Press, with respect to UniData software.

26.         Application Software License Agreement, dated as of April 12, 1997, as amended by the Application Software Re-Licensing Agreement, by and between Vercom Software, Inc. and Capital City Press, with respect to POM PRIMAC software. (undated)

27.         License Program Certificate, dated as of July 24, 2001, by and between Computer Associates and Dartmouth Printing, with respect to antivirus software.

28.         SupportPlus Renewal Invoice, dated as of April 23, 2003, provided by Best Software, Inc. to Dartmouth Printing, with respect to Abra Suite.

29.         Software Subscription Purchase Order, dated as of July 19, 2001, provided by printCafé, Inc. to Dartmouth Printing, with respect to Logic and Auto-Count software.

30.         License Agreement, by and between Veritas Software Corporation and Dartmouth Printing, with respect to the Backup Executive Single Server to Server Edition. (undated)

31.         License Agreement, by and between Veritas Software Corporation and Dartmouth Printing, with respect to the Backup Executive Agent for Microsoft SQL Server. (undated)

32.         End User License Agreement, dated as of October 2000, by and between Scenicsoft, Inc. and Dartmouth Printing, with respect to Color Central software.

33.         License Agreement, by and between Apogee Create and Dartmouth Printing, with respect to Apogee Create programs. (undated)

34.         License Agreement, by and between Enfocus Software, Inc. and Dartmouth Printing, with respect to the Pitstop Server 2.0. (undated)

35.         License Agreement, by and between Enfocus Software, Inc. and Dartmouth Printing, with respect to Pitstop Professional. (undated)

36.         License, by and between Heidelberger Druckmaschinen companies and Dartmouth Printing, with respect to Lino Color 5.1.2. (undated)

37.         License Agreement, by and between Purup-Eskofot A/S and Dartmouth Printing, with respect to Perfection 2.0. (undated)

38.         License Agreement, by and between Purup-Eskofot A/S and Dartmouth Printing, with respect to EskoScan JPS 9.0. (undated)

39.         Dainippon Screen License Agreement, by and between Dainippon Screen Mfg. Co., Ltd. and Dartmouth Printing, with respect to Color Genius for Screen Scanner. (undated)

40.         License Authorization Grant, dated as of October 17, 2001, by and between Network Associates, Inc. and Sheridan Books, with respect to anti-virus protections.

41.         Letter, dated June 7, 1999, from Data Plus to Sheridan Books, with respect to Niakwa estimating software.

42.         Passport Advantage Proof of Entitlement, dated as of May 23, 1999, by and between Passport Advantage and Sheridan Books, with respect to Lotus Notes.

43.         Volume Licensing Agreement, by and between Sheridan Books and Microsoft, with respect to Select 5. (undated)

44.         Software License and Services Agreement, by and between PeopleSoft USA, Inc. and Sheridan Books, with respect to accounting and financial software. (undated)

45.         Software License and Software Maintenance Agreement, dated as of September 25, 2001, by and between Interact Commerce Corporation and United Litho, with respect to SalesLogix.net Versions 5.0-5.9.

46.         Software License and Other Services, dated as of December 1, 1999, by and between Prograph Systems, Inc. and United Litho, with respect to  Prograph Toolbox Lite.

Development Agreements

47.         Software Development Agreement, dated as of April 1, 2002, by and between Stephen E. Fanning and United Litho, with respect to designing software for United Litho.

Software Maintenance Agreements

48.         Annual Maintenance Agreement, dated as of January 25, 2003, by and between CK Systems and the Company, with respect to Maintimizer 2000.

49.         Terms and Conditions of Software Maintenance Agreement, by and between Miles 33 and Capital City Press, with respect to Miles 33 Typesetting software. (undated)

50.         Support Services Agreement, dated as of October 26, 1999, by and between Oracle and Sheridan Books, with respect to database engine for PeopleSoft USA, Inc.

51.         Master Service Agreement, as amended by the Special Provisions Addendum, dated as of February 25, 2003, by and between CREO Americas, Inc. and Sheridan Books, with respect to Prinergy Front-End Processing system for electronic imaging.

Attachment 3.15-A

REGISTERED TRADEMARKS

Reg. No.	Country	Mark	Owner
1437516	USA	DURO SHEEN	Sheridan Books

1302016	USA	BOOKCRAFTERS_B (and Design)	Sheridan Books

TRADEMARK APPLICATIONS

Serial No.	Country	Mark	Owner
76/468031	USA	The Sheridan Group	Sheridan Group Holding

76/417868	USA	Digital Expert (and Design)	Company

76/476438	USA	Strive For Smiles (Stylized)	Sheridan Books

76/476437	USA	Striving For Your Smile! (Stylized)	Sheridan Books

76/476436	USA	Strive For Smiles! (Stylized)	Sheridan Books

Schedule 3.16

INDEBTEDNESS

Principal Debt		Amount Outstanding As of July 31, 2003	Comments
Revolving line of credit		[To be calculated at Closing]
Term A		1,307,047
Term B		32,722,469
Senior subordinated debt		14,625,000	(net of unamortized discount of $375,000)
Loudoun County, VA industrial revenue bond		4,104,000
Michigan industrial revenue bond		1,679,000
Lloyd Sample stock redemption agreement		1,231,920
Richard Hearn notes		700,000
Subtotal		56,369,439
Capital leases	Man Portfolio Services	1,437,553

	Agfa Finance Group	47,339
Subtotal		1,484,892
Total		$57,854,328

1.               Credit Agreement, dated as of February 2, 1998, as amended in October 1998 and May 1999, by and among the Company, various lending institutions, First Union National Bank (as document agent), National Westminster Bank PLC (as administrative agent), and Gleacher Natwest Inc. (as arranger) ($69,546,200) and related financing and security documents. The Credit Agreement was amended by the Resignation Letter and Assignment Agreement dated August 25, 1999, whereby Summit Bank replaced National Westminster PLC as administrative agent.  The Credit Agreement was further amended by the Novation Agreement dated November 24, 2000, whereby National Westminster PLC transferred its accounts to The Royal Bank of Scotland PLC.  The Credit Agreement was further amended by the Assignment Agreement dated January 15, 2003, whereby The ING Senior Secured High Income Fund, L.P. assigned its rights to Spring Street Partners I, L.P.

2.               Senior Subordinated Loan Agreement, dated as of February 2, 1998, among the Company, various lending institutions and National Westminster Bank PLC (as administrative agent) ($15,000,000).

3.               Seller Note, dated as of February 2, 1998, in the principal amount of $350,000, issued by the Company in favor of Richard Hearn.

4.               Seller Note (2), dated as of February 2, 1998, in the principal amount of $350,000, issued by the Company in favor of Richard Hearn.

5.               Stock Redemption Agreement, dated as of January 27, 1998, by and between Lloyd E. Sample (“Sample”) and the Company, pursuant to which the Company agreed to purchase Sample’s 3,938 shares of the Company’s Class D Common Stock for an aggregate purchase price of $1,760,283.00.  As of June 18, 2003, the Company owed Sample $1,254,673.00.  The next installment payment in the amount of $22,753.00 is to be made by the Company to Sample on June 30, 2003.

6.               $8,600,000 Loudoun County (Virginia) Variable Rate Industrial Development Revenue Bonds for United Litho, dated as of July 29, 1996, backed by Irrevocable Standby Letter of Credit (No. S134465), dated January 29, 1998, as amended, issued in favor of The Bank of New York by Wachovia (f/k/a First Union National Bank) for the account of the Company.  The current amount available to be drawn on such Letter of Credit is $4,897,209.  The Company has received notice from the Bank of New York that such Letter of Credit is set to expire on January 27, 2004.

7.               $3,000,000 Michigan Strategic Fund Limited Obligation Variable Rate Industrial Development Revenue Bonds for Sheridan Books, dated as of October 17, 1997, backed by Irrevocable Standby Letter of Credit (No. S134698), dated October 17, 1997, in favor of First Union National Bank Trust Company by Wachovia (f/k/a First Union National Bank) for the account of the Company.  The current amount available to be drawn on such Letter of Credit is $1,758,053.

8.               Capital Lease Agreement, dated as of December 22, 2000, by and between MAN Capital Corp. and Sheridan Press, with respect to 6-Color Press.

9.               Capital Lease Agreement, dated as of February 2, 1999, by and between Agfa Finance Group and Dartmouth Printing with respect to Computer-to-Plate equipment.

10.         Interest Rate Hedge Agreement, dated as of April 30, 2001, by and between the Company and First Union (Wachovia).

11.         The obligations of the Company pursuant to Section 9 of the Employment Agreement, dated as of February 2, 1998, by and between the Company and R. Champlin Sheridan.

Each of the above listed Agreements will be terminated simultaneously with the consummation of the transactions contemplated by the Stock Purchase Agreement except for items No. 6 and 7 which should be terminated at the earliest possible date thereafter pursuant to the terms and provisions of such agreement.

Schedule 3.17

LABOR RELATIONS

Charges Pending

Each of the items listed in Schedule 3.9 under the heading “Wrongful Discharge” are incorporated into this Schedule 3.17 by reference.

Collective Bargaining Agreements

Collective Bargaining Agreement, dated as of May 1, 2000, by and between Local Union No. 745 Graphic Communications International Union AFL-CIO and Capital City Press.

Schedule 3.19

TITLE TO ASSETS

The Company

Jurisdiction	Secured Party	Collateral/Comments
Maryland (Secretary of State)	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

	Wells Fargo Equipment Finance	Leased equipment (Multiple Filings)

	Agfa Corporation	Leased equipment (Multiple Filings)

	Fleet Business Credit, LLC	Leased equipment Revised Article 9 filing

	De Lade Landen Financial Services, Inc.	Specific equipment

	Fleet National Bank, as Administrative and Collateral Agent	All assets Revised Article 9 Filing
Will be Terminated at Closing

	De Lage Landen Financial Services, Inc.	Leased Equipment

Michigan (Secretary of State)	IKON Office Solutions	Leased equipment (Multiple Filings)

	AGFA Corp.	Leased equipment

	[Irwin Union Bank & Trust Co.] UCC 3 to be filed	[All deposit accounts, machinery, equipment, fixtures]

Termination in Process

New Hampshire (Secretary of State)	AGFA Corp.	Leased equipment

Hanover t/c, New Hampshire	AGFA Corp.	Specific equipment

Pennsylvania (Secretary of State)	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

	Transamerica Business Credit Corporation	Leased equipment

	Norwest Equipment Finance	Leased equipment (Multiple Filings)

	AGFA Corp.	Leased equipment

Vermont (Secretary of State)	De Lage Landen Financial Services, Inc.	Leased equipment (Multiple Filings)

	AGFA Corp.	Leased equipment

Virginia (Secretary of State)	General Electric Capital Corporation	Leased equipment

	Norwest Equipment Finance, Inc.	Leased equipment (Multiple Filings)

	Transamerica Business Credit Corporation	Leased equipment

	Wells Fargo Equipment Finance, Inc.	Leased equipment

	AGFA Corporation	Leased equipment

Loudon County, Virginia	General Electric Capital Corporation	Leased equipment

	Transamerica Business Credit Corporation	Leased equipment (Multiple Filings)

	Norwest Equipment Finance, Inc.	Leased equipment (Multiple Filings)

	Wells Fargo Equipment Finance, Inc.	Leased equipment

	Agfa Corporation	Leased equipment

Capital City Press

Jurisdiction	Secured Party	Collateral
Vermont (Secretary of State)	Bloom’s Incorporated	Specific equipment

	Pitman Company	Consignment Inventory

	[Colonial Pacific Leasing Corporation]	[Leased equipment]
Termination in Process

	Pitman Company	Specific equipment

	AGFA Corp.	Leased equipment (Multiple Filings)

	Heidelberg USA, Inc.	Specific equipment

Dartmouth Journal

Jurisdiction	Secured Party	Collateral
New Hampshire (Secretary of State)	Fleet National Bank, as Administrative and Collateral Agent	All assets Will be Terminated at Closing

Dartmouth Printing Company

Jurisdiction	Secured Party	Collateral
New Hampshire (Secretary of State)	Fuji Photo Film U.S.A., Inc.	Specific equipment (Multiple Filings)

	Agfa Corporation	Leased equipment (Multiple Filings)

	Heidelberg Web Systems, Inc.	Specific equipment

	The Hope Group Corp.	Specific equipment (PMSI)

	General Electric Capital Corporation	Leased equipment

Hanover t/c, New Hampshire	Fuji Photo Film U.S.A., Inc.	Specific equipment (Multiple Filings)

	Agfa Corporation	Leased equipment

	AGFA Corporation	Leased equipment

	Heidelberg Web Systems, Inc.	Specific equipment

	Heidelberg Print Finance Americas, Inc.	Specific equipment

Grafton County, New Hampshire	Heidelberg Web Systems, Inc.	Specific equipment

	Heidelberg Print Finance Americas, Inc.	Specific equipment

	General Electric Capital Corporation	Specific equipment

Sheridan Books

Jurisdiction	Secured Party	Collateral
Delaware (Secretary of State)	HB Fuller Company	Consigned adhesives

	Fleet National Bank, as Administrative and Collateral Agent	All assets Revised Article 9 Filing
Will be Terminated at Closing

	Fifth Third Leasing Company	Specific equipment

	G.E. Richards Graphic Supplies Co., Inc.	Graphic supplied on consignment (Multiple Filings)

Illinois (Secretary of State)	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

Michigan (Secretary of State)	Fleet National Bank, as Collateral Agent	All tangible personal property
Will be Terminated at Closing

	STI Credit Corporation	Specific equipment

	KeyCorp Leasing	Leased equipment

	Agfa Corporation	Specific equipment

Washtenaw County, Michigan	Fleet National Bank, as Collateral Agent	All tangible personal property
Will be Terminated at Closing

	Fifth Third Leasing Company	Specific equipment

New Jersey (Secretary of State)	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

Virginia (Secretary of State)	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

	AGFA Corporation	Leased equipment

	BB&T Leasing Corporation	Forklift

	Kodak Polycrhome Graphics, LLC	Specific equipment

Spotsylvania County, Virginia	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

The Sheridan Group Holding Company

Jurisdiction	Secured Party	Collateral
Delaware (Secretary of State)	Fleet National Bank, as Administrative and Collateral Agent	All assets Revised Article 9 Filing
Will be Terminated at Closing

Sheridan Press

Jurisdiction	Secured Party	Collateral
Maryland (Secretary of State)	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

	Agfa Corporation	Leased equipment

	MAN Capital Corporation	Specific equipment

	Lindenmeyr Munroe, a division of Central National Gottesman, Inc.	Specific equipment (Multiple Filings)

	Fleet National Bank, as Administrative and Collateral Agent	All assets Revised Article 9 Filing
Will be Terminated at Closing

	G.E. Richards Graphic Supplies Co., Inc.	Graphic supplied on consignment

	General Electric Capital Corporation	Leased equipment

Pennsylvania (Secretary of State)	NMHG Financial Services, Inc.	Leased equipment

	MAN Roland Inc.	Specific equipment (Multiple Filings)

	AGFA Corp.	Leased equipment (Multiple Filings)

	MAN Capital Corporation	Leased equipment

	Key Equipment Finance	Leased equipment

	Sun Chemical Corporation	Leased equipment

York County, Pennsylvania, Proth		NMHG Financial Services, Inc.

	MAN Roland Inc.	Specific Equipment (Multiple Filings)

	MAN Capital Corporation	Leased equipment

	AFGA Corporation	Leased equipment (Multiple Filings)

	Key Equipment Finance	Leased equipment

York County, Pennsylvania Recorder	MAN Capital Corporation	Leased equipment

	General Electric Capital Corporation	Leased equipment (Multiple Filings)

United Litho

Jurisdiction	Secured Party	Collateral
Maryland (Secretary of State)	Fleet National Bank, as Collateral Agent	All assets
Will be Terminated at Closing

	Agfa Corporation	Leased equipment (Multiple Filings)

	Fleet National Bank, as Administrative and Collateral Agent	All assets Revised Article 9 Filing
Will be Terminated at Closing

Virginia (Secretary of State)	Transamerica Business Credit	Leased equipment

	Pitman Company	Consigned inventory

	Agfa Corporation	Specific equipment (Multiple Filings)

	General Electric Capital Corporation	Leased equipment

	Kohl & Madden Printing Ink Corporation	Consigned inventory

Loudon County, Virginia	Transamerica Business Credit	Leased equipment

	Agfa Corporation	Specific equipment (Multiple Filings)

	General Electric Capital Corporation	Leased equipment (Multiple Filings)

Loudon County, Virginia	Transamerica Business Credit	Leased equipment

	Agfa Corporation	Specific equipment (Multiple Filings)

	General Electric Capital Corporation	Leased equipment (Multiple Filings)

Schedule 3.20

UNDISCLOSED LIABILITIES

See Schedule 3.8.

Schedule 3.21

CUSTOMERS AND SUPPLIERS

Top 10 Customers - 12 Months Ending June 30, 2003

Customer		Total Sales
1	Reed Elsevier	24,785
2	Wolters Kluwer	9,737
3	John Wiley & Sons	7,831
4	Blackwell Publishing Group	7,155
5	Penguin-Putnam	2,798
6	Marcel Dekker	2,195
7	Sage Publishing	2,148
8	Cambridge University Press	2,073
9	American Thoracic Society	1,953
10	Rockefeller University	1,949

Top Suppliers 12 Months thru June, 2003

	Total	Sheridan Press	Capital City Press	Sheridan Books	Dartmouth Printing	United Litho
Mead/Westvaco	12,190,616	3,194,180	20,920	810,760	2,591,745	5,573,011
International Paper	5,858,049	383,513	0	5,016,131	131,700	326,704
Sappi	5,751,165	298,205	176,681	0	5,114,390	161,890
Glatfelter	4,254,179	220,090	314,006	3,713,412	0	6,671
Agfa	3,838,946	1,233,744	691,724	1,104,034	530,730	278,715
UPS	2,634,299	821,500	369,674	815,706	480,000	147,420
Domtar	2,649,536	2,055,080	352,137	0	110,345	131,975
Unisource	1,124,980	0	1,124,980	0	0	0
Finch	1,026,671	418,718	394,720	202,503	10,730	0
Weyerhaeuser	1,248,518	0	1,072,180	0	169,245	7,093
	40,576,960	8,625,030	4,517,021	11,662,546	9,138,884	6,633,479

•                  Two material modifications in sales are known for the Company’s top 10 customers.

•                  Blackwell Publishing will be sending the composition work to an offshore supplier by the end of 2003 for 7 titles currently being produced at Capital City Press with $650m annual production sales.

•                  John Wiley sent the composition work offshore in May, 2003 for 1 title with annual production sales of $110m that was produced at The Sheridan Press.

•                  There are no material modifications in the supply of products from the top 10 suppliers known to the Company.

Schedule 3.22

TRANSACTIONS WITH AFFILIATES

See Schedule 1.1(b): Stockholder Notes

See Schedule 3.13: Split Dollar Agreements and Employment/Non-Competition Agreements

See Schedule 9.3: Bonuses

Schedule 5.6

FINANCING COMMITMENTS

See Attachment 5.6-A.

Schedule 6.4

CONTRACTS AND COMMITMENTS

Insurance Broker Changes

1.               Effective June 1, 2003, the Broker of Record for Dartmouth Printing changed from New England Employee Benefit Company, Inc. to Marsh USA Inc.

2.               Effective August 1, 2003, the Broker of Record for Sheridan Press and United Litho for ancillary coverages (i.e., Life, AD&D, LTD) will be changed from Camden Benefits Group, Inc. to Marsh USA Inc.

3.               Effective August 1, 2003, the Broker of Record for all UNUM individual LTD policies was changed from Thomas & Associates to Marsh USA Inc.

Coverage Changes

1.               Effective September 1, 2003, Dartmouth Printing’s ancillary coverage will change from Boston Mutual, Medical Life and Standard to Reliance Standard Insurance Co.

2.               Effective September 1, 2003, United Litho and The Sheridan Press’ ancillary coverage will change from Guardian to Reliance Standard Insurance Co.

Schedule 6.7

CAPITAL EXPENDITURES

	Jan-Jun	Jul	Aug	Sep	Jan-Sept	2003

Sheridan Press	997	537	454	211	2,199	2,646
6/C Sheetfed Press					0
B/W Press w sheeter	260	437	106		803	803
Facility Projects	219	10	20	50	299	351
Hardware/software needs	188	66	213	112	579	754
Digital Press			350		350
Capital Lease Principal	89	15	15	15	134	182
Less Operating Leases			(350)		(350)
Less Capital Lease Funding Credit					0
Contract Proofer/Scanning Equip					0
Folder	162				162	162
Flat Cutter			97		97	97
Projects < $100m	79	9	3	34	125	267

Capital City Press	1,918	0	79	43	2,040	2,218

6 Color Press w UV Coater	1,774	(24)			1,750	1,750
Projects < $100m	144	24	79	43	290	449
Capital Lease Principal					0
Less Operating Leases					0
Total Maintenance	1,918	0	79	43	2,040	2,218

Sheridan Books	886	174	287	195	1,542	2,450
Timson Press	300				300	750
Computer To Plate	162	54	9		225	450
Sprinkler at Ann Arbor Plant		50	150	100	300	300
Less Operating Leases					0
Equipment Rebuilds	46	31	31	45	153	301
EPP					0
Core Business System	210	25	80	50	365	450
Projects < $100m	168	14	17		199	199
Capital Lease Principal					0

Dartmouth Printing	292	168	39	101	600	1,094
Building Expansion (inc. Land Prep)	0				0	0
6 Unit Cover Press	0				0	200
Network storage/Misc IT	23	49	21	75	168	268
Capital Lease Principal	39	7	7	7	60	79
Equipment Rebuilds	94				94	94
Projects < $100m	136	112	11	19	278	453

Dartmouth Journal	57	29	26	68	156	250

United Litho	219	38	44	21	322	673
Imagesetter/Equipment Buyouts	90				90	90
Core Business System	0				0	150
Projects < $100m	129	38	44	21	232	433

Company	10	2	6	2	20	50
Total Maintenance	10	2	6	2	20	50

TSG Gross Capital	4,379	948	935	641	6,879	9,381

Schedule 7.7

RESIGNATIONS OF DIRECTORS

1. Company:

F. Ross Jones
William M. Parent
R. Champlin Sheridan

2. Sheridan Press:

None

3. Capital City Press:

None

4. Sheridan Books:

None

5. Dartmouth Printing:

None

6. Dartmouth Journal:

None

7. United Litho:

None

8. Sheridan Group Holding:

None

Schedule 7.9

CONSENTS

1.                                       Master Lease Agreement, dated as of June 4, 2002, by and between General Electric Capital Corporation and Sheridan Press, with respect to Kolbus binder.

2.                                       Service Contract, dated as of February 17, 2003, by and between Esko-Graphics and Sheridan Books.

3.                                       Master Lease Agreement, dated as of May 10, 2001, by and between General Electric Capital Corporation and Dartmouth Printing, with respect to Gammerler robot.

4.                                       Master Lease Agreement, dated as of March 28, 2001, by and between General Electric Capital Corporation and United Litho, with respect to Kolbus binder/gatherer.

5.                                       Lease, dated as of January 18, 1999, as amended March 1, 2003, by and between Hunt Valley 75 Limited Partnership, as landlord, and the Company, as tenant, for 11311 McCormick Road, Suite 260, Hunt Valley, Maryland (Headquarters).

Schedule 7.14

TERMINATION OF AGREEMENTS

1.               Stockholder Agreement, dated as of February 2, 1998, as amended May 30, 1999, by and among the Company, BancBoston Ventures Inc. and certain other stockholders thereof.

2.               Registration Rights Agreement, dated as of February 2, 1998, as amended May 30, 1999, by and among the Company BancBoston Ventures Inc. and certain other stockholders thereof.

Schedule 7.18

OPERATING LEASES

The Sheridan Group - Corporate Office

OPERATING LEASES

Description	Lessor	Expiration	Monthly payment	2003	2004	2005	2006
11311 McCormick Rd, Hunt Valley, MD	Rouse Office Management	3/06	7305	87660	92430	96603	24366
Copier	Mita Financial	1/04	428	5136	428	0	0
Totals			7733	80709	78994	81559	20577

Dartmouth Journal Services

OPERATING LEASES

State of Ops
Page, Line	Description	Lessor	Expiration	Monthly payment	2003	2004	2005	2006	2007

2,29	Archertown Road, Orford, NH	APAC Realty Corp	8/07	7706	92472	92472	92472	92472	61648
1,30	1 Canon Copier	TDS Leasing	10/05	239	2868	2868	2390
	DJS Total by Month			7945	92472	92472	92472	92472	61648

Dartmouth Printing

LEASES

State of Ops
Page, Line	Description	Lessor	Expiration	Monthly payment	2003	2004	2005	2006	2007	2008	2009

	Operating Leases
2,29	Bank Street, Lebanon, NH - warehouse	Daniels Transport	Month to month	1650	19800	0	0	0	0	0	0
2,23	3 Canon copiers	IOS Capital	9/05	2395	28740	28740	21555
2,23	1 Canon copier	IOS Capital	1/06	232	2784	2784	2784	232
2,23	Avantra 44	Agfa Finance	3/04	2060	24720	6180	0	0	0	0	0
2,23	Galileo platesetter	Agfa Finance	3/05	8058	96696	96696	24174
2,23	Heidelberg press	US Bancorp Equip Finance	10/09	76083	912996	912996	912996	912996	912996	912996	760830
2,23	Gammerler	GE Capital	6/06	14937	179244	179244	179244	89622	0	0	0
	Totals			105415	1116960	1098420	1092240	1002618	912996	912996	760830

	Capital Lease
	Galileo computer to plate equipment	Agfa Finance Group	2/04	6947	83366	13894

Capital City Press

OPERATING LEASES

State of Ops
Page, Line	Description	Lessor	Expiration	Monthly payment	2003	2004	2005

2,23	Copier	Ikon	3/03	724	2172	0	0
2,23	Copier	Ikon	Month to month	1622	19464	0	0
2,23	Phone equipment	Avaya	renews annually	240	2880	0	0
2,23	Mailing machines	Neopost	12/04	237	2844	2844	0
2,23	Computer to Plate Device	CreoScitex	1/05	18309	219708	219708	18309
2,23	VLF Head upgrade	CreoScitex	12/04	3007	36084	36084	0
2,23	Avantra 44 platesetter	Agfa Finance	4/04	5787	69444	23148	0
2,29	109 Industry St, Williamstown, VT	Ron Saldi	12/04	8693	104316	104316	0
2,29	131 S. Main St, Barre, VT	Wall Associates	Month to month	7015	81384	42090	0
	Totals			45634	535500	425394	18309

United Litho

OPERATING LEASES

State of Ops
Page, Line	Description	Lessor	Monthly payment	2003	2004	2005	2006	2007	2008

2,23	2 Xerox copiers DC255STFC	Xerox	2123	25476	25476	6369	0	0	0
2,23	5818 two tray copier	Xerox	107	1284	1284	321	0	0	0
2,23	Kolbus binder/gatherer	GE Capital	27500	261600	238800	238800	238800	238800	59700
2,23	Mail machine and shrink wrap	Wells Fargo Equip Finance	2799	33588	25191	0	0	0	0
2,23	Press and baler	Transamerica	38953	467436	467436	428483	0	0	0
2,23	10 PCs	Conseco	597	1194	0	0	0	0	0
2,23	Platesetter	Agfa Finance	10528	52640	0	0	0	0	0
2,23	Galileo platesetter	Agfa Finance	6179	74148	74148	6179	0	0	0
2,23	Lawson paper cutter	Wells Fargo Equip Finance	435	5220	0	0	0	0	0
2,23	1999 24’ truck	Central Motors	865	10380	0	0	0	0	0
2,23	2001 GMC Savana van	Central Motors	518	6216	3108	0	0	0	0
2,23	2002 18’ Isuzu van	Central Motors	960	11520	11520	11520	0	0	0
	Totals		91564	950702	846963	691672	238800	238800	59700

Sheridan Books

OPERATING LEASES

State of Ops
Page, Line	Description	Lessor	Expiration	Monthly payment	2003	2004	2005	2006	2007	2008

2,23	F-700 Truck	Ryder	Monthly	944	11328	0	0	0	0	0
2,23	Agfa - imagesetter	Agfa	6/03	1512	9072	0	0	0	0	0
2,23	Agfa - Salient core system	Agfa	3/04	2130	25560	6390	0	0	0	0
2,23	Timsons press	Fifth Third Leasing Co	9/08	37954	455448	455448	455448	455448	455448	317549
2,23	Variquik press	Suntrust	12/03	24255	291060	0	0	0	0	0
2,23	Konica copier	Konica Business	6/03	358	2148	0	0	0	0	0
1,30	Digital printer 400S	IOS Capital	12/04	399	4788	4788	0	0	0	0
2,29	Office-Englewood Cliffs, NJ	Angela Matera	Month to month	950	11400	0	0	0	0	0
2,23	Telephone equipment	Wells Fargo/Stamford Computer	6/04	1776	21308	10654	0	0	0	0
1,30	5 Canons-3 IR 550, IR8500, 400S	IOS Capital	6/06	5891	70692	70692	70692	35346	0	0
2,23	Nissan forklift	BB&T Leasing	8/04	357	4284	2856	0	0	0	0
1,30	Canon IR 2200	IOS Capital	3/07	231	2772	2772	2772	2772	693	0
2,23	Docucolor 12 SN	Xerox	6/05	664	7968	7968	3984	0	0	0
2,23	Imation MPS SN	Xerox	6/05	823	9876	9876	4938	0	0	0
2,29	Warehouse-Virginia	Hilldrup Properties	Month to month	5388	66456	0	0	0	0	0
2,29	Office-Batavia, IL	SB&D Enterprises	6/03	425	2550	0	0	0	0	0
2,29	Office-Palatine, IL	Aegis Palatine	Month to month	682	8760	0	0	0	0	0
	Totals			84739	1005470	571444	537834	493566	456141	317549

The Sheridan Press

LEASES

State of Ops
Page, Line	Description	Lessor	Expiration	Monthly payment	2003	2004	2005	2006	2007	2008	2009

	Operating Leases
2,23	2 Yale forklifts	Yale Financial Services	3/06	659	7908	7908	7908	1977	0	0	0
2,23	Yale forklift w/ paper roll clamp	Yale Financial Services	10/06	780	9360	9360	9360	7800	0	0	0
2,23	Yale forklift w/ paper roll clamp	Yale Financial Services	10/05	782	9384	9384	7820	0	0	0	0
2,29	Warehouse space	L & H Trucking Co.	12/04	13958	167496	172500	0	0	0	0	0
2,23	Storage array	Technology Credit Corp	4/04	4099	49188	16396	0	0	0	0	0
2,23	Man Roland (printing press)	Fifth Third Leasing	9/07	16621	199452	199452	199452	199452	149589	0	0
2,23	Galileo platesetter	Agfa Finance	2/04	10130	121560	20260	0	0	0	0	0
2,23	Kolbus binder	GE Capital	5/08	19517	234204	234204	234204	234204	234204	97585	0
2,23	Micro scanner (Fujitsu F50-billing)	Phillips Group	10/05	229	2748	2748	2290	0	0	0	0
2,23	Minolta copier(Di750-Composition)	Minolta Financial	5/04	1258	15096	6290	0	0	0	0	0
2,23	Minolta copiers(3 Di350s,Di620,Di520)	Minolta Financial	6/03	2907	17442	0	0	0	0	0	0
	Totals			70940	833838	678502	461034	443433	383793	97585	0

	Capital Lease
	Man Roland 6 color press	Man Capital Corporation	5/09	27008	324100	324100	324100	324100	324100	324100	135041

Schedule 9.1

EXCHANGING SELLERS; ROLLOVER AMOUNTS

The Sheridan Group

Stockholder	Equity Rollover
David C. Hewitt	$600,000
John A. Saxton (IRA)	$1,500,000
G. Paul Bozuwa	$300,000
J.M. Dryden Hall	$100,000
Gary T. DiCamillo	$300,000
George A. Whaling	$306,464
J. Kenneth Garner	$22,649
Joan B. Weisman	$16,178
Robert M. Jakobe	$29,391
Patricia A. Stricker	$16,178
Douglas R. Ehmann	$48,534
Craig H. Deery	$23,792

Total	$3,263,156

Schedule 9.2

TANGIBLE NET WORTH CALCULATION

See Attachment 9.2-A.

Schedule 9.3

BONUSES

Transaction
Participant	Bonus
($)
John A. Saxton	198,396
Robert M. Jakobe	79,358
Joan B. Weisman	79,358
J. Kenneth Garner	79,358
David C. Hewitt	79,358
G. Paul Bozuwa	79,358
Patricia A. Stricker	79,081
Doug R. Ehmann	39,679
Gary J. Kittredge	39,679
Christopher M. Azbill	27,775
Wayne M. Peterson	27,775
William P. Walters	23,808
J. Dennis Smith	23,808
Edward H. Hartman	23,808
James W. Stirling	23,808
Robert M. Moore	23,808
Christopher P. Benyovszky	23,808
Arthur R. Myers	23,808
Michael J. Sartorelli	23,808
David T. Merchant	23,808
Jennifer A. Bedell	23,808

TOTAL	1,047,253

Schedule 11

EXCLUSIVE DEALING; TRANSFER

The Sheridan Investment Group, Inc., a corporation controlled by R. Champlin Sheridan intends to transfer 9,165 shares of its Class A Common Stock to R. Champlin Sheridan who in turn will transfer all such shares to Johns Hopkins University as a charitable gift.

Schedule 12.1

ENVIRONMENTAL MATTERS

Site Location	Issue
Hanover, Pennsylvania	Wastewater pits/ sumps

Potential liability for environmental conditions or violations associated with the past and present use of, and Releases from, the below-grade concrete pits/sumps site which were historically used to treat film and plate developing materials and to which process-related wastewater is currently discharged prior to discharge to the municipal sewer (as identified in Section III of ENVIRON’s draft Phase I and Environmental Site Assessment for the Hanover PA site, dated July 2003).

Ann Arbor, Michigan	Former septic system, former USTs and regional ground water contamination

Potential liability for environmental conditions or violations associated with (i) the use of and Releases from the former septic system and any soil and groundwater impacts therefrom (including, but not limited to, those detected in the 1997 sampling performed by ENSR which included TPH, arsenic, cadmium, silver, barium, chromium, and lead in soil and arsenic, lead, vinyl chloride, and 2 dichloroethane in groundwater); (ii)  the use of and Releases from the former UST system including the chromium contamination as discovered in 1990 in the vicinity of the former USTs; and (iii) the Company’s or the property’s contribution or alleged contribution to the regional ground water contamination known as the Staebler Road Groundwater Contamination (SRGC), as each of the above are identified in Section VII of ENVIRON’s draft Phase I and Environmental Site Assessment for the Ann Arbor MI site, dated July 2003.

Berlin, Vermont	Historical soil and ground water contamination

Potential liability for or environmental conditions or violations associated with past use of or Releases from the drywells and former septic systems located at the northern and southern portions of the site, as identified in Section V of ENVIRON’s draft Phase I and Environmental Site Assessment for the Berlin, VT site, dated July 2003.